                                                                  EXECUTION COPY

                                 $1,077,500,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of July 31, 2006

                                      among

                          LAIDLAW INTERNATIONAL, INC.,
                              LAIDLAW TRANSIT LTD.

                                       and

                      GREYHOUND CANADA TRANSPORTATION CORP.
                                  as Borrowers

                                       and

                            THE LENDERS PARTY HERETO

                                       and

                               UBS SECURITIES LLC
                              as Syndication Agent

                                       and

                          CITICORP NORTH AMERICA, INC.
                  as Administrative Agent and Collateral Agent

                                       and

                       MORGAN STANLEY SENIOR FUNDING, INC.
                             as Documentation Agent

                                       and

      CITIGROUP GLOBAL MARKETS INC., UBS SECURITIES LLC AND MORGAN STANLEY
                              SENIOR FUNDING, INC.
             as Joint Lead Arrangers and Joint Book-Running Managers

                                TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----
                                ARTICLE I

                     DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms......................................      1
SECTION 1.02. Computation of Time Periods; Other Definitional
              Provisions.................................................     36
SECTION 1.03. Accounting Terms...........................................     36
SECTION 1.04. Currency Equivalents Generally.............................     37

                                ARTICLE II

                    AMOUNTS AND TERMS OF THE ADVANCES
                        AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances and the Letters of Credit.....................     37
SECTION 2.02. Making the Advances........................................     40
SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of
              Credit.....................................................     43
SECTION 2.04. Repayment of Advances......................................     45
SECTION 2.05. Incremental Term Loan Commitments..........................     49
SECTION 2.06. Termination or Reduction of the Commitments................     50
SECTION 2.07. Prepayments................................................     51
SECTION 2.08. Interest...................................................     52
SECTION 2.09. Fees.......................................................     54
SECTION 2.10. Conversion of Advances.....................................     55
SECTION 2.11. Increased Costs, Etc.......................................     56
SECTION 2.12. Payments and Computations..................................     58
SECTION 2.13. Taxes......................................................     60
SECTION 2.14. Sharing of Payments, Etc...................................     63
SECTION 2.15. Use of Proceeds............................................     64
SECTION 2.16. Defaulting Lenders.........................................     64
SECTION 2.17. Evidence of Debt...........................................     66
SECTION 2.18. Drawings of Bankers' Acceptances and Notional Bankers'
              Acceptances................................................     67
SECTION 2.19. Renewal and Conversion of Bankers' Acceptances.............     69
SECTION 2.20. L/C Collateral Accounts....................................     72

                               ARTICLE III

                        CONDITIONS OF LENDING AND
                      ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01. Conditions Precedent to the Amendment and Restatement of
              the Existing Credit Agreement and the Initial Extension of
              Credit.....................................................     72
SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and
              Renewal....................................................     76
SECTION 3.03. Determinations Under Section 3.01..........................     77

                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower.............     77

                                ARTICLE V

                        COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants......................................     82
SECTION 5.02. Negative Covenants.........................................     87
SECTION 5.03. Reporting Requirements.....................................     97
SECTION 5.04. Financial Covenants........................................     99

                                ARTICLE VI

                            EVENTS OF DEFAULT

SECTION 6.01. Events of Default..........................................     99
SECTION 6.02. Actions in Respect of the Letters of Credit, Bankers'
              Acceptances BA Equivalent Advances upon Default............    102

                               ARTICLE VII

                                THE AGENTS

SECTION 7.01. Authorization and Action...................................    103
SECTION 7.02. Agents' Reliance, Etc......................................    104
SECTION 7.03. CNAI, UBSS, Morgan Stanley and Affiliates..................    105
SECTION 7.04. Lender Party Credit Decision...............................    105
SECTION 7.05. Indemnification............................................    105
SECTION 7.06. Successor Agents...........................................    106

                               ARTICLE VIII

                              MISCELLANEOUS

SECTION 8.01. Amendments, Etc............................................    107
SECTION 8.02. Notices, Etc...............................................    108
SECTION 8.03. No Waiver; Remedies........................................    109
SECTION 8.04. Costs and Expenses.........................................    110
SECTION 8.05. Right of Set-off...........................................    111
SECTION 8.06. Binding Effect.............................................    111
SECTION 8.07. Assignments and Participations.............................    112
SECTION 8.08. Execution in Counterparts..................................    115
SECTION 8.09. No Liability of the Issuing Banks..........................    115
SECTION 8.10. Confidentiality............................................    115
SECTION 8.11. Release of Guaranties......................................    116
SECTION 8.12. Release of Collateral......................................    116
SECTION 8.13. Replacement of Lenders.....................................    116

SECTION 8.14. Amendments Affecting Term B Lenders and Canadian Term B
              Lenders....................................................    117
SECTION 8.15. Patriot Act Notice.........................................    117
SECTION 8.16. Jurisdiction, Etc..........................................    118
SECTION 8.17. Judgment Currency..........................................    118
SECTION 8.18. Governing Law..............................................    119
SECTION 8.19. Limitation.................................................    119
SECTION 8.20. Waiver of Jury Trial.......................................    119

SCHEDULES

Schedule I       - Commitments and Applicable Lending Offices
Schedule II      - US Subsidiary Guarantors and Canadian Subsidiary Guarantors
Schedule III     - Excluded Subsidiaries
Schedule 2.01(f) - Existing Letters of Credit
Schedule 4.01(b) - Subsidiaries
Schedule 4.01(n) - Plans and Multiemployer Plans
Schedule 4.01(o) - Environmental Disclosure
Schedule 4.01(p) - Open Years; Unpaid Tax Liabilities; Adjusted Tax Basis
Schedule 4.01(q) - Surviving Debt
Schedule 4.01(r) - Liens
Schedule 4.01(s) - Investments
Schedule 4.01(t) - Material Contracts
Schedule 4.01(v) - Immaterial Subsidiaries
Schedule 5.01(j) - Canadian Registrations Requiring Estoppels

EXHIBITS

Exhibit A-1   - Form of Amended and Restated US Revolving Credit Note
Exhibit A-2   - Form of Amended and Restated Canadian Revolving Credit Note
Exhibit A-3   - Form of Amended and Restated Term A Note
Exhibit A-4   - Form of Term B Note/Canadian Term B Note
Exhibit B-1   - Form of Notice of Borrowing
Exhibit B-2   - Form of Notice of Drawing
Exhibit C-1   - Form of US Security Agreement
Exhibit C-2   - Form of Canadian Security Agreement
Exhibit C-3   - Form of Hypothec
Exhibit D     - Form of Assignment and Acceptance
Exhibit E-1   - Form of Amended and Restated US Subsidiary Guaranty
Exhibit E-1-A - Form of US Subsidiary Guaranty Reaffirmation
Exhibit E-2   - Form of Amended and Restated Canadian Subsidiary Guaranty
Exhibit E-2-A - Form of Canadian Subsidiary Guaranty Reaffirmation
Exhibit E-3   - Form of Parent Guaranty Reaffirmation
Exhibit F-1   - Form of Solvency Certificate for each Borrower
Exhibit F-2   - Form of Solvency Certificate for the Loan Parties
Exhibit G-1   - Form of Opinion of Latham & Watkins LLP
Exhibit G-2   - Form of Opinions of Goodmans LLP, BCF S.E.N.C.R.L./LLP and
                Fraser Milner Casgrain LLP

                      AMENDED AND RESTATED CREDIT AGREEMENT

          AMENDED AND RESTATED CREDIT AGREEMENT (this "AGREEMENT") dated as of July 31, 2006 among Laidlaw International, Inc., a Delaware corporation (the "US BORROWER"), Laidlaw Transit Ltd., an Ontario corporation ("LAIDLAW TRANSIT") and Greyhound Canada Transportation Corp., an Ontario corporation ("GREYHOUND CANADA" and together with Laidlaw Transit, the "CANADIAN BORROWERS" and, together with the US Borrower, the "BORROWERS"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the initial lenders (the "INITIAL LENDERS"), the Issuing Banks (as hereinafter defined), the Canadian Issuing Banks (as hereinafter defined), the Swing Line Bank (as hereinafter defined), each other lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), UBS Securities LLC ("UBSS"), as syndication agent (the "SYNDICATION AGENT"), Morgan Stanley Senior Funding, Inc. ("MORGAN STANLEY"), as documentation agent (the "DOCUMENTATION AGENT"), Citicorp North America, Inc. ("CNAI"), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the "COLLATERAL AGENT") and administrative agent (together with any successor administrative agent or any Sub-Agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT" and, together with the Collateral Agent, the "AGENTS") for the Lender Parties (as hereinafter defined) and Citigroup Global Markets Inc., UBSS and Morgan Stanley, as Joint Lead Arrangers and Joint Book-Running Managers.

PRELIMINARY STATEMENTS:

          (1) The Borrowers are party to a Credit Agreement dated as of June 30, 2005 (the "EXISTING CREDIT AGREEMENT") with the lenders from time to time party thereto and CNAI as administrative agent.

          (2) The Borrowers desire to amend and restate the Existing Credit Agreement as hereinafter set forth to, among other things, provide for $500,000,000 of term B loans to fund the Stock Repurchase (as hereinafter defined), to pay transaction fees and expenses related thereto, to provide working capital for the Borrowers and their Subsidiaries, to fund the repatriation of cash from the Canadian Borrowers to the US Borrower and for other general corporate purposes.

          (3) The Lender Parties have indicated their willingness to amend and restate the Existing Credit Agreement and to agree to lend such amounts on the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree to amend and restate the Existing Credit Agreement as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

          "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Citibank, N.A. at its office at 388 Greenwich Street, New York, New York 10013, Account No. 36852248, Account Name: Agency/Medium Term Finance, Reference:
     Laidlaw, Attn: Loan Administration Dept, or such other account as the Administrative Agent shall specify in writing to the Lender Parties.

          "ADVANCE" means a Term A Advance, a Term B Advance, a Canadian Term B Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

          "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

          "AGENTS" has the meaning specified in the recital of parties to this Agreement.

          "AGREEMENT VALUE" means, for all Hedge Agreements with a particular counterparty, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement);
     (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement reasonably determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement reasonably determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement, net, in each case, of any unrealized gains in respect of all such Hedge Agreements in favor of the relevant Loan Party or Subsidiaries for which the applicable counterparty is liable; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

          "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance, such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance, and such Lender's Canadian Lending Office in the case of a Canadian Advance.

          "APPLICABLE MARGIN" means, as of any date, with respect to the Term A Advances, Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                                                             BANKERS'
                                                         ACCEPTANCES AND
   PUBLIC DEBT RATING     BASE RATE   EURODOLLAR RATE   NOTIONAL BANKERS'   CANADIAN
      S&P/MOODY'S          ADVANCES       ADVANCES         ACCEPTANCES      ADVANCES
-----------------------   ---------   ---------------   -----------------   --------
Level I
BBB+ and Baa1 or higher         0%          0.60%              0.60%             0%
Level II
BBB and Baa2                    0%          0.75%              0.75%             0%
Level III
BBB- and Baa3                   0%         0.875%             0.875%             0%
Level IV
BB+ and Ba1                  0.25%          1.25%              1.25%          0.25%
Level V
BB and Ba2                   0.75%          1.75%              1.75%          0.75%
Level VI
BB- and Ba3 or lower          1.0%           2.0%               2.0%           1.0%

     ; and with respect to Term B Advances and Canadian Term B Advances, 1.75% per annum for Eurodollar Rate Advances and 0.75% per annum for Base Rate Advances.

          "APPLICABLE PERCENTAGE" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

   PUBLIC DEBT RATING     APPLICABLE
      S&P/MOODY'S         PERCENTAGE
-----------------------   ----------
Level I                       0.10%
BBB+ and Baa1 or higher
Level II                     0.125%
BBB and Baa2
Level III                     0.20%
BBB- and Baa3
Level IV                     0.375%
BB+ and Ba1
Level V                       0.50%
BB and Ba2
Level VI                      0.50%
BB- and Ba3 or lower

          "APPROPRIATE LENDER" means, at any time, with respect to (a) any of the Term A Facility, the Term B Facility, the Canadian Term B Facility, the Incremental Term Facility, the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) the US Revolving Letter of Credit Facility, (i) any US Revolving Issuing Bank and
     (ii) if the other

     US Revolving Credit Lenders have made Revolving Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other US Revolving Credit Lender, (c) the Canadian Letter of Credit Facility, (i) any Canadian Issuing Bank and (ii) if the other Revolving Credit Lenders have purchased Revolving Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender, (d) the Canadian Subfacility, (i) any Canadian Lender and (ii) if the other US Revolving Credit Lenders have purchased Canadian Revolving Credit Advances pursuant to Section 2.02(c) that are outstanding at such time, each such other US Revolving Credit Lender, and
     (e) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other US Revolving Credit Lenders have made Swing Line Advances pursuant to
     Section 2.01(d) that are outstanding at such time, each such other US Revolving Credit Lender.

          "APPROVED FUND" means any Fund that is administered or managed by (i) a Lender Party, (ii) an Affiliate of a Lender Party or (iii) an entity or an Affiliate of an entity that administers or manages a Lender Party.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee (with the consent of any party whose consent is required by Section 8.07 or by the definition of "Eligible Assignee"), and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit D hereto or any other form approved by the Administrative Agent.

          "ATTORNEY" has the meaning specified in Section 7.01(e).

          "AVAILABLE AMOUNT" of any Revolving Letter of Credit, at any time, the maximum amount available to be drawn under such Revolving Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "BA COLLATERAL" means all funds and financial assets from time to time credited to the BA Collateral Account (including, without limitation, all Cash Equivalents), all interest, dividends, distributions, cash, instruments, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and in each case, proceeds thereof and interest and earnings thereon, and all certificates and instruments, if any, from time to time representing or evidencing the BA Collateral Account.

          "BA COLLATERAL ACCOUNT" means the collateral deposit account, Account No. 2/210087/008 that the Canadian Borrowers have opened with Citibank Canada at its office at 123 Front Street, West, Toronto, Ontario in the name of the Sub-Agent and under the sole control and dominion of the Sub-Agent and subject to the terms of this Agreement.

          "BA EQUIVALENT ADVANCE" has the meaning specified in Section 2.18(a) and includes any outstanding "BA Equivalent Advance" accepted under the Existing Credit Agreement.

          "BA LENDER" means any Canadian Lender that is a bank chartered under the Bank Act (Canada) and which stamps and accepts bankers' acceptances.

          "BA LENDING OFFICE" means, with respect to each BA Lender, the office of such Lender set forth as its "BA Lending Office" opposite its name on
     Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a lender or such other office of such Lender in

     Canada as such Lender may from time to time specify to the Canadian Borrowers and the Administrative Agent for such purpose.

          "BA RATE" means:

               (a) for each Schedule I Lender, and in respect of each Notional Bankers' Acceptance, the average rate (calculated on an annual basis of a year of 365 days and rounded up to the nearest multiple of 1/4 of 1%, if such average is not such a multiple) for Canadian Dollar bankers' acceptances having a comparable term that appears on the Reuters Screen CDOR Page (or such other page as is a replacement page for such bankers' acceptances) at 10:00 A.M. (Toronto time) or, if such rate is not available at such time, the applicable discount rate in respect of such Bankers' Acceptances or Notional Bankers' Acceptances shall be the discount rate (calculated on an annual basis of 365 days), quoted by the Sub-Agent at 9:30 A.M. (Toronto time) on the date of such Drawing as the discount rate at which the Sub-Agent would purchase, on such date, its own bankers' acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers' Acceptances and Notional Bankers' Acceptances to be acquired by such Canadian Lender as part of such Drawing; and

               (b) for each Schedule II Lender and Schedule III Lender, the lesser of (i) the discount rate of such Lender for Canadian Dollar bankers' acceptances having a comparable term determined in accordance with its normal practice at or about 10:00 A.M. (Toronto time) on the date of issue and acceptance of such Bankers' Acceptances, and (ii) the average rate determined by the Sub-Agent pursuant to (a) plus 0.1%.

          "BANK ACT (CANADA)" means the Bank Act (Canada) as the same may from time to time be in effect.

          "BANKERS' ACCEPTANCE" has the meaning specified in Section 2.01(e) and includes any outstanding "Bankers' Acceptance" made under the Existing Credit Agreement.

          "BANKRUPTCY LAW" means any proceeding of the type referred to in
     Section 6.01(g) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

          "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

          (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank's base rate;

          (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 365 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month US Dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring US Dollar deposits of Citibank in the United States; and

          (c) 1/2 of 1% per annum above the Federal Funds Rate.

          "BASE RATE ADVANCE" means a US Revolving Credit Advance, a Term A Advance, a Term B Advance, a Canadian Term B Advance and a Revolving Letter of Credit Advance or an Incremental Term Advance that bears interest as provided in Section 2.08(a)(i).

          "BORROWERS" has the meaning specified in the recital of parties to this Agreement.

          "BORROWER'S ACCOUNT" means (i) with respect to the US Borrower, the account of such Borrower maintained by such Borrower with JPMorgan Chase Bank, N.A. at its office at New York, N.Y., Account No. 648171684, ABA No. 021000021, Account Name: Laidlaw International, Inc., or such other account as such Borrower shall specify in writing to the Administrative Agent and
     (ii) with respect to the Canadian Borrowers, the accounts of such Borrowers maintained by such Borrowers with Canadian Imperial Bank of Commerce at its office at Toronto, Canada, Account No. 01-01613 (with respect to Laidlaw Transit) and with Royal Bank of Canada-Calgary, Alberta at its office at Calgary, Canada Account No. 000-009-1, Transit No. 00009 (with respect to Greyhound Canada), or such other account as such Canadian Borrower shall specify in writing to the Administrative Agent.

          "BORROWING" means a Term A Borrowing, a Term B Borrowing, a Canadian Term B Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

          "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City or Toronto, Canada and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "CANADIAN ADVANCES" has the meaning specified in Section 2.01(c) and includes any outstanding "Canadian Advances" made under the Existing Credit Agreement.

          "CANADIAN AFFILIATE" means an Affiliate that is resident in Canada for purposes of the Income Tax Act (Canada).

          "CANADIAN BORROWERS" has the meaning specified in the recital of parties to this Agreement.

          "CANADIAN BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in Toronto, Ontario, Canada.

          "CANADIAN DOLLARS" and "CN$" each means lawful money of Canada.

          "CANADIAN INTERBANK RATE" means the interest rate, expressed as a percentage per annum, which is customarily used by the Sub-Agent when calculating interest due by it or owing to it arising from or in connection with correction of errors between it and other Canadian chartered banks.

          "CANADIAN ISSUING BANK" means the "Initial Canadian Issuing Bank" under the Existing Credit Agreement and any Eligible Assignee to which the Canadian Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Canadian Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Canadian Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Canadian Issuing Bank or Eligible Assignee, as the case may be, shall have a Canadian Letter of Credit Commitment.

          "CANADIAN L/C COLLATERAL" means all funds and financial assets from time to time credited to the Canadian L/C Collateral Account (including, without limitation, all Cash Equivalents), all interest, dividends, distributions, cash, instruments, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and in each case, proceeds thereof and interest and earnings thereon, and all certificates and instruments, if any, from time to time representing or evidencing the Canadian L/C Collateral Account.

          "CANADIAN L/C COLLATERAL ACCOUNT" means the collateral deposit account, Account No. 2/210087/016 that the Canadian Borrowers have opened with Citibank Canada at its office at 123 Front Street, West, Toronto, Ontario in the name of the Sub-Agent and under the sole control and dominion of the Sub-Agent and subject to the terms of this Agreement.

          "CANADIAN L/C DISBURSEMENT" shall mean a payment or disbursement made by any Canadian Issuing Bank pursuant to a Canadian Letter of Credit.

          "CANADIAN LENDER" means any Lender listed on the signature pages hereof as a Canadian Lender each of which is resident in Canada for purposes of the Income Tax Act (Canada).

          "CANADIAN LENDING OFFICE" means with respect to any Canadian Lender, the office of such Canadian Lender specified as its Canadian Lending Office opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Canadian Lender, or such other Canadian office of such Canadian Lender as such Canadian Lender may from time to time specify to the US Borrower and the Administrative Agent.

          "CANADIAN LETTER OF CREDIT ADVANCE" means an advance made by any Canadian Issuing Bank or any US Revolving Credit Lender pursuant to Section 2.03(c) and includes any outstanding "Canadian Letter of Credit Advance" made under the Existing Credit Agreement.

          "CANADIAN LETTER OF CREDIT COMMITMENT" means, with respect to any Canadian Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

          "CANADIAN LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Canadian Issuing Banks' Canadian Letter of Credit Commitments at such time and (b) U.S.$20,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

          "CANADIAN LETTERS OF CREDIT" has the meaning specified in Section 2.01(f).

          "CANADIAN LOAN PARTY" means each Loan Party resident in Canada for purposes of the Income Tax Act (Canada).

          "CANADIAN PRIME RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by the Sub-Agent in Toronto, Canada from time to time as its prime rate for determining rates of interest on commercial loans in Canadian Dollars made by it in Canada; and

               (b) 3/4 of one percent per annum above the rate for 30-day Canadian Dollar bankers' acceptances that appears on the Reuters Screen CDOR Page (or any replacement page) as of 10:00 A.M. (Toronto, Ontario time) on the date of determination.

          "CANADIAN REVOLVING CREDIT ADVANCE" means Canadian Advances, Canadian Letter of Credit Advances, Bankers Acceptances, Notional Bankers' Acceptances and BA Equivalent Advances.

          "CANADIAN REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Canadian Revolving Credit Advances made by the Canadian Lenders.

          "CANADIAN REVOLVING CREDIT COMMITMENT" means, with respect to any Canadian Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Canadian Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

          "CANADIAN REVOLVING CREDIT NOTE" means a promissory note of a Canadian Borrower payable to the order of any Canadian Lender, in substantially the form of Exhibit A-2 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Canadian Revolving Credit Advances made by such Lender, as amended.

          "CANADIAN SECURITY AGREEMENT" has the meaning specified in Section 3.01(a)(ii).

          "CANADIAN SECURITY INTEREST" has the meaning specified in Section 2.20(c).

          "CANADIAN SUBFACILITY" means, at any time, an amount equal to the aggregate amount of the Canadian Lenders' Canadian Revolving Credit Commitments at such time.

          "CANADIAN SUBSIDIARY GUARANTORS" means the Canadian Subsidiaries of the US Borrower listed on Schedule II hereto and each other Canadian Subsidiary of the US Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

          "CANADIAN SUBSIDIARY GUARANTY" means the guaranty of the Canadian Subsidiary Guarantors referred to in Section 3.01(a)(xi) together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, modified or otherwise supplemented.

          "CANADIAN TERM B ADVANCE" means a term loan or term loans in US Dollars made pursuant to Section 2.01(h).

          "CANADIAN TERM B BORROWING" means a borrowing consisting of simultaneous Canadian Term B Advances of the same Type made by the Canadian Term B Lenders.

          "CANADIAN TERM B COMMITMENT" means, with respect to any Canadian Term B Lender at any time, the amount set forth opposite such Lender's name on
     Schedule I hereto under the caption "CANADIAN TERM B COMMITMENT" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "CANADIAN TERM B COMMITMENT", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

          "CANADIAN TERM B FACILITY" means, at any time, the aggregate amount of the Canadian Term B Lenders' Canadian Term B Commitments at such time, in an amount not to exceed $125,000,000.

          "CANADIAN TERM B LENDER" means any Lender (whether resident in Canada for purposes of the Income Tax Act (Canada) or organized under the laws of a political subdivision of the United States or other nation) that has a Canadian Term B Commitment.

          "CANADIAN TERM B NOTE" means a promissory note of a Canadian Borrower payable to the order of any Canadian Term B Lender, in substantially the form of Exhibit A-4 hereto, evidencing the indebtedness of such Canadian Borrower to such Lender resulting from the Canadian Term B Advance made or deemed made by such Lender to such Canadian Borrower, as amended.

          "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

          "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "CASH EQUIVALENTS" means any of the following, to the extent owned by the US Borrower or any of its Subsidiaries free and clear of all Liens and having a maturity of not greater than 360 days from the date of issuance:
     (a) readily marketable direct obligations of the

     Government of the United States or Canada or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States or Canada, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $500,000,000, (c) commercial paper in an aggregate amount of no more than $20,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P or (d) Investments, classified in accordance with GAAP as Current Assets of the US Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, that are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "CFC" means an entity that is a controlled foreign corporation under
     Section 957 of the Internal Revenue Code.

          "CGMI" means Citigroup Global Markets Inc.

          "CHANGE OF CONTROL" means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the US Borrower (or other securities convertible into such Voting Interests) representing 40% or more of the combined voting power of all Voting Interests of the US Borrower; or
     (b) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the US Borrower; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the US Borrower or control over Voting Interests of the US Borrower (or other securities convertible into such Voting Interests) representing 40% or more of the combined voting power of all Voting Interests of the US Borrower.

          "CITIBANK" means Citibank, N.A.

          "CLOSING DATE" means the Effective Date.

          "CNAI" has the meaning specified in the recital of parties to this Agreement.

          "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement.

          "COLLATERAL AGENT'S OFFICE" means, with respect to the Collateral Agent or any successor Collateral Agent, the office of such Agent as such Agent may from time to time specify to the Borrower and the Administrative Agent.

          "COLLATERAL DOCUMENTS" means the Security Agreement, the Hypothec, each of the collateral documents, instruments and agreements delivered pursuant to Section 5.01(j), and each other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "COMMITMENT" means a Term A Commitment, a Term B Commitment, a Canadian Term B Commitment, a Revolving Credit Commitment, a Letter of Credit Commitment or an Incremental Term Commitment.

          "COMMON STOCK" means the outstanding shares of common stock of the US Borrower.

          "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to any Agent or any Lender Party designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender Party of its obligations hereunder or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties that is not, to the best of such Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with a Loan Party.

          "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

          "CONSOLIDATED TANGIBLE ASSETS" means the total assets of the US Borrower and its Subsidiaries calculated on a Consolidated basis minus any assets treated as intangible assets under GAAP.

          "CONTINGENT OBLIGATION" means, with respect to any Person and, without duplication, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection or standard contractual indemnities in the ordinary course of business or any warranties of deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

          "CONTINUING DIRECTORS" means the directors of the US Borrower on the Effective Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of the US Borrower is recommended by at least a majority of the then Continuing Directors.

          "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section
     2.10 or 2.11.

          "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

          "CUSTODIAN" has the meaning specified in Section 7.01(e).

          "DEBT" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than accrued expenses and trade payables not overdue by more than 90 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures, bankers' acceptances or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under banker acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Redeemable Equity Interests in such Person or any other Person valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations and Off-Balance Sheet Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

          "DEBT FOR BORROWED MONEY" of any Person means, at any date of determination, (a) all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person and all Off-Balance Sheet Obligations of such Person at such date and (b) all Obligations under bankers' acceptance, letter of credit or similar facilities; provided that in no event shall Debt in respect of any bonding facility be considered to be "Debt for Borrowed Money" for any purpose hereunder. For purposes of calculating "Debt for Borrowed Money" at any time, the amount of Off-Balance Sheet Obligations shall be determined based on the principal amount of such Off-Balance Sheet Obligations calculated consistent with past practice or otherwise in a customary manner.

          "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.

          "DEFAULT INTEREST" has the meaning set forth in Section 2.08(b).

          "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to any Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(f) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.16(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

          "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to
     (a) any Canadian Lender pursuant to Section 2.02(c) to purchase a portion of a Canadian Revolving Credit Advance made by such Canadian Lender, (b) any Revolving Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by such Revolving Issuing Bank,
     (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.14 to purchase any participation in Advances owing to such other Lender Party, (e) any Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by such Swing Line Bank and (f) any Agent or any Issuing Bank pursuant to
     Section 7.05 to reimburse such Agent or such Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to
     Section 2.16(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

          "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(g).

          "DOCUMENTATION AGENT" has the meaning specified in the recital of parties to this Agreement.

          "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the US Borrower and the Administrative Agent.

          "DRAFT" means a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn in Canadian Dollars by a Canadian Borrower on any BA Lender, and which, except as otherwise provided herein, has not been completed or accepted by such Lender.

          "DRAWING" means the simultaneous (i) acceptance of Drafts and purchase of Bankers' Acceptances by the Canadian Lenders, in accordance with Section 2.18(a), and (ii) making of BA Equivalent Advances by Non-BA Lenders.

          "DRAWING PURCHASE PRICE" means, with respect to each Bankers' Acceptance to be purchased by any Canadian Lender at any time, the amount (adjusted to the nearest whole cent or, if there is no nearest whole cent, the next higher whole cent) obtained by dividing (i) the aggregate Face Amount of such Bankers' Acceptance, by (ii) the sum of (A) one and (B) the product of (1) the BA Rate in effect at such time (expressed as a decimal) multiplied by (2) a fraction the numerator of which is the number of days in the term to maturity of such Bankers' Acceptance and the denominator of which is 365 days.

          "EBITDA" means, at any date of determination, the sum, determined on a Consolidated basis, of (a) net income (or net loss), (b) Interest Expense,
     (c) income tax expense (or income tax recovery) including, without duplication and to the extent included in GAAP, any foreign withholding taxes, single business or unitary taxes or other similar state taxes, (d) depreciation expense, (e) amortization expense, (f) any other non-cash extraordinary items reducing net income, (g) losses from the disposition or non-cash impairment of property and equipment and other long-term assets dispositions, (h) non-cash charges relating to foreign currency losses, (i) non-recurring expenses (including, legal and other professional fees, refinancing costs and call and premium tender expenses) incurred in connection with the Transaction, (j) losses on discontinued operations and losses on disposals of discontinued operations, (k) costs, fees, charges, expenses and any one time payments made related to any Investments permitted under Section 5.02(e), dispositions of assets, and mergers, dissolutions, liquidations, sales or consolidations permitted under Section 5.02(d) (provided that such costs, fees, charges, expenses and any one time payments shall not exceed $10,000,000 in the aggregate in any Fiscal Year) and (l) any costs or expenses for which the US Borrower or any of its Subsidiaries have been indemnified or reimbursed, less the sum of (i) all non-cash extraordinary items increasing net income, (ii) gains from the disposition of property and equipment and other long-term assets, in each case of the US Borrower and its Subsidiaries, and only to the extent included in the calculation of net income, determined in accordance with GAAP for the most recently completed Measurement Period, (iii) non-cash charges relating to foreign currency gains, (iv) gains on discontinued operations and gains on disposals of discontinued operations, (v) the sum of (A) interest income and (B) extraordinary income or gains (as defined in GAAP); provided, that (i) each item listed in clauses (b) through (l) above and clauses (i) through (v) above shall only be added or subtracted, as applicable, to net income (or net loss) to the extent taken into account in determining net income (or net loss), (ii) non-operating income and income tax recovery shall be excluded from EBITDA to the extent included therein,
     (iii) the net income of any Subsidiary shall be excluded from EBITDA to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary from such net income is not at the time permitted by the terms of its charter or by-laws or any judgment, decree, order, law, statute, role, regulation, agreement, indenture or other instrument that is binding on such Subsidiary, (iv) the income or loss of any Person (other than consolidated Subsidiaries of the US Borrower) in which any other Person (other than the US Borrower or any of its Subsidiaries) has a joint interest shall be excluded from

     EBITDA, except to the extent of the amount of dividends or other distributions actually paid to the US Borrower or any of its Subsidiaries by such Person during the most recently completed Measurement Period and
     (v) to the extent the determination of EBITDA in accordance with the foregoing includes amounts attributable to minority interests in non-wholly owned Subsidiaries of the US Borrower, EBITDA shall be reduced by amounts attributable to such minority interests. For the purposes of calculating EBITDA for any Measurement Period for purposes of determining the Leverage Ratio and the Interest Coverage Ratio, if during such Measurement Period any Borrower or any Subsidiary thereof shall have made any Investment permitted under Section 5.02(e) or shall have consummated any disposition of assets (whether or not such disposition occurred prior to or after the date hereof), EBITDA for such Measurement Period shall be calculated after giving pro forma effect thereto as if such Investment or disposition, as the case may be, occurred on the first day of such Measurement Period.

          "EFFECTIVE DATE" means the first date on which the conditions set forth in Section 3.01 shall have been satisfied.

          "ELIGIBLE ASSIGNEE" means (i) a Lender Party; (ii) an Affiliate of a Lender Party; (iii) an Approved Fund; and (iv) any other Person (other than any Person who is or whose Affiliates are primarily engaged in the transportation industry and is a direct competitor of any Loan Party) approved by the Administrative Agent and in the case of the Revolving Credit Facility, unless an Event of Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.07, the US Borrower, such approval, in each case, not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition; provided, further that, with respect to (x) any Canadian Revolving Credit Advances, (y) the Canadian Subfacility or (z) Canadian Revolving Credit Commitments, any Person that is not resident in Canada for purposes of the Income Tax Act (Canada) or any Person that is not authorized to carry on business in Canada pursuant to the Bank Act (Canada) or other applicable legislation shall not qualify as an Eligible Assignee under this definition.

          "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "ENVIRONMENTAL DEED RESTRICTION" means any document recorded pursuant to any Environmental Law against any property owned by the Loan Parties or any of their Subsidiaries which materially restricts the use or occupation of such property, or materially restricts the ownership or transfer of such property.

          "ENVIRONMENTAL LAW" means any federal, state, provincial, local, municipal or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources applicable to the operations of any Loan Party, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

          "EQUIVALENT" means (a) in US Dollars of Canadian Dollars on any date of determination, the equivalent in US Dollars of Canadian Dollars determined by reference to the rate of exchange quoted by Citibank in New York, New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in US Dollars with Canadian Dollars and (b) in Canadian Dollars of US Dollars on any date of determination, the equivalent in Canadian Dollars of US Dollars determined by reference to the rate of exchange quoted by Citibank in New York, New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Canadian Dollars with US Dollars.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings published thereunder.

          "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by regulations or the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in
     Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "ESCROW BANK" has the meaning specified in Section 2.16(c).

          "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the US Borrower and the Administrative Agent.

          "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in US Dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided, that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in US Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period); provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "EURODOLLAR RATE ADVANCE" means a US Revolving Credit Advance, a Term A Advance, a Term B Advance, a Canadian Term B Advance or an Incremental Term Advance that bears interest as provided in Section 2.08(a)(ii).

          "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

          "EXISTING CREDIT AGREEMENT" has the meaning specified in the Preliminary Statements.

          "EXISTING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before the occurrence of the Effective Date, including the Debt under the Existing Credit Agreement.

          "EXISTING LETTERS OF CREDIT" means the letters of credit issued under the Existing Credit Agreement and listed on Schedule 2.01(f) hereto.

          "FACE AMOUNT" means, with respect to any Bankers' Acceptance, the amount payable to the holder of such Bankers' Acceptance on its then existing Maturity Date, and, with respect to any Notional Bankers' Acceptance, means the theoretical amount that would be payable to the holder of such Notional Bankers' Acceptance on its then existing maturity date; in this Agreement, the Face Amount of an outstanding Notional Bankers' Acceptance shall mean an amount equal to the Face Amount of the Notional Bankers' Acceptance in respect of which a particular outstanding BA Equivalent Advance was made; in this Agreement, references to outstanding Notional Bankers' Acceptances shall be references to the outstanding BA Equivalent Advances made in respect of such Notional Bankers' Acceptances.

          "FACILITY" means the Term A Facility, the Term B Facility, the Canadian Term B Facility, the Revolving Credit Facility, the Canadian Subfacility, the Swing Line Facility, the US Revolving Letter of Credit Facility, the Canadian Letter of Credit Facility and the Incremental Term Facility.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FEE LETTERS" means (i) the fee letter dated May 27, 2005 among the US Borrower and the agents under the Existing Credit Agreement, CGMI, UBSS and UBS Loan Finance LLC, as amended, (ii) the agency fee letter dated June 2, 2005 between the US Borrower and the Administrative Agent, as amended,
     (iii) the fee letter dated July 6, 2006 among the US Borrower, the Agents, the Joint Lead Arrangers and UBS Loan Finance LLC, as amended, and (iv) the agency fee letter dated July 6, 2006 between the US Borrower and the Administrative Agent, as amended.

          "FISCAL YEAR" means a fiscal year of the US Borrower and its Consolidated Subsidiaries ending on August 31 in any calendar year.

          "FOREIGN DISREGARDED ENTITY" means an entity that, for U.S. Federal income tax purposes, is disregarded as separate from a CFC (i.e., treated directly or indirectly as a division of a CFC).

          "FUND" means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

          "GAAP" has the meaning specified in Section 1.03.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

          "GOVERNMENTAL AUTHORIZATION" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

          "GREYHOUND CANADA" has the meaning specified in the recital of parties to this Agreement.

          "GREYHOUND LAIDLAW FACILITY" means the Second Amended and Restated Loan and Security Agreement dated as of June 30, 2005 among Greyhound Lines, Inc. and the US Borrower.

          "GUARANTEED OBLIGATIONS" has the meaning specified in each of the US Subsidiary Guaranty, the Canadian Subsidiary Guaranty and the Parent Guaranty.

          "GUARANTORS" means the US Borrower (as guarantor under the Parent Guaranty), the US Subsidiary Guarantors and the Canadian Subsidiary Guarantors.

          "HAZARDOUS MATERIALS" means chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law including, without limitation, petroleum or petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas.

          "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, fuel hedging contracts and other hedging agreements.

          "HEDGE BANK" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Hedge Agreement with any Borrower that is required or permitted under Article V hereof.

          "HYPOTHEC" has the meaning specified in Section 3.01(a)(ii).

          "IMMATERIAL SUBSIDIARY" means any Subsidiary listed on Schedule 4.01(v) hereto and any Subsidiary formed or acquired after the date hereof that is designated in writing by the US Borrower as an "Immaterial Subsidiary"; provided that, at any time, the aggregate fair market value of the assets of all Immaterial Subsidiaries may not exceed $20,000,000 in the aggregate.

          "INCOME TAX ACT (CANADA)" means the Income Tax Act (Canada) as the same may from time to time be in effect.

          "INCREMENTAL TERM A ADVANCES" means term advances made by one or more Term A Lenders to the US Borrower pursuant to Section 2.01(a)(ii) in accordance with the relevant Incremental Term Loan Assumption Agreement.

          "INCREMENTAL TERM A COMMITMENT" means, at any time, the commitment of any Incremental Term A Lender, established pursuant to Section 2.05, to make Incremental Term A

     Advances to the US Borrower or if such Incremental Term A Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
     Section 8.07(d) as such Lender's "Incremental Term A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

          "INCREMENTAL TERM ADVANCES" means Incremental Term A Advances and Incremental Term B Advances.

          "INCREMENTAL TERM A FACILITY" means, at any time, the aggregate amount of the Incremental Term Lenders' Incremental Term A Commitments at such time.

          "INCREMENTAL TERM AMOUNT" means an aggregate amount up to $300,000,000.

          "INCREMENTAL TERM B ADVANCES" means term advances made by one or more Lenders to the US Borrower pursuant to Section 2.01(g)(ii) in accordance with the relevant Incremental Term Loan Assumption Agreement.

          "INCREMENTAL TERM B COMMITMENT" means, at any time, the commitment of any Incremental Term Lender, established pursuant to Section 2.05, to make Incremental Term B Advances to the US Borrower or if such Incremental Term B Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Incremental Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

          "INCREMENTAL TERM B FACILITY" means, at any time, the aggregate amount of the Incremental Term Lenders' Incremental Term B Commitments at such time.

          "INCREMENTAL TERM COMMITMENT" means an Incremental Term A Commitment or an Incremental Term B Commitment.

          "INCREMENTAL TERM FACILITY" means, at any time, the Incremental Term A Facility and the Incremental Term B Facility.

          "INCREMENTAL TERM LENDER" means a Lender with an Incremental Term Commitment or outstanding Incremental Term Advances.

          "INCREMENTAL TERM LOAN APPLICABLE MARGIN" has the meaning set forth in
     Section 2.05(b).

          "INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT" means an incremental term loan assumption agreement in form and substance reasonably satisfactory to the Administrative Agent and the US Borrower, among the US Borrower, the Administrative Agent and one or more Incremental Term Lenders.

          "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b).

          "INFORMATION MEMORANDUM" means the information memorandum dated July 2006 used by the Joint Lead Arrangers in connection with the syndication of the Commitments.

          "INITIAL BORROWING PERIOD" has the meaning specified in Section
     2.02(d).

          "INITIAL EXTENSION OF CREDIT" means the first to occur of the Term B Borrowing or the Canadian Term B Borrowing hereunder.

          "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

          "INITIAL PLEDGED DEBT" has the meaning specified in the Security Agreement or the Hypothec.

          "INITIAL PLEDGED EQUITY" has the meaning specified in the Security Agreement or the Hypothec.

          "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "INTEREST COVERAGE RATIO" means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) Interest Expense, in each case, of or by the US Borrower and its Subsidiaries for the most recently completed Measurement Period.

          "INTEREST EXPENSE" means, at any date of determination, the sum of (a) interest payable on, and amortization of debt discount and deferred finance costs in respect of, all Debt for Borrowed Money (including, without limitation, (i) bank and commitment fees, (ii) letter of credit fees and
     (iii) allocated interest expense of capital leases determined in accordance with GAAP) and (b) without duplication of (a) above, capitalized interest to the extent required to be capitalized under GAAP, in each case, of or by the US Borrower and its Subsidiaries for the most recently completed Measurement Period.

          "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one week or one, two, three or six months or, with the consent of the Appropriate Lenders, nine or twelve months, as the applicable Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (a) the applicable Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger, amalgamation or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or
     (j) of the definition of "DEBT" in respect of such Person.

          "ISSUING BANK" means a Revolving Issuing Bank.

          "JOINT LEAD ARRANGERS" means each of CGMI, UBSS and Morgan Stanley in their capacities as joint lead arrangers and joint book-running managers in connection with the Facility.

          "LAIDLAW TRANSIT" has the meaning specified in the recital of parties to this Agreement.

          "L/C COLLATERAL ACCOUNTS" means the US L/C Collateral Account and the Canadian L/C Collateral Account.

          "L/C DISBURSEMENT" means a US L/C Disbursement or a Canadian L/C Disbursement, as applicable.

          "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(e)(ii)(A).

          "LENDER PARTY" means any Lender, any Issuing Bank, the Swing Line Bank or any Canadian Lender.

          "LENDER REPRESENTATIVES" has the meaning specified in Section 8.10.

          "LENDERS" means the Initial Lenders, the "Lenders" under the Existing Credit Agreement and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

          "LETTER OF CREDIT ADVANCE" means a Canadian Letter of Credit Advance or a US Revolving Letter of Credit Advance.

          "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.03(a).

          "LETTER OF CREDIT COMMITMENT" means a Canadian Letter of Credit Commitment or a US Revolving Letter of Credit Commitment.

          "LETTER OF CREDIT FACILITY" means, collectively, the Canadian Letter of Credit Facility and the US Revolving Letter of Credit Facility.

          "LETTERS OF CREDIT" means the Canadian Letters of Credit and the US Revolving Letters of Credit.

          "LEVERAGE RATIO" means, at any date of determination, the ratio of Consolidated Debt for Borrowed Money of the US Borrower and its Subsidiaries as of the last day of the most recently completed Measurement Period to Consolidated EBITDA of the US Borrower and its Subsidiaries for the most recently completed Measurement Period.

          "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "LOAN DOCUMENTS" means (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Bankers' Acceptances, (v) the US Subsidiary Guaranty, (vi) the Canadian Subsidiary Guaranty, (vii) the Parent Guaranty,
     (viii) the Fee Letters, (ix) each Letter of Credit Agreement, (x) each Incremental Term Loan Assumption Agreement and (xi) each Hedge Agreement required or permitted under Article V that is entered into by and between any Borrower and any Hedge Bank, in each case as amended; provided, however, that the Fee Letters and the Hedge Agreements referred to in clause (xi) above shall not be considered Loan Documents for purposes of exercising acceleration rights under Section 6.01 or for purposes of
     Section 8.01.

          "LOAN PARTIES" means the Borrowers, the US Subsidiary Guarantors and the Canadian Subsidiary Guarantors.

          "MARGIN STOCK" has the meaning specified in Regulation U.

          "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, assets, operations, financial condition or material agreements of the US Borrower and its Subsidiaries, taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, financial condition or material agreements of the US Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

          "MATERIAL CONTRACT" means each agreement set forth on Schedule
     4.01(t).

          "MATURITY DATE" means, for each Bankers' Acceptance or BA Equivalent Loan comprising part of the same Drawing, the date on which the Face Amount for such Bankers' Acceptance or applicable Notional Bankers' Acceptance, as the case may be, becomes due and payable in accordance with the provisions set forth below, which shall be a Canadian Business Day occurring thirty, sixty or ninety days or, if available to all Canadian Lenders purchasing

     Bankers' Acceptances in connection with the applicable Drawing, one hundred and eighty days after the date on which such Bankers' Acceptance or Notional Bankers' Acceptance is created and purchased as part of any Drawing, as the Canadian Borrower may select upon notice received by the Administrative Agent not later than 11:00 a.m. (New York City time) on a Canadian Business Day at least two Canadian Business Days prior to the date on which such Bankers' Acceptance or Notional Bankers' Acceptance is to be accepted and purchased (whether as a new Drawing, by renewal or by Conversion); provided, however, that:

               (a) such Borrower may not select any Maturity Date for any Bankers' Acceptance or BA Equivalent Loan that occurs after the then scheduled Termination Date;

               (b) the Maturity Date for all Bankers' Acceptances and BA Equivalent Loans comprising part of the same Drawing shall occur on the same date; and

               (c) whenever the Maturity Date for any Bankers' Acceptance or BA Equivalent Loan would otherwise occur on a day other than a Canadian Business Day, such Maturity Date shall be extended to occur on the next succeeding Canadian Business Day.

          "MEASUREMENT PERIOD" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the US Borrower ending on or prior to such date, provided that for purposes of determining interest expense in connection with the calculation of any financial covenant or financial ratio for (w) the four fiscal quarters ended August 31, 2006, the amount of such item shall be equal to the annualized amount of the item for the period from the date of the Initial Extension of Credit through and including August 31, 2006, (x) the four fiscal quarters ended November 30, 2006, the amount of such item shall be equal to the amount of such item for the fiscal quarter ended November 30, 2006 multiplied by four, (y) the four fiscal quarters ended February 28, 2007, the amount of such item shall be equal to the amount of such item for the two fiscal quarters ended February 28, 2007 multiplied by two and (z) the four fiscal quarters ended May 31, 2007, the amount of such item shall be equal to the amount of such item for the three fiscal quarters ended May 31, 2007 multiplied by 4/3.

          "MOODY'S" means Moody's Investors Service, Inc.

          "MORGAN STANLEY" has the meaning specified in the recital of parties to this Agreement.

          "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, that is subject to ERISA and to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that is subject to ERISA and that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or
     (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "NON-BA LENDER" means a Canadian Lender that is not permitted by applicable law or by customary market practices to stamp, for purposes of subsequent sale, or accept, a Bankers' Acceptance.

          "NOTE" means a Term A Note, a Term B Note, a Canadian Term B Note or a Revolving Credit Note.

          "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

          "NOTICE OF DRAWING" has the meaning specified in Section 2.18(a).

          "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

          "NOTICE OF RENEWAL" has the meaning specified in Section 2.01(f)(iii).

          "NOTICE OF SWING LINE BORROWING" has the meaning specified in Section 2.02(b).

          "NOTICE OF TERMINATION" has the meaning specified in Section 2.01(f)(iii).

          "NOTIONAL BANKERS' ACCEPTANCE" has the meaning specified in Section 2.18(a) and includes any outstanding "Notional Bankers' Acceptance" made under the Existing Credit Agreement.

          "NPL" means the National Priorities List under CERCLA.

          "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(g). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, letter of credit commissions, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "OFF BALANCE SHEET OBLIGATION" means, with respect to any Person, any Obligation of such Person under a synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing classified as an operating lease in accordance with GAAP, if such Obligations would give rise to a claim against such Person in a proceeding referred to in Section 6.01(g); provided, however, that bus operating leases shall not be included in Off Balance Sheet Obligations to the extent that the lease expense related thereto is applied to reduce net income.

          "OPEN YEAR" has the meaning specified in Section 4.01(o)(iii).

          "OTHER TAXES" has the meaning specified in Section 2.13(b).

          "PATRIOT ACT" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

          "PARENT GUARANTY" means the guaranty of the US Borrower referred to in
     Section 3.01(a)(xii), as amended.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

          "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law (such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens) and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 60 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the value of the property of the Borrowers and their Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Borrowers and their Subsidiaries, taken as a whole; (c) pledges or deposits in the ordinary course of business to secure obligations under workers' compensation, unemployment insurance and other types of social security laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade and government contracts and leases (other than Debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), stay and customs bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) pledges or deposits of cash, cash equivalents or marketable securities required to secure the payment of incurred losses in respect of insurance programs (for captive insurance Subsidiaries), (f) Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers for insurance obtained in the ordinary course of business; (g) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(i) or securing appeal or other surety bonds related to such judgments and in respect of which the applicable Loan Party is in good faith prosecuting an appeal or proceedings for review in respect of which adequate reserves are being maintained in accordance with GAAP, (h) easements, rights of way, restrictions (including zoning restrictions, covenants, licenses, encroachments, protrusions and other similar charges) and other encumbrances on title to real property that do not render title to the property encumbered thereby materially unmarketable or materially adversely affect the use of such property for its present purposes; provided that (x) with respect to clauses (c), (d) and (f) above, such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings or orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien and (y) with respect to clauses (c), (d), (e) and (f) above, to the extent such Liens are not imposed by law, such Liens shall in no event encumber any property other than cash and Cash Equivalents which are the subject of such deposits.

          "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

          "PPSA" means, with respect to a particular Province of Canada, the Personal Property Security Act enacted in force in such Province from time to time or in respect of the Province of Quebec means the Register of Personal and Moveable Real Rights.

          "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

          "PRO RATA SHARE" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount multiplied by a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment or such Lender's Canadian Revolving Credit Commitment, as applicable, at such time (or, if the Commitments shall have been terminated pursuant to Section 2.06 or 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility or the Canadian Subfacility, if applicable, at such time (or, if the Commitments shall have been terminated pursuant to Section 2.06 or 6.01, the Revolving Credit Facility or the Canadian Subfacility, if applicable, as in effect immediately prior to such termination).

          "PUBLIC DEBT RATING" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, in respect of the Facilities. For purposes of the foregoing, (a) if neither S&P nor Moody's or only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level VI under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be; (b) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon (i) if such ratings are one ratings grade apart, the higher of such ratings and
     (ii) if such ratings are more than one ratings grade apart, the rating that is one grade higher than the lower rating; (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

          "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates prior to the Termination Date in respect of the Term A Facility, the Term B Facility or the Canadian Term B Facility, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder prior to the Termination Date.

          "REGISTER" has the meaning specified in Section 8.07(d).

          "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "RELATED DOCUMENTS" means the Tender Offer Documents and the Tax Agreement.

          "REQUIRED FINANCIAL INFORMATION" means, as of any date, the most recent financial statements required to be delivered to the Lender Parties pursuant to Section 5.03(b) or 5.03(c) on or prior to such date.

          "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the sum of, without duplication, (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances outstanding at such time and (d) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) such Lender's Pro Rata Share of the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances outstanding at such time and (D) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition,
     (a) the aggregate principal amount of US Revolving Letter of Credit Advances owing to any US Issuing Bank and of Swing Line Advances owing to any Swing Line Bank and the Available Amount of each US Letter of Credit shall be considered to be owed to the US Revolving Credit Lenders ratably in accordance with their respective US Revolving Credit Commitments and (b) the aggregate principal amount of Canadian Advances owing to any Canadian Lender, of Canadian Letter of Credit Advances owing to any Canadian Issuing Bank, the Available Amount of each Canadian Letter of Credit and the Aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances shall be considered, in each case, to be owed to the US Revolving Credit Lenders and to the Canadian Revolving Credit Lenders, as applicable, ratably in accordance with their respective Revolving Credit Commitments.

          "REQUIRED REVOLVING CREDIT LENDERS" means, at any time, Lenders (not including any Defaulting Lender) owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Revolving Credit Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances outstanding at such time, and (d) the aggregate Unused Revolving Credit Commitments at such time. For purposes of this definition, (i) the aggregate principal amount of US Revolving Letter of Credit Advances owing to any US Issuing Bank and of Swing Line Advances owing to any Swing Line Bank and the Available Amount of each US Letter of Credit shall be considered to be owed to the US Revolving Credit Lenders ratably in accordance with their respective US Revolving Credit Commitments and (ii) the aggregate principal amount of Canadian Revolving Credit Advances owing to any Canadian Lender, of Canadian Letter of Credit Advances owing to any Canadian Issuing Bank, the Available Amount of each Canadian Letter of Credit and the Aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances shall be considered, in each case, to be owed to the US Revolving Credit Lenders and to the Canadian Revolving Credit Lenders, as applicable, ratably in accordance with their respective US Revolving Credit Commitments.

          "REQUIRED TERM A LENDERS" means, at any time, Lenders (not including any Defaulting Lender) owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Term A Advances outstanding at such time and (b) the aggregate unused Term A Commitments at such time.

          "REQUIRED TERM A/REVOLVING CREDIT LENDERS" means, at any time, Lenders (not including any Defaulting Lender) owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Term A Advances outstanding at such time, (b) the aggregate principal amount of the Revolving Credit Advances outstanding at such time, (c) the aggregate Available Amount of all Letters of Credit outstanding at such time, (d) the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances outstanding at such time, and (e) the aggregate Unused Revolving Credit Commitments at such time. For purposes of this definition, (i) the aggregate principal amount of US Revolving Letter of Credit Advances owing to any US Issuing Bank and of Swing Line Advances owing to any Swing Line Bank and the Available Amount of each US Letter of Credit shall be considered to be owed to the US Revolving Credit Lenders ratably in accordance with their respective US Revolving Credit Commitments and (ii) the aggregate principal amount of Canadian Revolving Credit Advances owing to any Canadian Lender, of Canadian Letter of Credit Advances owing to any Canadian Issuing Bank, the Available Amount of each Canadian Letter of Credit and the Aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances shall be considered, in each case, to be owed to the US Revolving Credit Lenders and to the Canadian Revolving Credit Lenders, as applicable, ratably in accordance with their respective US Revolving Credit Commitments.

          "REQUIRED TERM B LENDERS" means, at any time, Lenders (not including any Defaulting Lender) owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Term B Advances and Canadian Term B Advances outstanding at such time and (b) the aggregate unused Term B Commitments and Canadian Term B Commitments at such time.

          "RESPONSIBLE OFFICER" means any officer of any Loan Party or any of its Subsidiaries.

          "REVOLVING CREDIT ADVANCE" means a US Revolving Credit Advance or a Canadian Revolving Credit Advance.

          "REVOLVING CREDIT BORROWING" means a US Revolving Credit Borrowing or a Canadian Revolving Credit Borrowing.

          "REVOLVING CREDIT COMMITMENT" means a US Revolving Credit Commitment or a Canadian Revolving Credit Commitment.

          "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the US Revolving Credit Lenders' US Revolving Credit Commitments at such time.

          "REVOLVING CREDIT LENDER" means any US Revolving Credit Lender or any Canadian Lender.

          "REVOLVING CREDIT NOTE" means a US Revolving Credit Note or a Canadian Revolving Credit Note.

          "REVOLVING ISSUING BANKS" means each "Initial US Revolving Issuing Bank" under the Existing Credit Agreement and any other US Revolving Credit Lender approved as a US Revolving Issuing Bank or a Canadian Issuing Bank by the Administrative Agent, and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as each such US Revolving Credit Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Revolving Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial US Revolving Issuing Bank, US Revolving Credit Lender or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

          "REVOLVING LETTER OF CREDIT" means a US Revolving Letter of Credit or a Canadian Letter of Credit.

          "REVOLVING LETTER OF CREDIT COMMITMENT" means a US Letter of Credit Commitment or a Canadian Letter of Credit Commitment.

          "S&P" means Standard & Poor's, a division of The McGraw Hill Companies, Inc.

          "SCHEDULE I LENDERS" shall mean, at any time, the Lenders that are listed in Schedule I to the Bank Act (Canada) at such time.

          "SCHEDULE II LENDERS" shall mean, at any time, the Lenders that are listed in Schedule II to the Bank Act (Canada) at such time.

          "SCHEDULE III LENDERS" shall mean, at any time, the Lenders that are listed in Schedule III to the Bank Act (Canada) at such time.

          "SECURED PARTIES" means the Agents, the Lender Parties and the Hedge Banks.

          "SECURITY AGREEMENT" means the Canadian Security Agreement, the Hypothec and the US Security Agreement.

          "SENIOR NOTES" means the 10-3/4% Senior Notes due 2011 of the US Borrower in an initial aggregate principal amount of $406 million issued pursuant to the Senior Notes Indenture.

          "SENIOR NOTES DOCUMENTS" means the Senior Notes Indentures and all other agreements, indentures and instruments pursuant to which the Senior Notes have been issued, in each case as amended to the extent permitted under the Loan Documents.

          "SENIOR NOTES INDENTURE" means the Indenture dated as of June 3, 2003 between the US Borrower and Deutsche Bank Trust, as trustee, as amended by the First Supplemental Indenture, dated June 18, 2003.

          "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that is subject to ERISA and that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and
     (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "STAMPING FEE" means, with respect to each Bankers' Acceptance and Notional Bankers' Acceptance, an amount equal to (a) the Applicable Margin, as in effect on the date of the Drawing or renewal, as the case may be, of such Bankers' Acceptance or Notional Bankers' Acceptance multiplied by (b) the Face Amount of such Bankers' Acceptance or Notional Bankers' Acceptance, calculated on the basis of the term to maturity of such Bankers' Acceptance or Notional Bankers' Acceptance and a year of 365 days or 366 days, as the case may be.

          "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

          "STOCK REPURCHASE" means the proposed repurchase by the US Borrower of its Common Stock (a) pursuant to the Tender Offer documents in an amount of approximately $400,000,000 and (b) on the open market in an amount not to exceed the difference between $500,000,000 and the amount of the shares purchased pursuant to the Tender Offer.

          "SUB-AGENT" means Citibank Canada, for and on behalf of either of the Agents for the benefit of the Canadian Issuing Banks, the Canadian Lenders and the Canadian Term B Lenders.

          "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided, however, that for purposes of this Agreement, the term "Subsidiary" shall not include the Persons listed on Schedule III hereto or any less than wholly-owned Subsidiary of the US Borrower created or acquired after the date hereof in accordance with the terms of this Agreement.

          "SUPPLEMENTAL COLLATERAL AGENT" has the meaning specified in Section 7.01(c).

          "SURVIVING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Initial Extension of Credit.

          "SWING LINE ADVANCE" means an advance made by the Swing Line Bank pursuant to Section 2.01(d), any US Revolving Credit Lender pursuant to
     Section 2.02(b) and includes any outstanding "Swing Line Advance" made under the Existing Credit Agreement.

          "SWING LINE BANK" means the "Initial Swing Line Bank" under the Existing Credit Agreement and any Eligible Assignee to which the Swing Line Commitment hereunder has been assigned pursuant to Section 8.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Swing Line Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Swing Line Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as the Initial Swing Line Bank or Eligible Assignee, as the case may be, shall have a Swing Line Commitment.

          "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(d) or the US Revolving Credit Lenders pursuant to Section 2.02(b).

          "SWING LINE COMMITMENT" means with respect to the Swing Line Bank at any time, the amount set forth opposite the Swing Line Bank's name on
     Schedule I hereto under the caption "Swing Line Commitment" or, if the Swing Line Bank has entered into an Assignment and Acceptance, set forth for the Swing Line Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Swing Line Bank's "Swing Line Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

          "SWING LINE FACILITY" means, at any time, an amount equal to the amount of the Swing Line Bank's Swing Line Commitments at such time (which, as of the Closing Date are equal to $15,000,000), as such amount may be reduced at or prior to such time pursuant to Section 2.06.

          "TARGET RATING" means, at any time, a Public Debt Rating of at least BB+ by S&P and at least Ba1 by Moody's, or a Public Debt Rating of at least BBB- by S&P or a Public Debt Rating of at least Baa3 by Moody's (in each case, with a stable outlook and assuming that the Collateral will be released).

          "TAX AGREEMENT" means that certain Tax Sharing Agreement among Laidlaw International, Inc. and its Subsidiaries dated as of June 23, 2003, as amended as of February 10, 2005, by and among the US Borrower and all of the direct and indirect Subsidiaries of the US Borrower organized under the laws of a political subdivision of the United States, as further amended, to the extent permitted under this Agreement.

          "TAXES" has the meaning specified in Section 2.13(a).

          "TENDER OFFER" means the repurchase of Common Stock, as more fully described in the Tender Offer Documents.

          "TENDER OFFER DOCUMENTS" means the Offer to Purchase of the US Borrower dated July 10, 2006, and the related Letter of Transmittal dated July 10, 2006, each as amended from time to time, and all other letters, notices, agreements, supplements and consents related thereto.

          "TERM A ADVANCE" means a term loan or term loans in US Dollars made pursuant to Sections 2.01(a)(i) of the Existing Credit Agreement and outstanding as of the date hereof. Unless the context shall otherwise require, the term "TERM A Advance" shall also include Incremental Term Advances.

          "TERM A BORROWING" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

          "TERM A COMMITMENT" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "TOTAL TERM A COMMITMENT" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "TOTAL TERM A COMMITMENT", as such amount may be reduced at or prior to such time pursuant to Section 2.06. Unless the context shall otherwise require, after the effectiveness of any Incremental Term Commitment, the term "TERM A COMMITMENT" shall include such Incremental Term Commitment.

          "TERM A FACILITY" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

          "TERM A LENDER" means any Lender that has a Term A Commitment.

          "TERM A NOTE" means a promissory note of the US Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the US Borrower to such Lender resulting from the Term A Advance made or deemed made by such Lender, as amended.

          "TERM B ADVANCE" means a term loan or term loans in US Dollars made pursuant to Section 2.01(g)(i). Unless the context shall otherwise require, the term "TERM B ADVANCE" shall also include Incremental Term B Advances.

          "TERM B BORROWING" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

          "TERM B COMMITMENT" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "TOTAL TERM B COMMITMENT" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "TOTAL TERM B COMMITMENT", as such amount may be reduced at or prior to such time pursuant to Section 2.06. Unless the context shall otherwise require, after the effectiveness of any Incremental Term B Commitment, the term "TERM B COMMITMENT" shall include such Incremental Term B Commitment.

          "TERM B FACILITY" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

          "TERM B LENDER" means any Lender that has a Term B Commitment.

          "TERM B NOTE" means a promissory note of the US Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-4 hereto, evidencing the indebtedness of the US Borrower to such Lender resulting from the Term B Advance made or deemed made by such Lender, as amended.

          "TERMINATION DATE" means the earliest of (a) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments, the Swing Line Commitments, the Term A Commitments, the Term B Commitments and the Canadian Term B Commitments pursuant to Section 2.06 or
     6.01 and (b)(i) for purposes of the Revolving Credit Facility, the Swing Line Facility, the Letter of Credit Facilities and the Term A Facility, June 30, 2010, (ii) for purposes of the Term B Facility, the Canadian Term B Facility and for all other purposes, July 31, 2013 and (iii) for purposes of the Incremental Term Facility, the date set forth in the Incremental Term Loan Assumption Agreement; provided, however, that, notwithstanding anything contained herein to the contrary, other than pursuant to Section 6.01, the Termination Date in respect of any Canadian Term B Advance shall not be earlier than the date that is five years and one day following the date that such Advance is made.

          "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to any Borrower or any of its Subsidiaries to effect payment for such inventory.

          "TRANSACTION" means the Stock Repurchase and the other transactions contemplated by the Transaction Documents.

          "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

          "TRIGGERING EVENT" means, in respect of any bonded contract under which a Loan Party is obligated, an event under the applicable surety bond that triggers the obligation of the relevant surety under such surety bond to perform the obligations of the relevant Loan Party under such bonded contract.

          "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "UBSS" has the meaning specified in the recital of parties to this Agreement.

          "UNDERGROUND STORAGE TANK" means any tank regulated pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. Section 10901 et. seq.

          "UNUSED CANADIAN REVOLVING CREDIT COMMITMENT" means, with respect to any Canadian Lender at any time, (a) such Lender's Canadian Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Canadian Revolving Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (without duplication) (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Canadian Letters of Credit outstanding at such time, and (B) the aggregate principal amount of all Canadian Letter of Credit Advances made by the Canadian Issuing Banks pursuant to Section 2.03(c) and outstanding at such time.

          "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any US Revolving Credit Lender at any time, (a) such Lender's US Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all US Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (without duplication) (ii) such Lender's Pro Rata Share of (A) with respect to US Revolving Credit Lenders, the aggregate Available Amount of all Revolving Letters of Credit outstanding at such time and with respect to Canadian Lenders, the aggregate Available Amount of all Canadian Letters of Credit outstanding at such time, (B) with respect to US Revolving Credit Lenders, the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time and with respect to the Canadian Lenders, the aggregate principal amount of all Canadian Letter of Credit Advances made by the Canadian Issuing Banks pursuant to Section 2.03(c) and outstanding at such time, (C) with respect to US Revolving Credit Lenders, the aggregate principal amount of all Canadian Revolving Credit Advances made by the Canadian Lenders and outstanding at such time, (D) with respect to the US Revolving Credit Lenders, the aggregate principal amount of all Swing Line Advances made by the Swing Line Banks pursuant to Section 2.01(d) and outstanding at such time and (E) the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances outstanding at such time.

          "US BORROWER" has the meaning specified in the recital of parties to this Agreement.

          "US DOLLARS", "U.S.$" or "$" each means lawful money of the United States of America.

          "US L/C COLLATERAL ACCOUNT" means Account No. 795427 that the US Borrower has opened with Citibank, N.A. at its office at 111 Wall Street, West, 14th Floor, New York, New York 10005 in the name of the Agent and under the sole control and dominion of the Agent and subject to the terms of this Agreement.

          "US L/C DISBURSEMENT" shall mean a payment or disbursement made by any US Issuing Bank pursuant to a US Letter of Credit.

          "US LOAN PARTY" means each Loan Party organized under the laws of a political subdivision of the United States.

          "US REVOLVING CREDIT ADVANCE" has the meaning specified in Section 2.01(b) and includes US Revolving Letter of Credit Advances and outstanding "US Revolving Credit Advances" made under the Existing Credit Agreement.

          "US REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous US Revolving Credit Advances of the same Type made by the US Revolving Credit Lenders.

          "US REVOLVING CREDIT COMMITMENT" means, with respect to any US Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "US Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "US Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.06.

          "US REVOLVING CREDIT LENDER" means any US Revolving Credit Lender that has a US Revolving Credit Commitment.

          "US REVOLVING CREDIT NOTE" means a promissory note of the US Borrower payable to the order of any US Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the US Revolving Credit Advances and the Letter of Credit Advances and Swing Line Advances made by such Lender, as amended.

          "US REVOLVING ISSUING BANK" means Citibank, N.A. and any Eligible Assignee to which the US Revolving Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an US Revolving Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its US Revolving Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial US Revolving Issuing Bank or Eligible Assignee, as the case may be, shall have a US Revolving Letter of Credit Commitment.

          "US REVOLVING LETTER OF CREDIT ADVANCE" means an advance made by any US Revolving Issuing Bank or any US Revolving Credit Lender pursuant to
     Section 2.03(c) and includes any
     outstanding "US Revolving Letter of Credit Advance" made under the Existing Credit Agreement.

          "US REVOLVING LETTER OF CREDIT COMMITMENT" means, with respect to any US Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "US Revolving Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

          "US REVOLVING LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the US Issuing Banks' US Revolving Letter of Credit Commitments at such time and (b) $200 million, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

          "US REVOLVING LETTERS OF CREDIT" has the meaning specified in Section 2.01(f).

          "US SECURITY AGREEMENT" has the meaning specified in Section
     3.01(a)(ii)

          "US SUBSIDIARY GUARANTORS" means the United States Subsidiaries of the US Borrower listed on Schedule II hereto (which, for the avoidance of doubt, shall not include Immaterial Subsidiaries listed on Schedule 4.01(u) hereto) and each other United States Subsidiary of the US Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

          "US SUBSIDIARY GUARANTY" means the guaranty of the US Subsidiary Guarantors referred to in Section 3.01(a)(x) together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, modified or otherwise supplemented.

          "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to (a) any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms and (b) "INCLUDING" means "INCLUDING, WITHOUT LIMITATION".

     SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

     SECTION 1.04. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, VII and VIII) or any of the other Loan Documents to be in US Dollars shall also include the equivalent of such amount in any currency other than US Dollars, such equivalent amount to be determined at the rate of exchange quoted by Citibank in New York, New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in US Dollars with such other currency.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

     SECTION 2.01. The Advances and the Letters of Credit. (a) (i) The Term A Advances. The Term A Advances shall remain outstanding subject to the terms and conditions of this Agreement. Term A Advances repaid or prepaid may not be reborrowed.

          (ii) The Incremental Term A Advances. Each Incremental Term Lender severally agrees, on the terms and conditions set forth in Section 2.05, to make one or more Incremental Term A Advances to the US Borrower on the relevant date selected by the US Borrower in respect of such Incremental Term A Advances pursuant to Section 2.05, in an amount not to exceed such Lender's Incremental Term A Commitment at such time, subject to the terms and conditions described in
Section 2.05 and in the Incremental Term Loan Assumption Agreement. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed.

          (b) The US Revolving Credit Advances. Each US Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "US REVOLVING CREDIT ADVANCE") in US Dollars to the US Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in respect of the Revolving Credit Facility in an amount for each such Advance not to exceed an amount equal to such Lender's Unused Revolving Credit Commitment at such time. Each US Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or Letter of Credit Advances) and shall consist of US Revolving Credit Advances made simultaneously by the US Revolving Credit Lenders ratably according to their US Revolving Credit Commitments. Within the limits of each US Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the US Borrower may borrow under this Section 2.01(b), prepay pursuant to
Section 2.07(a) and reborrow under this Section 2.01(b).

          (c) The Canadian Advances. Each Canadian Lender severally agrees on the terms and conditions hereinafter set forth, to make advances (each a "CANADIAN ADVANCE") in Canadian Dollars to any Canadian Borrower from time to time on any Canadian Business Day during the period from the Effective Date until the Termination Date in respect of the Canadian Subfacility; provided, that the amount for each such Advance shall not exceed the lesser of (x) the aggregate of the Unused Canadian Revolving Credit Commitments at such time and
(y) the aggregate of the Unused Revolving Credit Commitments of the US Revolving Credit Lenders at such time (determined in the case of any Canadian Revolving Credit Borrowing denominated in Canadian Dollars by reference to the Equivalent thereof in US Dollars on such Business Day); and provided, further that after giving effect to any Canadian Revolving Credit Borrowing under this Section 2.01(c), the sum of the Equivalent in US Dollars on such date of the aggregate principal amount outstanding on such date of, without duplication, Canadian Revolving Credit Advances, the aggregate Face Amount of all Bankers' Acceptances and Notional

Bankers' Acceptances outstanding and the aggregate Available Amount of all outstanding Canadian Letters of Credit shall not exceed U.S.$50,000,000. Each Canadian Revolving Credit Borrowing shall be in an aggregate amount of CN$3,000,000 or an integral multiple of CN$500,000 in excess thereof (other than a Canadian Revolving Credit Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances or Bankers' Acceptances or Notional Bankers' Acceptances) and shall consist of Canadian Revolving Credit Advances made simultaneously by the Canadian Lenders ratably according to their Canadian Revolving Credit Commitments. Within the limits of each Canadian Lender's Unused Canadian Revolving Credit Commitment in effect from time to time, the Canadian Borrowers may borrow under this Section 2.01(c), prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(c).

          (d) The Swing Line Advances. The Swing Line Bank agrees on the terms and conditions hereinafter set forth to make Swing Line Advances to the US Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in respect of the Revolving Credit Facility (i) in an aggregate amount not to exceed at any time outstanding the Swing Line Commitment and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the US Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as any Swing Line Bank, in its sole discretion, elects to make Swing Line Advances, the US Borrower may borrow under this
Section 2.01(d), repay pursuant to Section 2.04(c) or prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(d).

          (e) The Bankers' Acceptances. (i) Each Canadian Lender severally agrees on the terms and conditions hereinafter set forth, in the case of each BA Lender, to accept Drafts (each such Draft so accepted, a "BANKERS' ACCEPTANCE") for the account of any Canadian Borrower, and to purchase such Bankers' Acceptances and in the case of non-BA Lenders to make BA Equivalents Advances, from time to time on any Canadian Business Day during the period from the Effective Date until the Termination Date; provided, that the Face Amount of such Bankers' Acceptance and of any Notional Bankers' Acceptance shall not exceed the lesser of (x) the Unused Canadian Revolving Credit Commitment of such Canadian Lender and (y) the Unused Revolving Credit Commitments of the US Revolving Credit Lenders at such time; provided, further, that after giving effect to any Drawing under this Section 2.01(e), the sum of the Equivalent in US Dollars on such date of the aggregate principal amount outstanding on such date of, without duplication, Canadian Revolving Credit Advances, the aggregate Face Amount of all Bankers' Acceptances and BA Equivalent Advances outstanding and the aggregate Available Amount of all outstanding Canadian Letters of Credit shall not exceed US$50,000,000. Each Drawing shall consist of the creation and purchase of Bankers' Acceptances and the making of BA Equivalent Advances at or about the same time by the Canadian Lenders ratably in accordance with their respective Canadian Revolving Credit Commitments. Within the limits of the Canadian Subfacility and within the limits referred to above in this Section 2.01(e), the Borrowers may borrow under this Section 2.01(e), prepay pursuant to
Section 2.07(a) and reborrow under this Section 2.01(e).

          (f) Letters of Credit. (i) US Revolving Letters of Credit. (i) As of the Effective Date, each Existing Letter of Credit issued for the account of the US Borrower under the Existing Credit Agreement will be deemed to have been issued hereunder by the applicable US Revolving Issuing Bank and continued for the account of the US Borrower under this Agreement. Each US Revolving Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (including any such letters of credit deemed to be issued hereunder, the "US REVOLVING LETTERS OF CREDIT") in US Dollars for the account of the US Borrower from time to time on any Business Day during the period from the Effective Date until 30 days before the Termination Date in respect of the Revolving Credit Facility in an aggregate outstanding Available Amount (A) for all US Revolving Letters of Credit issued (or deemed to have been issued) by such US Revolving Issuing Bank not to exceed at any time the lesser of (x) the US Revolving Letter of Credit Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (B) for each such US Revolving Letter of Credit not to exceed the Unused Revolving Credit Commitments of the US Revolving Credit Lenders at such time; provided, however, that in no event shall the aggregate outstanding Available Amount for all US Revolving Letters of Credit exceed $200,000,000. Within the limits of the US Revolving Letter of Credit Facility, and subject to the limits referred to above, the US Borrower may request the issuance of US Revolving Letters of Credit under this
Section 2.01(f)(i), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.04(e) and request the issuance of additional US Revolving Letters of Credit under this Section 2.01(f)(i).

          (ii) Canadian Letters of Credit. As of the Effective Date, each Existing Letter of Credit issued for the account of a Canadian Borrower under the Existing Credit Agreement will be deemed to have been issued hereunder by the applicable Canadian Issuing Bank and continued for the account of such Canadian Borrower under this Agreement. Each Canadian Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Canadian Affiliate that is a commercial bank to issue on its behalf) letters of credit (including any such letters of credit deemed to be issued hereunder, the "CANADIAN LETTERS OF CREDIT") in Canadian Dollars for the account of a Canadian Borrower from time to time on any Canadian Business Day during the period from the Effective Date until 30 days before the Termination Date in respect of the Revolving Credit Facility in an aggregate outstanding Available Amount (A) for all Canadian Letters of Credit issued (or deemed to have been issued) by such Canadian Issuing Bank not to exceed at any time the lesser of
(x) the Canadian Letter of Credit Facility at such time and (y) such Canadian Issuing Bank's Canadian Letter of Credit Commitment at such time and (B) for each such Canadian Letter of Credit not to exceed the Unused Revolving Credit Commitments of the US Revolving Credit Lenders at such time; provided, however, that in no event shall the aggregate outstanding Available Amount for all Canadian Letters of Credit exceed the Canadian Equivalent of US$20,000,000; provided, further that after giving effect to any issuance of a Canadian Letter of Credit, the sum of (without duplication) (x) the Equivalent in US Dollars on such date of the aggregate principal amount outstanding on such date of Canadian Revolving Credit Advances, (y) the Equivalent in US Dollars on such date of the aggregate Available Amount of all outstanding Canadian Letters of Credit and (z) the Face Amount of all outstanding Bankers' Acceptances and Notional Bankers' Acceptances shall not exceed U.S.$50,000,000. Within the limits of the Canadian Letter of Credit Facility, and subject to the limits referred to above, the applicable Canadian Borrower may request the issuance of Canadian Letters of Credit under this Section 2.01(f)(ii), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.04(e) and request the issuance of additional Canadian Letters of Credit under this Section 2.01(f)(ii).

          (iii) Terms Applying to All Letters of Credit. No Letter of Credit shall have an expiration date (including all rights of the applicable Borrower or the beneficiary to require renewal) later than the earlier of 5 days before the Termination Date in respect of the Revolving Credit Facility and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank that issued such Standby Letter of Credit and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the applicable Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Standby Letter of

Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION") and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided, that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 5 days before the Termination Date in respect of the Revolving Credit Facility. If either a Notice of Renewal is not given by the applicable Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the relevant Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the applicable Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement.

          (g) (i) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM B ADVANCE") to the US Borrower on or before the sixth Business Day following the Effective Date in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(g)(i) and repaid or prepaid may not be reborrowed.

          (ii) The Incremental Term B Advances. Each Incremental Term Lender severally agrees, on the terms and conditions set forth in Section 2.05, to make one or more Incremental Term B Advances to the US Borrower on the relevant date selected by the US Borrower in respect of such Incremental Term B Advances pursuant to Section 2.05, in an amount not to exceed such Lender's Incremental Term B Commitment at such time, subject to the terms and conditions described in
Section 2.05 and in the Incremental Term Loan Assumption Agreement. Amounts borrowed under this Section 2.01(g)(ii) and repaid or prepaid may not be reborrowed.

          (h) The Canadian Term B Advances. Each Canadian Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "CANADIAN TERM B ADVANCE") to each of the Canadian Borrowers on or before the sixth Business Day following the Effective Date in an aggregate amount not to exceed such Lender's Canadian Term B Commitment at such time. The Canadian Term B Borrowing shall consist of Canadian Term B Advances made simultaneously by the Canadian Term B Lenders ratably according to their Canadian Term B Commitments. Amounts borrowed under this Section 2.01(h) and repaid or prepaid may not be reborrowed.

     SECTION 2.02. Making the Advances. (a) Except as otherwise provided in
Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on (A) the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or (B) the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances or (C) the first Canadian Business Day prior to the date of the proposed Borrowing, in the case of a Canadian Advance or (D) the third Canadian Business Day prior to the date of the proposed Borrowing in the case of Bankers' Acceptances and BA Equivalent Advances, in each case by the applicable Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier or electronic communication. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or by telecopier, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing (in the case of a US Revolving Credit Borrowing), (iv) aggregate amount of such Borrowing, (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance and the currency of each such Advance; provided, that for the first 20 Business Days after the Initial Borrowing Period, the Borrowers may only select Interest Periods of one month for any Term B Advance or Canadian Term B Advance that is a Eurodollar Rate Advance and (vi) in the case of a Borrowing consisting of Bankers' Acceptances and BA Equivalent Advances, the term of each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the applicable Borrower by crediting the Borrower's Account; provided, however, that in the case of any US Revolving Credit Borrowing, the Administrative Agent shall first make (x) a portion of such funds equal to the aggregate principal amount of any Canadian Revolving Credit Advances (other than any Bankers' Acceptance and any outstanding Notional Bankers' Acceptance) and Canadian Letter of Credit Advances made by any Canadian Lender or any Canadian Issuing Bank, as the case may be, and by any other US Revolving Credit Lender and outstanding on the date of such US Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to such Canadian Lender or such Canadian Issuing Bank, as the case may be, and such other US Revolving Credit Lenders for repayment of such Canadian Revolving Credit Advances and Canadian Letter of Credit Advances, (y) a portion of such funds equal to the aggregate principal amount of any US Revolving Letter of Credit Advances and any Swing Line Advances made by any Swing Line Bank or any US Issuing Bank, as the case may be, and by any other US Revolving Credit Lender and outstanding on the date of such US Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to such Swing Line Bank or US Issuing Bank, as the case may be, and such other US Revolving Credit Lenders for repayment of such US Revolving Letter of Credit Advances and Swing Line Advances and (z) a portion of such funds equal to the Face Amount of any Bankers' Acceptance and any outstanding Notional Bankers' Acceptance made by any Lender outstanding on the date of such US Revolving Credit Borrowing shall be deposited in the BA Collateral Account, and will be made available to such Lenders for repayment of outstanding Bankers' Acceptances and BA Equivalent Advances, as the case may be, upon the final maturity of such Bankers' Acceptances and BA Equivalent Advances.

          (b) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the applicable Borrower to any Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed immediately in writing, or by telecopier, specifying therein the requested (i) date of such Borrowing and (ii) amount of such Borrowing. If, in its sole discretion, such Swing Line Bank elects to make the requested Swing Line Advance, such Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the applicable Borrower by crediting such Borrower's Account. Upon written demand by any Swing Line Bank with an outstanding Swing Line Advance, with a copy of such demand to the Administrative Agent, each other US Revolving Credit Lender shall purchase from such Swing Line Bank, and such Swing Line Bank shall sell and assign to each such other US Revolving Credit Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the

Administrative Agent for the account of such Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. Each Borrower hereby agrees to each such sale and assignment. Each US Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank that made such Advance; provided, that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by a Swing Line Bank to any other US Revolving Credit Lender of a portion of a Swing Line Advance, such Swing Line Bank represents and warrants to such other Lender that such Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any US Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such US Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of such Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by such Swing Line Bank shall be reduced by such amount on such Business Day.

          (c) Subject to Section 8.07(g), upon written demand by any Canadian Lender, with a copy of such demand to the Administrative Agent, each other US Revolving Credit Lender (or any of its Canadian Affiliates) shall (i) purchase from such Canadian Lender, and such Canadian Lender shall sell to each such other US Revolving Credit Lender (or such Affiliate) a participation in such Canadian Lender's Pro Rata Share of Canadian Revolving Credit Advances (other than Bankers' Acceptances and BA Equivalent Advances) and (ii) purchase from such Canadian Lender a participation in any Bankers' Acceptances or BA Equivalent Advances, as the case may be, outstanding as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Canadian Lender, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount (or Face Amount, in the case of Bankers' Acceptances and Notional Bankers' Acceptances net of Stamping Fees paid in respect of such Bankers' Acceptances and Notional Bankers' Acceptances, adjusted in accordance with market practice) of such Canadian Revolving Credit Advances to be purchased by such Lender (or such Affiliate). Each Borrower hereby agrees to each such sale of a participation. Each US Revolving Credit Lender agrees to purchase (or cause one of its Canadian Affiliates to purchase) such a participation in its Pro Rata Share of outstanding Canadian Revolving Credit Advances (including, without limitation, outstanding Bankers' Acceptances and Notional Bankers' Acceptances) on (i) the Business Day on which demand therefor is made by the Canadian Lenders that made such Advances; provided, that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such sale of a participation by a Canadian Lender to any other US Revolving Credit Lender (or any of its Canadian Affiliates) of a portion of a Canadian Revolving Credit Advance, such Canadian Lender (or such Affiliate) represents and warrants to such other Lender that such Canadian Lender is the legal and beneficial owner of such interest being sold by it, but makes no other representation or warranty and assumes no responsibility with respect to such Canadian Revolving Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any US Revolving Credit Lender (or any of its Canadian Affiliates) shall not have so made the amount equal to the portion of the outstanding principal amount (or Face Amount, in the case of Bankers' Acceptances and Notional Bankers' Acceptances, adjusted in accordance with market practice) of the participation acquired by such US Revolving Credit Lender (or any of its Canadian Affiliates) in such Canadian Revolving Credit Advance available to the Administrative Agent, such US Revolving Credit Lender agrees to pay (or cause one of its Canadian Affiliates to pay) to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Canadian Lender until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

          (d) Anything in subsection (a) above to the contrary notwithstanding,
(i) no Borrower may select Eurodollar Rate Advances (other than Eurodollar Rate Advances with Interest Periods of one month) for the Term B Advances and the Canadian Term B Advances hereunder for the period from the date hereof to the date that is 20 Business Days following the Effective Date (or such earlier date as shall be specified in its sole discretion by the Administrative Agent in a written notice to the Borrowers and the Lenders) (the "INITIAL BORROWING PERIOD") or for any Borrowing if the aggregate amount of such Borrowing is less than US$5,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.10 or
2.11 and (ii) each of the Term A Advances, the Term B Advances and the Canadian Term B Advances may not be outstanding as part of more than 3 separate Borrowings and the Revolving Credit Advances may not be outstanding as part of more than 10 separate Borrowings.

          (e) Each Notice of Borrowing and Notice of Swing Ling Borrowing shall be irrevocable and binding on the applicable Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the applicable Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (f) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and each Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at such time under Section 2.08 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

          (g) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M.

(New York City time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the US Borrower to any US Revolving Issuing Bank or by a Canadian Borrower to any Canadian Issuing Bank, as the case may be, which shall give to the Administrative Agent and each US Revolving Credit Lender in the case of a US Revolving Letter of Credit, or each Canadian Revolving Credit Lender in the case of a Canadian Letter of Credit, prompt notice thereof by telecopier or electronic communication and such requirement shall be deemed waived if such notice is accepted by the Administrative Agent and the applicable Issuing Bank and received earlier than three days prior to the date of proposed issuance. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or telecopier electronic communication, specifying therein the requested (A) date of such issuance (which shall be a Business Day or a Canadian Business Day, as applicable), (B) Available Amount and currency (which shall be US Dollars, in the case of a US Revolving Letter of Credit or Canadian Dollars, in the case of a Canadian Letter of Credit) of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to such Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If the requested form of such Letter of Credit is reasonably acceptable to such Issuing Bank, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to such Borrower at its office referred to in Section 8.02 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (b) Letter of Credit Reports. Each Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates and types of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each US Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates and types of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (C) to the Administrative Agent and each US Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

          (c) Participations in Letters of Credit. Upon the issuance of a Revolving Letter of Credit by any Revolving Issuing Bank under Section 2.03(a), such Revolving Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Canadian Lender, in the case of a Canadian Letter of Credit, or each US Revolving Credit Lender, in the case of a US Revolving Letter of Credit, and each such Revolving Credit Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation in such Letter of Credit in an amount for each Revolving Credit Lender equal to such Lender's Pro Rata Share of the Available Amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each US Revolving Credit Lender hereby absolutely and unconditionally agrees to pay (or, in the case of a Canadian Letter of Credit, to cause one of its Canadian Affiliates to pay) such Lender's Pro Rata Share of each L/C Disbursement made by such Revolving Issuing Bank and not reimbursed by the applicable Borrower forthwith on the date due as provided in Section 2.04(e) by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank by deposit to the Administrative Agent's Account, in same day funds, an amount equal to such Lender's Pro Rata Share of such L/C Disbursement. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(c) in respect of Revolving Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any off-set, abatement, withholding or reduction whatsoever. If and to the extent that any US Revolving Credit Lender (or, in the case of a Canadian Letter of Credit, any of its Canadian Affiliates) shall not have so made the amount of such L/C Disbursement available to the Administrative Agent, such US Revolving Credit Lender agrees to pay (or, in the case of a Canadian Letter of Credit, to cause one of its Canadian Affiliates to pay) to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such L/C Disbursement is due pursuant to Section 2.04(e) until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable.

          (d) Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the case of a Letter of Credit Advance made by a US Revolving Issuing Bank or a Canadian Advance, in the case of a Letter of Credit Advance made by a Canadian Issuing Bank, in each case in the amount of such draft.

          (e) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

     SECTION 2.04. Repayment of Advances. (a) (i) Term A Advances. The US Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advances (other than the Incremental Term Advances) on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07):

       Date               Amount
       ----               ------
September 30, 2006   U.S. $ 7,500,000
December 31, 2006    U.S. $ 7,500,000
March 31, 2007       U.S. $ 7,500,000
June 30, 2007        U.S. $ 7,500,000
September 30, 2007   U.S. $11,250,000
December 31, 2007    U.S. $11,250,000
March 31, 2008       U.S. $11,250,000
June 30, 2008        U.S. $11,250,000
September 30, 2008   U.S. $11,250,000
December 31, 2008    U.S. $11,250,000
March 31, 2009       U.S. $11,250,000
June 30, 2009        U.S. $11,250,000
September 30, 2009   U.S. $37,500,000
December 31, 2009    U.S. $37,500,000
March 31, 2010       U.S. $37,500,000
June 30, 2010        U.S. $45,000,000

; provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Term A Facility and in any event shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.

          (ii) Term B Advances. The US Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances (other than the Incremental Term B Advances) on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07):

       Date              Amount
       ----              ------
December 31, 2006    U.S. $937,500
March 31, 2007       U.S. $937,500
June 30, 2007        U.S. $937,500
September 30, 2007   U.S. $937,500
December 31, 2007    U.S. $937,500
March 31, 2008       U.S. $937,500
June 30, 2008        U.S. $937,500
September 30, 2008   U.S. $937,500
December 31, 2008    U.S. $937,500
March 31, 2009       U.S. $937,500
June 30, 2009        U.S. $937,500
September 30, 2009   U.S. $937,500
December 31, 2009    U.S. $937,500
March 31, 2010       U.S. $937,500
June 30, 2010        U.S. $937,500
September 30, 2010   U.S. $937,500
December 31, 2010    U.S. $937,500
March 31, 2011       U.S. $937,500
June 30, 2011        U.S. $937,500
September 30, 2011   U.S. $937,500
December 31, 2011    U.S. $937,500
March 31, 2012       U.S. $937,500
June 30, 2012        U.S. $937,500
September 30, 2012   U.S. $937,500
December 31, 2012    U.S. $937,500
March 31, 2013       U.S. $937,500

; provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date.

          (iii) Canadian Term B Advances. The Canadian Borrowers shall repay to the Administrative Agent for the ratable account of the Canadian Term B Lenders the aggregate outstanding principal amount of the Canadian Term B Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07):

      Date               Amount
      ----               ------
December 31, 2006    U.S. $312,500
March 31, 2007       U.S. $312,500
June 30, 2007        U.S. $312,500
September 30, 2007   U.S. $312,500
December 31, 2007    U.S. $312,500
March 31, 2008       U.S. $312,500
June 30, 2008        U.S. $312,500

      Date               Amount
      ----               ------
September 30, 2008   U.S. $312,500
December 31, 2008    U.S. $312,500
March 31, 2009       U.S. $312,500
June 30, 2009        U.S. $312,500
September 30, 2009   U.S. $312,500
December 31, 2009    U.S. $312,500
March 31, 2010       U.S. $312,500
June 30, 2010        U.S. $312,500
September 30, 2010   U.S. $312,500
December 31, 2010    U.S. $312,500
March 31, 2011       U.S. $312,500
June 30, 2011        U.S. $312,500
September 30, 2011   U.S. $312,500
December 31, 2011    U.S. $312,500
March 31, 2012       U.S. $312,500
June 30, 2012        U.S. $312,500
September 30, 2012   U.S. $312,500
December 31, 2012    U.S. $312,500
March 31, 2013       U.S. $312,500

; provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Canadian Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of the Canadian Term B Advances outstanding on such date; provided, further, that, notwithstanding the foregoing or any other provision of this agreement (including Section 2.02(f) and 2.07(b)) except Section 6.01, no Canadian Borrower shall under any circumstances be obligated to pay more than 25% of the Canadian Term B Advances made to such Borrower prior to the day following the fifth anniversary of the date that such Advances are made pursuant to Section 2.01(h).

          (iv) Incremental Term Advances. The US Borrower shall repay to the Administrative Agent for the ratable account of the Incremental Term Lenders the aggregate outstanding principal amount of the Incremental Term Advances on the dates and amounts indicated in the Incremental Term Loan Assumption Agreement (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.06 and the Incremental Term Loan Assumption Agreement); provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Incremental Term Facility and in any event shall be in an amount equal to the aggregate principal amount of the Incremental Term Advances outstanding on such date.

          (b) US Revolving Credit Advances. The US Borrower shall repay to the Administrative Agent for the ratable account of the US Revolving Credit Lenders on the Termination Date in respect of the Revolving Credit Facility the aggregate principal amount of the US Revolving Credit Advances then outstanding.

          (c) Swing Line Advances. The US Borrower shall repay to the Administrative Agent for the account of each Swing Line Bank and each other US Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing and the Termination Date.

          (d) Canadian Revolving Credit Advances, Bankers' Acceptances and BA Equivalent Advances. The applicable Canadian Borrower shall repay to the Administrative Agent for the account of each Canadian Lender and each other US Revolving Credit Lender that has purchased a Canadian

Revolving Credit Advance or purchased and accepted a participation in a Bankers' Acceptance or made a BA Equivalent Advance the outstanding principal amount of each Canadian Revolving Credit Advance and the aggregate Face Amount of the Bankers' Acceptances and corresponding Notional Bankers' Acceptances, as applicable, made by each of them on the Termination Date in respect of the Revolving Credit Facility (subject to earlier repayment on the applicable Maturity Date for Bankers' Acceptances as provided herein).

          (e) Letter of Credit Advances. (i) The applicable Borrower shall repay to the Administrative Agent for the account of each Revolving Issuing Bank and each other US Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of one Business Day following demand and the Termination Date in respect of the Revolving Credit Facility the outstanding principal amount of each Letter of Credit Advance made by each of them.

          (ii) The Obligations of the Borrowers under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by any Borrower is without prejudice to, and does not constitute a waiver of, any rights such Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by such Borrower thereof):

          (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

          (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of such Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (C) the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit;

          (F) any release or amendment or waiver of or consent to departure from the US Subsidiary Guaranty, the Canadian Subsidiary Guaranty or the Parent Guaranty or any other guarantee, for all or any of the Obligations of such Borrower in respect of the L/C Related Documents; or


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

          (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or a guarantor.

     SECTION 2.05. Incremental Term Loan Commitments. (a) (i) The US Borrower may, from time to time during the term of the Term A Facility, by written notice to the Administrative Agent, request Incremental Term A Commitments which shall have substantially similar terms to the Term A Commitments (other than with respect to amortization and interest rate spread) in an amount not to exceed the Incremental Term Amount from one or more Incremental Term Lenders, which may include any existing Lender; provided, that each Incremental Term Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld and, if withheld, the reason therefor shall be specified in writing). Such notice shall set forth the amount of the Incremental Term A Commitments being requested (which shall be in a minimum amount of $50,000,000, a maximum amount (together with all prior Incremental Term Commitments) of $300,000,000 and in minimum increments of $1,000,000).

          (ii) The US Borrower may, from time to time during the term of the Term B Facility, by written notice to the Administrative Agent, request Incremental Term B Commitments which shall have substantially similar terms to the Term B Commitments (other than with respect to amortization and interest rate spread) in an amount not to exceed the Incremental Term Amount from one or more Incremental Term Lenders, which may include any existing Lender; provided, that each Incremental Term Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld and, if withheld, the reason therefor shall be specified in writing). Such notice shall set forth the amount of the Incremental Term B Commitments being requested (which shall be in a minimum amount of $50,000,000, a maximum amount (together with all prior Incremental Term Commitments) of $300,000,000 and in minimum increments of $1,000,000).

          (b) The US Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Commitment of such Incremental Term Lender. Each Incremental Term Loan Assumption Agreement shall specify the terms of the Incremental Term Advances to be made thereunder with respect to interest rate spreads (the "INCREMENTAL TERM LOAN APPLICABLE MARGIN"); provided, that, without the prior written consent of the Required Lenders, (i) (A) the final maturity date of any Incremental Term A Advances shall be no earlier than the Termination Date with respect to the Term A Facility and (B) the average life to maturity of any Incremental Term A Advances shall be no shorter than the average life to maturity of the loans under the Term A Facility, and (ii) (A) the final maturity date of any Incremental Term B Advances shall be no earlier than the Termination Date with respect to the Term B Facility and (B) the average life to maturity of any Incremental Term B Advances shall be no shorter than the average life to maturity of the loans under the Term B Facility. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Commitment evidenced thereby. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the US Borrower's consent and furnished to the other parties hereto. Notwithstanding the foregoing, to the extent any terms in the Incremental Term Loan Assumption Agreement are more favorable to the Incremental Term Lenders (x) with respect to Incremental Term A Advances than the terms of the Term A Facility are to the Term A Lenders (other than pricing terms) or (y) with respect to Incremental Term B Advances than the terms of the Term B Facility are to the Term B Lenders (other than pricing terms), the Term A


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

Facility or the Term B Facility, as applicable, shall be modified to include such more favorable terms to the extent directed by the Administrative Agent, in its sole discretion.

          (c) Notwithstanding the foregoing, no Incremental Term Commitment shall become effective under this Section 2.05 unless (i) on the date of such effectiveness, the conditions set forth in Section 3.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by the Chief Financial Officer, Treasurer or Assistant Treasurer of the US Borrower, (ii) immediately before and immediately after giving pro forma effect to any such Incremental Term Commitments, no Default shall have occurred and be continuing and the US Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.04, such compliance to be determined on the basis of the Required Financial Information most recently delivered to the Administrative Agent and the Lender Parties as if the Incremental Term Commitments requested were incurred as Incremental Term Advances on the first day of the fiscal period covered thereby, and (iii) the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders) closing certificates and documentation reasonably specified by the Administrative Agent.

     SECTION 2.06. Termination or Reduction of the Commitments. (a) Optional. The Borrowers may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part (i) the unused portions of the Term A Commitments, the Term B Commitments, the Canadian Term B Commitments, the Canadian Subfacility, the US Revolving Letter of Credit Facility or the Canadian Letter of Credit Facility and (ii) the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility
(A) shall be in an aggregate amount of U.S. $5,000,000 or an integral multiple of U.S. $1,000,000 in excess thereof (or, in each case, the Equivalent thereof in Canadian Dollars) and (B) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

          (b) Mandatory. (i) From time to time upon each repayment or prepayment of the Term A Advances, Term B Advances or Canadian Term B Advances, the aggregate Term A Commitments of the Term A Lenders, Term B Advances of the Term B Lenders or Canadian Term B Commitments of the Canadian Term B Lenders, respectively, shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term A Commitments, Term B Commitments or Canadian Term B Commitments, respectively, immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term A Advances, Term B Advances or Canadian Term B Advances, respectively, then outstanding (after giving effect to any such repayment or prepayment thereof).

          (ii) The US Revolving Letter of Credit Facility shall be permanently reduced from time to time on the date of each permanent reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the US Revolving Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such permanent reduction of the Revolving Credit Facility.

          (iii) The Canadian Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Canadian Subfacility by the amount, if any, by which the amount of the Canadian Letter of Credit Facility exceeds the Canadian Subfacility after giving effect to such reduction of the Canadian Subfacility.

          (iv) The Canadian Subfacility shall be permanently reduced from time to time on the date of each permanent reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Canadian Subfacility exceeds the Revolving Credit Facility after giving effect to such permanent reduction of the Revolving Credit Facility.


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

          (v) The Swing Line Facility shall be permanently reduced from time to time on the date of each permanent reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such permanent reduction of the Revolving Credit Facility.

     SECTION 2.07. Prepayments. (a) Optional. Any Borrower may, at its sole discretion, upon at least one Business Day's notice in the case of Base Rate Advances, one Canadian Business Day's notice in the case of Canadian Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent by 11:00 A.M. (New York City time) on such day, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding aggregate principal amount of such Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of U.S. $5,000,000 or an integral multiple of U.S. $1,000,000 in excess thereof (or the Equivalent thereof in Canadian Dollars, if applicable) and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, such Borrower shall also pay any amounts owing pursuant to Section 8.04(c); provided, further that optional prepayments of outstanding Bankers' Acceptances shall not be permitted hereunder; provided, further, that each such notice shall be irrevocable. Each such prepayment of any Term A Advances, Term B Advances, Canadian Term B Advances or Incremental Term Facility shall be applied to the installments thereof on a pro rata basis.

          (b) Mandatory. (i) The Borrowers shall, on each Business Day, prepay an aggregate principal amount of the US Revolving Credit Advances comprising part of the same Borrowings, the US Revolving Letter of Credit Advances, the Swing Line Advances, the Canadian Advances comprising part of the same Borrowings and the Canadian Letter of Credit Advances and deposit an amount (A) in the US L/C Collateral Accounts equal to the amount by which (1) the sum of the aggregate principal amount of (x) the US Revolving Credit Advances and (y) the US Revolving Letter of Credit Advances outstanding on the prior Business Day plus the aggregate Available Amount of all US Letters of Credit outstanding on the prior Business Day exceeds (2) the Revolving Credit Facility on such prior Business Day (determined in the case of any of the foregoing denominated in Canadian Dollars by reference to the Equivalent thereof in US Dollars on such Business Day) and (B) in the Canadian L/C Collateral Accounts equal to the amount by which (1) the sum of the aggregate principal amount of (x) the Canadian Advances, (y) the Canadian Letter of Credit Advances and (z) the Face Amount of outstanding Bankers' Acceptances and Notional Bankers' Acceptances outstanding on the prior Canadian Business Day plus the aggregate Available Amount of all Canadian Letters of Credit outstanding on the prior Canadian Business Day exceeds (2) the Canadian Subfacility on such prior Canadian Business Day (determined in the case of any of the foregoing by reference to the Equivalent thereof in US Dollars on such prior Canadian Business Day); provided that any such required prepayment that is attributable solely to fluctuations in currency rates may be made on the second Canadian Business Day following such prepayment event.

          (ii) The Borrowers shall, on each Business Day, pay to the Administrative Agent for deposit in (A) the US L/C Collateral Account an amount sufficient to cause the aggregate amount on deposit in the US L/C Collateral Account to equal the amount by which the aggregate Available Amount of all US Revolving Letters of Credit outstanding on the prior Business Day exceeds the US Revolving Letter of Credit Facility on such prior Business Day and (B) the Canadian L/C Collateral Account an amount sufficient to cause the aggregate amount on deposit in the Canadian L/C Collateral Account to equal the amount by which the aggregate Available Amount of all Canadian Revolving Letters of Credit outstanding on the prior Canadian Business Day exceeds the Canadian Letter of Credit Facility (determined in the case of any Canadian Letter of Credit by reference to the Equivalent thereof in US Dollars on such prior Canadian Business Day); provided that any such required prepayment that is


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

attributable solely to fluctuations in currency rates may be made on the second Canadian Business Day following such prepayment event.

          (iii) The applicable Canadian Borrower shall, on each Canadian Business Day, pay to the Administrative Agent for deposit in the BA Collateral Account an amount sufficient to cause the aggregate amount on deposit in such account to equal the amount by which the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances then outstanding under the Canadian Subfacility exceeds the Canadian Subfacility on such Canadian Business Day.

          (iv) Prepayments of the Revolving Credit Facility made pursuant to clause (i) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay ratably US Revolving Credit Advances then outstanding until such Advances are paid in full and fourth deposited ratably in the L/C Collateral Account and BA Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit and 100% of the Face Amount of Bankers' Acceptances and Notional Bankers' Acceptances then outstanding, respectively. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or US Revolving Credit Lenders, as applicable. Upon payment of any Bankers' Acceptance on its maturity or upon the maturity date of a BA Equivalent Advance for which funds are on deposit in the BA Collateral Account, such funds shall be applied to reimburse the relevant Canadian Lender or Lenders, as applicable. For so long as no Event of Default has occurred and is continuing, (i) cash collateral shall be released to the applicable Borrowers upon the termination or expiry of any Revolving Letter of Credit, or the maturity of any Bankers' Acceptance or BA Equivalent Advance, as the case may be, in an amount equal to the cash collateral pledged in respect of such Revolving Letter of Credit, Bankers' Acceptance or BA Equivalent Advance, as the case may be, plus any accrued interest or (ii) if, because of a fluctuation in the currency in which any such Revolving Letter of Credit, Bankers' Acceptance or BA Equivalent Advance is denominated, amounts on deposit in the relevant cash collateral account in respect of such Revolving Letter of Credit, Bankers' Acceptance or BA Equivalent Advance exceed 100% of the Available Amount of such Revolving Letter of Credit, or of the Face Amount of such Bankers' Acceptance or the applicable Notional Bankers' Acceptance, as the case may be, the amount of such excess cash collateral shall be released to the applicable Borrower.

          (v) Notwithstanding any other provision of this Section 2.07 or any other provision herein or in any other Loan Document to the contrary, no Canadian Borrower or Canadian Subsidiary Guarantor shall be liable for or required to repay any Obligation of the Loan Parties under the Loan Documents other than those Obligations incurred under the Canadian Term B Facility or the Canadian Subfacility. For the avoidance of doubt, this Section 2.07(b) shall not apply to require any prepayment of the Canadian Term B Advances.

          (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 8.04(c).

     SECTION 2.08. Interest. (a) Scheduled Interest. The US Borrower and the Canadian Borrowers shall pay interest on the unpaid principal amount of each Advance owing by each of them, respectively, to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on


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

     the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (iii) Canadian Advances. (A) A rate per annum equal at all times to the sum of (1) the Canadian Prime Rate in effect from time to time plus (2) the Applicable Margin for Canadian Advances in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods, on the date such Canadian Advance shall be Converted, on the date of any repayment thereof pursuant to Section 2.04, on the date of any prepayment thereof to the extent required under Section 2.06 and on the Termination Date.

               (B) For purposes of the Interest Act (Canada), (1) whenever any interest or fee under this Agreement is calculated using a rate based on a year different from the calendar year, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on such year, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and (z) divided by the number of days in such year; (2) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; and (3) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

               (C) Notwithstanding any provision to the contrary contained in this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code, Revised Statutes of Canada, 1985,
          c.46 as the same may be amended, replaced or re-enacted from time to time) payable under this Agreement exceed the maximum amount of interest on the "credit advanced" (as defined in that section) under this Agreement lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Borrowers and the Agents and the Lenders and the amount of such payment or collection shall be refunded to the Borrowers. For purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term the Facility is outstanding on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent will be conclusive for the purposes of such determination.

          (b) Default Interest. To the fullest extent permitted by applicable law, (x) upon the occurrence and during the continuance of a Default under
Section 6.01(a) or 6.01(g), the Administrative Agent shall and (y) upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent may, and upon the request of the Required Lenders, shall require that the US Borrower and the Canadian Borrowers pay interest on their respective Obligations ("DEFAULT INTEREST") on


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

(i) the unpaid principal amount of each Advance owing to each Lender Party, payable in arrears on the dates referred to in clause (i), (ii) or (iii) of
Section 2.08(a), as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (i), (ii) or (iii) of Section 2.08(a), as applicable, and (ii) the amount of any interest, fee or other amount payable under this Agreement or any other Loan Document to any Agent or any Lender Party that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (i) or
(ii) of Section 2.08(a) or on Canadian Advances pursuant to clause (iii) of
Section 2.08(a), as applicable, and, in all other cases, on Base Rate Advances pursuant to clause (i) of Section 2.08(a); provided, however, that following the acceleration of the Advances, or the giving of notice by the Administrative Agent to accelerate the Advances, pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.

          (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.10 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the applicable Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or
(a)(ii) above.

          (d) BA Rate Determination. If the Reuters Screen CDOR Page is not available for the timely determination of the BA Rate, and the BA Rate for any Bankers' Acceptances or Notional Bankers' Acceptances can not otherwise be determined in a timely manner in accordance with the definition of "BA Rate", the Administrative Agent shall forthwith notify the applicable Canadian Borrower and the Canadian Lenders that such interest rate cannot be determined for such Bankers' Acceptances and Notional Bankers' Acceptances, and the obligation of the Canadian Lenders to make, or to renew, Bankers' Acceptances and Notional Bankers' Acceptances shall be suspended until the Administrative Agent shall notify the applicable Canadian Borrower and the Canadian Lenders that the circumstances causing such suspension no longer exist.

     SECTION 2.09. Fees. (a) Commitment Fee. The US Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 2005, and on the Termination Date in respect of the applicable Facility, at the rate per annum equal to the Applicable Percentage in effect from time to time on the sum of the average daily Unused Revolving Credit Commitment of each Appropriate Lender plus, if such Lender is a US Revolving Credit Lender, its Pro Rata Share of (i) the average daily outstanding Canadian Revolving Credit Advances during such quarter and (ii) the average daily outstanding Swing Line Advances during such quarter to the extent the Lenders have not purchased their Pro Rata Share of such Swing Line Advances; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the US Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the US Borrower prior to such time; and provided, further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. It is understood and agreed that for purposes of this Section 2.09(a) and (b) the Canadian Borrowers shall have no liability in respect of fees payable by the US Borrower.


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

          (b) Letter of Credit Fees, Etc. (i) The US Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 2005, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date in respect of the US Revolving Letter of Credit Facility and in respect of the Canadian Letter of Credit Facility, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit which are Revolving Letters of Credit outstanding from time to time at the rate of at the Applicable Margin for Eurodollar Rate Advances under the Revolving Credit Facility. Upon (x) the occurrence and during the continuance of a Default under Section 6.01(a) or 6.01(g), the Administrative Agent shall and (y) the occurrence and during the continuance of any other Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, increase the amount of commission payable by the US Borrower under this clause (b)(i) by 2% per annum.

          (ii) The US Borrower shall pay to each Issuing Bank, for its own account, an issuance fee for each Letter of Credit issued by such Issuing Bank in an amount equal to 0.25% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date and such other commissions, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as such Borrower and such Issuing Bank shall agree.

          (c) Agents' Fees. Each Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between such Borrower and such Agent.

          (d) Stamping Fees. Each Canadian Borrower shall, on the date of each Drawing and on the date of each renewal of any outstanding Bankers' Acceptances or BA Equivalent Advances, pay to the Administrative Agent, in Canadian Dollars, for the ratable account of the Canadian Lenders accepting Drafts and purchasing Bankers' Acceptances or making BA Equivalent Advances, the Stamping Fee with respect to such Bankers' Acceptances or corresponding BA Equivalent Advances. Each Canadian Borrower irrevocably authorizes each such Canadian Lender to deduct the Stamping Fee payable with respect to each Bankers' Acceptance or Notional Bankers' Acceptances of such Canadian Lender from the Drawing Purchase Price payable by such Canadian Lender in respect of such Bankers' Acceptance or Notional Bankers' Acceptances in accordance with Section 2.18 and to apply such amount so withheld to the payment of such Stamping Fee for the account of the applicable Canadian Borrower and, to the extent such Stamping Fee is so withheld and legally permitted to be so applied, the applicable Canadian Borrower's obligations under the preceding sentence in respect of such Stamping Fee shall be satisfied.

     SECTION 2.10. Conversion of Advances. (a) Optional. (x) Any Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.11, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(d), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(d) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable


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

and binding on the applicable Borrower; and (y) any Canadian Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m. (New York City time) on a Business Day at least two Canadian Business Days prior to the date of the proposed conversion and subject to the provisions of Sections 2.08 or 2.11, convert all or any portion of the Canadian Revolving Credit Advances comprising part of the same Borrowing to Drawings in accordance with Section 2.18(a) hereof; provided, however, that any Conversion of Bankers' Acceptances or BA Equivalent Advances shall be made in accordance with Section
2.19. Each such notice of Conversion shall specify (A) the date of such Conversion, (B) the Canadian Revolving Credit Advances to be Converted, (C) if less than all of the Canadian Revolving Credit Advances comprising part of any Borrowing are to be Converted, the aggregate amount of Canadian Revolving Credit Advances to be so Converted and (D) the initial term to maturity of the Bankers' Acceptances or BA Equivalent Advances (which shall comply with the definition of "Maturity Date" in Section 1.01); provided, however, that, if the Administrative Agent determines in good faith (which determination shall be conclusive and binding upon the applicable Canadian Borrower) that the Bankers' Acceptances or BA Equivalent Advances cannot be Converted ratably by the Canadian Lenders, due solely to the requested aggregate Face Amount thereof, the aggregate Face Amount of Bankers' Acceptances and Notional Bankers' Acceptances to be created and purchased by any Canadian Lender shall be reduced to such lesser amount as the Administrative Agent determines will permit such Conversion to be so made and each Canadian Lender shall make a Credit Advance in the amount of the difference between such Canadian Lender's ratable portion of the original aggregate amount of the Canadian Revolving Credit Advances to be Converted and the Face Amount of the Bankers' Acceptances and Notional Bankers' Acceptances to be created by such Canadian Lender after giving effect to such Conversion. Each notice of Conversion under this Section 2.10 shall be irrevocable and binding on the applicable Canadian Borrower. A Conversion shall not constitute the repayment or prepayment of an Advance and the creation of a new Obligation hereunder; rather, the existing Obligation shall continue upon Conversion with full force and effect, as Converted.

          To the extent of any inconsistency between the provisions of this
Section 2.10(a) and Section 2.19 as regards the conversion of Bankers' Acceptances and BA Equivalent Advances, the provisions of Section 2.19 shall apply.

          (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

          (ii) If any Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

          (iii) Upon the occurrence and during the continuance of any Default,
(x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

     SECTION 2.11. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances or of purchasing, accepting or maintaining Bankers' Acceptances or Notional Bankers' Acceptances (excluding, for purposes of this Section 2.11, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrowers shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost.

          (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend, to accept, purchase, maintain loans, and/or discount Bankers' Acceptances or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the US Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend, to accept, purchase, maintain loans, and/or discount Bankers' Acceptances or Notional Bankers' Acceptances or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit.

          (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least a majority of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

          (e) Notwithstanding any other provision of this Agreement, if the introduction of or any change in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Canadian Lender or its BA Lending Office to perform its obligations hereunder to complete and accept Drafts, to purchase Bankers' Acceptances or Notional Bankers' Acceptances or to continue to fund or maintain Bankers' Acceptances or Notional Bankers' Acceptances hereunder, then, on notice thereof and demand therefor by such Canadian Lender to the applicable Canadian Borrower through the Administrative Agent (i) an amount equal to the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances outstanding at such time shall, within three Canadian Business Days following such demand (which shall only be made if deemed necessary by the applicable Canadian Lender to comply with applicable law), be deposited by the applicable Canadian Borrower into the BA Collateral Account until the Maturity Date of each such Bankers' Acceptance and Notional Bankers' Acceptance, (ii) upon the Maturity Date of any Bankers' Acceptance or Notional Bankers' Acceptance in respect of which any such deposit has been made, the Administrative Agent shall be, and hereby is, authorized (without notice to or any further action by the applicable Canadian Borrower) to apply, or to direct the Administrative Agent to apply, such amount (or the applicable portion thereof) to the reimbursement of such Bankers' Acceptance and (iii) the obligation of the Canadian Lenders to complete and accept Drafts and purchase Bankers' Acceptances and Notional Bankers' Acceptance shall be suspended until the Administrative Agent shall notify the Applicable Canadian Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

     SECTION 2.12. Payments and Computations. (a) The Borrowers shall make each payment hereunder or under the Notes or in respect of Bankers' Acceptances or BA Equivalent Advances or any other Loan Document, without any deduction, counterclaim or set-off (except as otherwise provided in Section 2.16), not later than 11:00 A.M. (New York City time) on the day when due in US Dollars or the Equivalent in Canadian Dollars, if applicable, to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrowers is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrowers is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) The Borrowers hereby authorize each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrowers' accounts with such Lender Party or such Affiliate any amount so due (it being understood that the accounts of the Canadian Borrowers shall not be charged for amounts owing in respect of the Obligations of the US Borrower).


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

          (c) All computations of interest based on the Base Rate and the Canadian Prime Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes or in respect of Bankers' Acceptances or BA Equivalent Advances or any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to any Lender Party hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the applicable Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

          (f) Whenever any payment hereunder or in respect of Bankers' Acceptances or BA Equivalent Advances shall be stated to be due on a day other than a Canadian Business Day such payment shall be made on the next succeeding Canadian Business Day and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be.

          (g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lender Parties under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lender Parties in the following order of priority:

          (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

          (ii) second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Issuing Banks, Swing Line Bank and the Canadian Lenders (solely in their respective capacities as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Banks and the Canadian Lenders on such date;


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

          (iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Sections
     8.04 hereof and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

          (iv) fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections
     2.11 and 2.13 hereof on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;

          (v) fifth, to the payment of all of the fees that are due and payable to the Lenders under Sections 2.09(a) and 2.09(b) on such date, ratably based upon the respective aggregate Commitments of the Lenders under the Facilities on such date;

          (vi) sixth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrowers under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lender Parties under Section 2.08(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

          (vii) seventh, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lender Parties under Section 2.08(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

          (viii) eighth, to the payment of the principal amount of all of the outstanding Advances that is due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lender Parties on such date; and

          (ix) ninth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the Lender Parties on such date.

If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lender Parties in accordance with such Lender Party's Pro Rata Share of the sum of (A) the aggregate principal amount of all Advances outstanding at such time and (B) the aggregate Available Amount of all Letters of Credit outstanding at such time, in repayment or prepayment of such of the outstanding Advances or other Obligations then owing to such Lender Party, and, in the case of the Term A Facility, for application to such principal repayment installments thereof, as the Administrative Agent shall direct. Notwithstanding the foregoing, no payment made by any Canadian Borrower hereunder shall be applied to satisfy the Obligations of the US Borrower hereunder.

     SECTION 2.13. Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender Party or any Agent hereunder or under the Notes or in respect of any Bankers' Acceptances or BA Equivalent Advances or any other Loan Document shall be made, in accordance with Section 2.12 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for


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

any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, income or franchise taxes (including interest, penalties and other additions thereto) that are measured by or imposed on its net income (i) by the United States or any state within the United States, (ii) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or in which its principal office is located or any political subdivision thereof, and (iii) in the case of each Lender Party, by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof and any branch profits taxes imposed by the Unites States or any similar taxes imposed by any other jurisdiction described in clauses (i), (ii), and (iii) above (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes or in respect of any Bankers' Acceptances or BA Equivalent Advances or any other Loan Document being hereinafter referred to as "TAXES"). Notwithstanding the foregoing sentence, the term Taxes shall include (i) taxes imposed by the United States or Canada, or any political subdivision thereof, in connection with the domestication of the US Borrower as a Delaware corporation, and (ii) taxes imposed by Canada or any political subdivision thereof that arise in any manner, directly or indirectly, in the event that the domestication of the US Borrower as a Delaware corporation is not effective or respected for purposes of the Income Tax Act (Canada) or any Canadian provincial equivalent. If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or in respect of any Bankers' Acceptances or BA Equivalent Advances or any other Loan Document to any Lender Party or any Agent, (x) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.13) and the Lender or the Administrative Agent, as the case may be, has paid any taxes, including taxes that would be excluded taxes hereunder, in respect of amounts received or receivable pursuant to this Section 2.13, such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (y) such Loan Party shall make all such deductions or withholdings and (z) such Loan Party shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, a Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any Notes or in respect of any Bankers' Acceptances or BA Equivalent Advances or any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "OTHER TAXES").

          (c) The Loan Parties shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of Taxes, Other Taxes or taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.13, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor; provided, however, that such Lender Party or Agent shall have made such demand within 180 days of any payment thereby of such taxes.

          (d) Notwithstanding the foregoing, the Loan Parties shall not be obligated to make payment to any Lender Party pursuant to Section 2.13(c) in respect of penalties, interest and other liabilities attributable to any Taxes or Other Taxes, if (i) such penalties, interest and other liabilities have accrued after the Loan Party has indemnified or paid all additional amounts due pursuant to


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

Section 2.13(c) or (ii) such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of the Lender Party.

          (e) Within 30 days after the date of any payment of Taxes or Other Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

          (f) With respect to funds borrowed by the US Borrower, each Lender Party (including any SPC under Section 8.07(k)), that is organized under the laws of a jurisdiction outside the United States or whose Applicable Lending Office is located outside the United States shall, (i) on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender (ii) on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and (iii) the date it designates a new Applicable Lending Office and from time to time thereafter as reasonably requested in writing by any Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the US Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI or other applicable form, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments made by the US Borrower pursuant to this Agreement or the Notes or any other Loan Document. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement or designates a new Applicable Lending Office indicate an applicable United States withholding tax rate on interest in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance or that a Lender Party designates a new Applicable Lending Office pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.13 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection
(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI or the related certificate described above, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the applicable Borrower and shall not be obligated to include in such form or document such confidential information. For purposes of this Section 2.13(e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (g) For any period with respect to which a Lender Party that is lending to the US Borrower has failed to provide the US Borrower with the appropriate form, certificate or other document described in subsection (f) above, which failure shall include for this purpose any material failure, at any time such Lender Party remains a party to this Agreement, of the form, certificate or other document to specify the correct rate of United States withholding tax, to the extent such specification is required by such form, certificate or other document (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (f) above), such Lender Party shall not be entitled (during the period such failure exists) to the increase described in subsection
(a)(x) or the indemnification under subsection (c) of


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

this Section 2.13 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes and such Lender Party shall be responsible for such Loan Parties' reasonable out of pocket expenses.

          (h) If a Lender Party determines, in its sole discretion, that it has received a refund or credit (in lieu of such refund other than a foreign tax credit) of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which such Borrower has paid additional amounts pursuant to this Section 2.13, it shall pay to such Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or such Lender Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to such Borrower or any other Person.

     SECTION 2.14. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes, in respect of any Bankers' Acceptances or BA Equivalent Advances and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party and under any Bankers' Acceptances and BA Equivalent Advances at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes, under any Bankers' Acceptances and BA Equivalent Advances and the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes and under any Bankers' Acceptances and BA Equivalent Advances at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes, under any Bankers' Acceptances and BA Equivalent Advances and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes, under any Bankers' Acceptances and BA Equivalent Advances and the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes and under any Bankers' Acceptances and BA Equivalent Advances at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so


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recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided, further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders; provided, further, that to the extent any such excess payment was received by such Lender Party due to an error of the Administrative Agent, such Lender shall forward such excess payment back to the Administrative Agent for proper disbursement. Each Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of such Borrower in the amount of such interest or participating interest, as the case may be.

     SECTION 2.15. Use of Proceeds. The proceeds of the Advances, the Drawings under the Bankers' Acceptances and issuances of Letters of Credit shall be available (and each Borrower agrees that it shall use such proceeds and Letters of Credit) solely to finance the consummation of the Transaction (and the "Transaction" as defined under the Existing Credit Agreement), pay transaction fees and expenses, provide working capital for each Borrower and its Subsidiaries and for general corporate purposes, including funding Capital Expenditures. The Canadian Term B Advances shall also be available for the repatriation of cash from the Canadian Borrowers to the US Borrower.

     SECTION 2.16. Defaulting Lenders. (a) In the event that, at any one time,
(i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to any Borrower and (iii) such Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower may, so long as no Event of Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of such Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, such Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by such Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The applicable Borrower shall notify the Administrative Agent at any time such Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by such Borrower to or for the account of such Defaulting Lender which is paid by such Borrower, after giving effect to the amount set off and otherwise applied by such Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.16.

          (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) any Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the


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Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by such Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by such Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

          (i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

          (ii) second, to the Issuing Banks, the Swing Line Banks and the Canadian Lenders for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Banks, the Swing Line Banks and the Canadian Lenders; and

          (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by such Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.16.

          (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) any Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with a bank (the "ESCROW BANK") selected by the Administrative Agent, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Escrow Bank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any


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

time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

          (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

          (ii) second, to the Issuing Banks, the Swing Line Banks and the Canadian Lenders for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Banks, the Swing Line Banks and the Canadian Lenders;

          (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

          (iv) fourth, to such Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

          (d) The rights and remedies against a Defaulting Lender under this
Section 2.16 are in addition to other rights and remedies that such Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

     SECTION 2.17. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Each Borrower agrees that upon notice by any Lender Party to any Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, such Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a US Revolving Credit Note, a Canadian Revolving Credit Note, a Term A Note, a Term B Note and/or a Canadian Term B Note, as applicable, in substantially the form of Exhibits A-1, A-2, A-3 and A-4 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment, the Term A Commitment, the Term B Commitment and/or the Canadian Term B Commitment, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

          (b) The Register maintained by the Administrative Agent pursuant to
Section 8.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the


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terms of each Assignment and Acceptance delivered to and accepted by it, (iii)
the amount of any principal or interest due and payable or to become due and payable from such Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from such Borrower hereunder and each Lender Party's share thereof.

          (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from such Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of such Borrower under this Agreement.

     SECTION 2.18. Drawings of Bankers' Acceptances and Notional Bankers' Acceptances. (a) Request for Drawing. Each Drawing shall be made on notice, given not later than 11:00 a.m. (New York City time) on a Canadian Business Day at least three Canadian Business Days prior to the date of the proposed Drawing, by any Canadian Borrower to the Administrative Agent, which shall give each Canadian Lender prompt notice thereof by telecopier. Each notice of a Drawing (a "NOTICE OF DRAWING") shall be in writing (including by telecopier), in substantially the form of Exhibit B-2 hereto, specifying therein the requested
(i) date of such Drawing (which shall be a Canadian Business Day), (ii) aggregate Face Amount of such Drawing and (iii) initial Maturity Date for each Bankers' Acceptance and BA Equivalent Advances comprising part of such Drawing; provided, however, that, if the Administrative Agent determines in good faith (which determination shall be conclusive and binding upon such Canadian Borrower) that the Drafts to be accepted and purchased as part of any Drawing cannot, due solely to the requested aggregate Face Amount thereof, be accepted and/or purchased ratably by the Canadian Lenders in accordance with Section 2.01(e), then the aggregate Face Amount of such Drawing (or the Face Amount of Bankers' Acceptances and Notional Bankers' Acceptances to be created and purchased by any Canadian Lender) shall be reduced to such lesser amount as the Administrative Agent determines will permit such Drafts comprising part of such Drawing to be so accepted and purchased and, unless such Canadian Borrower shall have given written notice to the contrary to the Administrative Agent, each Canadian Lender shall fund the difference between such Lender's ratable portion of the original aggregate Face Amount of such Drawing and the Face Amount of the Bankers' Acceptances to be created by such Lender after giving effect to such reduction in the form of a Canadian Advance, which shall be deemed for all purposes hereof to be a Canadian Advance made pursuant to Section 2.01(c). The Administrative Agent agrees that it will, as promptly as practicable, notify such Canadian Borrower of the unavailability of Bankers' Acceptances and, if applicable, of the date and the amount of each Canadian Advance to be made or actually made in accordance with the immediately preceding sentence. Each Draft in connection with any requested Drawing (A) shall be in a minimum amount of CN$1,000,000 or an integral multiple of CN$100,000 in excess thereof, and (B) shall be dated the date of the proposed Drawing. Each Canadian Lender that is a BA Lender shall, before 1:00 P.M. (Toronto time) on the date of each Drawing, complete one or more Drafts in accordance with the related Notice of Drawing, accept such Drafts and purchase the Bankers' Acceptances created thereby for the Drawing Purchase Price and shall, before 1:00 P.M. (Toronto time) on such date, make available for the account of its Applicable Lending Office to the Administrative Agent at its appropriate Administrative Agent's Account, in same day funds, the Drawing Purchase Price payable by such Lender for such Drawing less the Stamping Fee payable to such Lender with respect thereto under Section 2.09(d). Each Non-BA Lender shall, in lieu of accepting its proportionate amount of Bankers Acceptances forming part of a Drawing, make available to Borrower a loan (a "BA EQUIVALENT ADVANCE") in Canadian Dollars in an amount equal to the Drawing Purchase Price of the Bankers' Acceptances (which Bankers' Acceptances are referred to herein collectively as the "NOTIONAL BANKERS' ACCEPTANCES") that Non-BA Lender would have been required to accept if it were a


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BA Lender. Each Non-BA Lender shall, before 1:00 p.m. (Toronto time) on the date of each Drawing, make available for the account of its Applicable Lending Office to the Administrative Agent at its appropriate Administrative Agent's Account, in same day funds, the amount of the BA Equivalent Advance, less an amount equal to the Stamping Fee that would have been applicable to the Notional Bankers' Acceptance had it been a Bankers' Acceptance. In this Agreement, for the purposes of calculating the outstanding amount of any BA Equivalent Advance, such outstanding amount will be equal to the Face Amount of the Notional
Bankers' Acceptance that corresponds to such BA Equivalent Advance. Upon the fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make the funds it has received from the Canadian Lenders available to such Canadian Borrower by crediting the Canadian Borrower's Account.

          (b) Limitations on Drawings. Anything in Section 2.18(a) to the contrary notwithstanding, no Canadian Borrower may select a Drawing if the obligation of the Canadian Lenders to purchase and accept Bankers' Acceptances shall then be suspended pursuant to Section 2.18(d) or 2.11.

          (c) Binding Effect of Notices of Drawing. Each Notice of Drawing shall be irrevocable and binding on the applicable Canadian Borrower. In the case of any proposed Drawing, the applicable Canadian Borrower shall indemnify each Canadian Lender (absent any gross negligence or willful misconduct by the Canadian Lender) against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Drawing for such Drawing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Drawing Purchase Price (or in the case of Non-BA Lenders, the BA Equivalent Advance) to be paid by such Lender as part of such Drawing when, as a result of such failure, such Drawing is not made on such date (but, in any event, excluding any loss of profit and the Stamping Fee applicable to such Drawing or Advance).

          (d) Circumstances Making Bankers' Acceptances Unavailable. (i) If, with respect to any proposed Drawing, the Administrative Agent determines in good faith that circumstances affecting the money markets at the time any related Notice of Drawing is delivered or is outstanding will result in no market for the Bankers' Acceptances to be created in connection with such Drawing or an insufficient demand for such Bankers' Acceptances to allow the Lenders creating such Bankers' Acceptances to sell or trade the Bankers' Acceptances to be created and purchased or discounted by them hereunder in connection with such Drawing, then, upon notice to the applicable Canadian Borrower and the Canadian Lenders thereof, (A) the Notice of Drawing with respect to such proposed Drawing shall be canceled and the Drawing requested therein shall not be made and (B) the right of such Canadian Borrower to request a Drawing shall be suspended until the Administrative Agent shall notify such Borrower that the circumstances causing such suspension no longer exist. In the case of any such cancellation of a Notice of Drawing, unless such Canadian Borrower shall give written notice to the contrary to the Administrative Agent, the cancellation of any such Notice of Drawing shall be deemed to be the giving by such Canadian Borrower of a Notice of Borrowing for Canadian Borrower Advances consisting of Canadian Advances in an aggregate principal amount equal to the aggregate Face Amount of such proposed Drawing and the Canadian Lenders shall, subject to the terms and conditions hereof applicable to the making of Canadian Advances, make such Advances available to such Canadian Borrower, if practicable, on the same Business Day as the date of the requested Drawing, and otherwise on the next Business Day. The Administrative Agent agrees that it will, as promptly as practicable, notify such Canadian Borrower of the unavailability of Bankers' Acceptances and, if applicable, of the date and the amount of each Canadian Advance to be made or actually made in accordance with the immediately preceding sentence.

          (ii) Upon the occurrence and during the continuance of any Default, the obligation of the Canadian Lenders to create and purchase Bankers' Acceptances shall be suspended.


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          (e) Assumptions of the Administrative Agent. Unless the Administrative
Agent shall have received notice from a Canadian Lender prior to the date of any Drawing that such Lender will not make available to it such Lender's ratable share of the proceeds of such Drawing, in accordance with Section 2.18(a), the Administrative Agent may assume that such Lender has made such ratable share available to it on the date of such Drawing in accordance with Section 2.18(a) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Canadian Borrower on such date a corresponding amount. If and to the extent that any such Lender shall not have so made such ratable share available to the Administrative Agent, such Lender and the Canadian Borrowers severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the applicable Canadian Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the applicable Canadian Borrower, a rate per annum equal to the BA Rate used in calculating the Drawing Purchase Price with respect to such Drawing, and (ii) in the case of such Lender, the Canadian Interbank Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's ratable share of the proceeds of such Drawing for all purposes under this Agreement.

          (f) Presigned Draft Forms. To enable the Canadian Lenders which are BA Lenders to create Bankers' Acceptances in accordance with Section 2.01(e) and this Section 2.18, the Canadian Borrowers shall supply each BA Lender, upon the Canadian Borrowers' execution of this Agreement and from time to time thereafter, with such number of Drafts provided to the Canadian Borrowers by the Administrative Agent as the Administrative Agent may from time to time reasonably request, duly endorsed and executed on behalf of each Canadian Borrower by any one or more of its duly authorized officers. Each BA Lender shall exercise such care in the custody and safekeeping of any Drafts in its possession from time to time as it would exercise in the custody and safekeeping of similar property owned by it. The signatures of officers of the Canadian Borrowers on Drafts may be mechanically reproduced in facsimile and Bankers' Acceptances bearing such facsimile signatures shall be binding upon each Canadian Borrower as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Draft as one of such officers may no longer hold office at the date of such draft or at the date of its acceptance by a Lender hereunder or at any time thereafter, any Draft or Bankers' Acceptance so signed shall be valid and binding upon, and enforceable against, each Canadian Borrower. Each Canadian Borrower hereby appoints each Canadian Lender holding a Draft with respect to a Drawing made under this Agreement, as its attorney-in-fact to, from time to time, complete such Draft to adequately reflect such Drawing made by such Canadian Lender.

          (g) Distribution of Bankers' Acceptances. Bankers' Acceptances purchased by a Canadian Lender in accordance with the terms of Section 2.01(e) and this Section 2.18 may, in such Lender's sole discretion, be held by such Lender for its own account until the applicable Maturity Date or sold, rediscounted or otherwise disposed of by it at any time prior thereto in any relevant market therefor.

          (h) Failure to Fund in Respect of Drawings. The failure of any Canadian Lender to fund the Drawing Purchase Price to be funded by it as part of any Drawing or to make a BA Equivalent Advance shall not relieve any other Canadian Lender of its obligation hereunder to fund its Drawing Purchase Price on the date of such Drawing or to make a BA Equivalent Advance, but no Canadian Lender shall be responsible for the failure of any other Canadian Lender to fund the Drawing Purchase Price or make the BA Equivalent Advance to be funded or made, as the case may be by such other Canadian Lender on the date of any Drawing.

     SECTION 2.19. Renewal and Conversion of Bankers' Acceptances. (a) Optional Renewal. Any Canadian Borrower may on any Canadian Business Day, upon notice given to the Administrative


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Agent not later than 11:00 a.m. (New York City time) on a Business Day at least three Canadian Business Days prior to the date of the proposed renewal and subject to the provisions of Section 2.11, renew all or any portion of the Bankers' Acceptances and BA Equivalent Advances comprising part of the same Drawing; provided, however, that:

          (i) any renewal of Bankers' Acceptances or BA Equivalent Advances shall be made only on the then existing Maturity Date for such Bankers' Acceptances or BA Equivalent Advances;

          (ii) each renewal of Bankers' Acceptances and BA Equivalent Advances comprising part of the same Drawing shall be made ratably among the Lenders holding such Bankers' Acceptances and having made BA Equivalent Advances in accordance with the respective amount of such Bankers' Acceptances so held and BA Equivalent Advances so made; and

          (iii) upon the occurrence and during the continuance of any Event of Default no renewal of any Bankers' Acceptance or BA Equivalent Advances may be made.

Each such notice of renewal shall, within the restrictions set forth above, specify (A) the date of such renewal (which shall be the then existing Maturity Date of such Bankers' Acceptances and BA Equivalent Advances and shall be a Canadian Business Day), (B) the Bankers' Acceptances to be renewed, (C) if less than all of the Bankers' Acceptances and BA Equivalent Advances comprising part of any Drawing are to be renewed, the aggregate Face Amount for such renewal and
(D) the term to maturity of the renewed Bankers' Acceptances and BA Equivalent Advances (which shall comply with the definition of "Maturity Date" in Section 1.01); provided, however, that, if the Administrative Agent determines in good faith (which determination shall be conclusive and binding upon such Canadian Borrower) that the Bankers' Acceptances and BA Equivalent Advances cannot, due solely to the requested aggregate Face Amount thereof, be renewed ratably by the Canadian Lenders, the aggregate Face Amount of such renewal (or the Face Amount of Bankers' Acceptances or Notional Bankers' Acceptances to be created by any Canadian Lender) shall be reduced to such lesser amount as the Administrative Agent determines in good faith will permit such renewal to be so made and each Canadian Lender shall fund the difference between such Canadian Lender's ratable portion of the original aggregate Face Amount of such renewal and the Face Amount of the Bankers' Acceptances or Notional Bankers' Acceptances to be created by such Canadian Lender after giving effect to such reduction in the form of a Canadian Advance, which shall be deemed for all purposes hereof to be a Canadian Advance made pursuant to Section 2.01(c). Each notice of renewal under this Section 2.19 shall be irrevocable and binding on the applicable Canadian Borrower. Upon any renewal of Bankers' Acceptances and BA Equivalent Advances comprising part of any Drawing in accordance with this Section 2.19(a), the Canadian Lenders that hold the Bankers' Acceptances and that made BA Equivalent Advances to be renewed shall exchange such maturing Bankers' Acceptances for new Bankers' Acceptances and shall make new BA Equivalent Advances, containing the terms set forth in the applicable notice of renewal, and the Drawing Purchase Price payable for each such renewed Bankers' Acceptance and the proceeds of the new BA Equivalent Advance shall be applied, together with other funds, if necessary, available to the applicable Canadian Borrower, to reimburse the Bankers' Acceptances and BA Equivalent Advances otherwise maturing on such date. Each Canadian Borrower hereby irrevocably authorizes and directs each Canadian Lender to apply the proceeds of each renewed Bankers' Acceptance or BA Equivalent Advance owing to it to the reimbursement, in accordance with this Section 2.19(a), of the Bankers' Acceptances or BA Equivalent Advances owing to such Canadian Lender and maturing on such date.

          (b) Optional Conversion. Each Canadian Borrower may on any Canadian Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m. (New York City time) on a Business Day at least two Canadian Business Days prior to the date of the proposed Conversion and


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subject to the provisions of Section 2.19, Convert all or any portion of the
Bankers' Acceptances or BA Equivalent Advances comprising part of the same Drawing to a Canadian Revolving Credit Borrowing comprised of Canadian Advances; provided, however, that:

          (i) any Conversion of Bankers' Acceptances and BA Equivalent Advances shall be made only on the then existing Maturity Date for such Bankers' Acceptances and BA Equivalent Advances;

          (ii) each Conversion of Bankers' Acceptances and BA Equivalent Advances comprising part of the same Drawing shall be made ratably among the Lenders that hold such Bankers' Acceptances and that made such BA Equivalent Advances in accordance with the respective amounts of such Bankers' Acceptances and BA Equivalent Advances so held and made; and

          (iii) no Conversion may be made if (A) the amount of the Advance to be made by any Canadian Lender in connection with such Conversion would exceed such Canadian Lender's unused portion of its Canadian Revolving Credit Commitment under the Canadian Subfacility in effect at the time of such Conversion, or (B) after giving effect to such Conversion, the sum of, in each case without duplication, the aggregate principal amount of outstanding Canadian Advances plus the aggregate Face Amount of Bankers' Acceptances and Notional Bankers' Acceptances then outstanding in respect of outstanding BA Equivalent Advances then outstanding plus the aggregate Available Amount of all Canadian Letters of Credit outstanding at such time plus outstanding Canadian Letter of Credit Advances would exceed the Canadian Subfacility.

Each such notice of Conversion shall, within the restrictions set forth above, specify (A) the date of such Conversion (which shall be the then existing Maturity Date of such Bankers' Acceptances and BA Equivalent Advances and shall be a Canadian Business Day), (B) the Bankers' Acceptances and BA Equivalent Advances to be Converted and (C) if less than all of the Bankers' Acceptances and BA Equivalent Advances comprising part of any Drawing are to be Converted, the aggregate Face Amount of such Conversion. Each notice of Conversion under this Section 2.19 shall be irrevocable and binding on each Canadian Borrower. Upon any Conversion of Bankers' Acceptances and BA Equivalent Advances comprising part of the same Drawing in accordance with this Section 2.19(b), the obligation of the Canadian Borrower to reimburse the Lenders under Section 2.12 in respect of the Bankers' Acceptances and BA Equivalent Advances otherwise maturing on such date shall, to the extent of such conversion, be Converted to an obligation to reimburse the Lenders making the Canadian Advances made in respect of such maturing Bankers' Acceptances and BA Equivalent Advances on such date ratably in accordance with the amount of the Advances held by such Lender at the time of reimbursement. Each Canadian Borrower hereby irrevocably authorizes and directs each Canadian Lender to apply the net proceeds of each Canadian Advance made by such Lender pursuant to this Section 2.19(b) to the reimbursement of the Bankers' Acceptances or Notional Bankers' Acceptances owing to such Lender and maturing on such date.

          (c) Mandatory Conversion. Upon the occurrence and during the continuance of any Event of Default, or if the Canadian Borrower shall fail (i) to deliver a properly completed notice of renewal under Section 2.19(a) or a properly completed notice of Conversion under Section 2.19(b) indicating its intention to renew or to Convert any maturing Bankers' Acceptances and BA Equivalent Advances or (ii) to reimburse the Canadian Lenders for any Bankers' Acceptances and BA Equivalent Advances comprising part of the same Drawing pursuant to Section 2.04, the Administrative Agent will forthwith so notify the applicable Canadian Borrower and the Canadian Lenders, whereupon each such Bankers' Acceptance and BA Equivalent Advances will automatically, on the then existing Maturity Date of such Bankers' Acceptance or BA Equivalent Advances, Convert into a Canadian Advance.


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     SECTION 2.20. L/C Collateral Accounts. (a) The US Borrower hereby grants to the Administrative Agent a security interest in such US Borrower's right, title and interest in and to the US L/C Collateral Account and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), all interest, dividends, distributions, cash, instruments and other property from time to time received or receivable in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the US L/C Collateral Account.

          (b) Each of the Canadian Borrowers hereby unconditionally sells, assigns, transfers and conveys to the Sub-Agent all of such Canadian Borrower's right, title and interest in and to the BA Collateral Account, the BA Collateral, the Canadian L/C Collateral Account and the Canadian L/C Collateral.

          (c) If a court of competent jurisdiction determines that each Canadian Borrower's right, title and interest in and to the BA Collateral Account, the BA Collateral, the Canadian L/C Collateral Account and the Canadian L/C Collateral have not been sold, assigned, transferred and conveyed by such Canadian Borrower to the Sub-Agent pursuant to Section 2.20(b) for any reason whatsoever, then each Canadian Borrower, as a separate and distinct obligation, hereby (i) grants to the Sub-Agent a security interest (the "CANADIAN SECURITY INTEREST"), in such Canadian Borrower's right, title and interest in and to the BA Collateral Account, the BA Collateral, the Canadian L/C Collateral Account and the Canadian L/C Collateral, and (ii) consents to the filing, prior to the Initial Extension of Credit, of financing statements against such Canadian Borrower under the PPSA in all jurisdictions required in order to perfect and protect the first priority liens and security interests created by the Canadian Security Interest covering the BA Collateral Account, the BA Collateral, the Canadian L/C Collateral Account and the Canadian L/C Collateral.

          (d) If a court of competent jurisdiction determines that (i) each Canadian Borrower's right, title and interest in and to the BA Collateral Account, the BA Collateral, the Canadian L/C Collateral Account and the Canadian L/C Collateral have not been sold, assigned, transferred and conveyed by such Canadian Borrower to the Sub-Agent pursuant to Section 2.20(b) for any reason whatsoever and (ii) a Canadian Security Interest in the BA Collateral Account, the BA Collateral, the Canadian L/C Collateral Account and the Canadian L/C Collateral has not been created pursuant to Section 2.20(c) for any reason whatsoever, each Canadian Borrower, as a distinct and separate obligation, hereby agrees and acknowledges that the Sub-Agent has: (x) upon deposit of any BA Collateral in the BA Collateral Account, a perfected a security interest by possession in such BA Collateral, pursuant to the applicable PPSA and (y) upon deposit of any Canadian L/C Collateral in the Canadian L/C Collateral Account, a perfected a security interest by possession in such Canadian L/C Collateral, pursuant to the applicable PPSA.

                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

     SECTION 3.01. Conditions Precedent to the Amendment and Restatement of the Existing Credit Agreement and the Initial Extension of Credit. The obligation of each Lender under the Existing Credit Agreement to amend and restate such agreement in accordance with the terms hereof and the applicable Lenders to make an Advance on or after the Closing Date under the Term B Commitment or the Canadian Term B Commitment, as applicable in accordance with the terms hereof is subject to the reasonable satisfaction or waiver of the following conditions precedent before or concurrently with the Initial Extension of Credit:


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

          (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Lender Parties (unless otherwise specified) and (except for the Notes) in a number of copies reasonably requested by the Administrative Agent for each Lender Party:

          (i) The Notes payable to the order of the Lenders to the extent requested by the Lenders pursuant to the terms of Section 2.17.

          (ii) A security agreement in substantially the form of Exhibit C-1 hereto (the "US SECURITY AGREEMENT"), a security agreement in substantially the form of Exhibit C-2 hereto (the "CANADIAN SECURITY AGREEMENT"), and deeds of hypothec and the related debentures and pledges of debentures in substantially the form of Exhibit C-3 hereto (collectively, the "HYPOTHEC"), if applicable, duly executed by each Loan Party, together with:

               (A) certificates representing the Initial Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Initial Pledged Debt referred to therein, indorsed in blank,

               (B) proper financing statements or other registration documentation in form appropriate for filing under the Uniform Commercial Code or other applicable legislation in the jurisdiction of organization of each applicable Loan Party or other jurisdiction that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement or the Hypothec, in respect of the Collateral described in the Security Agreement or the Hypothec,

               (C) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement or the Hypothec that the Administrative Agent may deem necessary in order to perfect and protect the security interest created thereunder, and

               (D) evidence that all other action that the Administrative Agent may deem necessary in order to perfect and protect the first priority liens and security interests created under the Security Agreement or the Hypothec has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements or discharge statements under other applicable legislation).

          (iii) The filing of the financing statements required pursuant to
     Section 2.20(c).

          (iv) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the Transaction and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party.


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

          (v) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each US Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto, if any, on file in such Secretary's office and (B) that (1) such amendments, if any, are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

          (vi) A copy of the articles of each Canadian Loan Party incorporated under the Canada Business Corporations Act, certified by Industry Canada dated reasonably near the date of the Initial Extension of Credit.

          (vii) A copy of the articles of each Canadian Loan Party incorporated under a Province of Canada, duly certified by the Secretary or an Assistant Secretary of such Loan Party to be true and correct and dated the date of the Initial Extension of Credit.

          (viii) A certificate of compliance or certificate of status, as the case may be, in respect of each Canadian Loan Party, dated reasonably near the date of the Initial Extension of Credit.

          (ix) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary or any authorized officer, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(iv) or the Certificate of Industry Canada referred to in Section 3.01(a)(v), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in
     Section 3.01(a)(iii) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

          (x) A certificate of the Secretary or an Assistant Secretary or any authorized officer of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

          (xi) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance reasonably satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall reasonably request.


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

          (xii) The US Subsidiary Guaranty in substantially the form of Exhibit E-1 hereto or the US Subsidiary Guaranty Reaffirmation in substantially the form of Exhibit E-1-A, as applicable, duly executed by each US Subsidiary Guarantor.

          (xiii) The Canadian Subsidiary Guaranty in substantially the form of Exhibit E-2 hereto or the Canadian Subsidiary Guaranty Reaffirmation in substantially the form of Exhibit E-2-A hereto, as applicable, duly executed by each Canadian Subsidiary Guarantor in respect of the Canadian Subfacility and the Canadian Term B Facility.

          (xiv) The Parent Guaranty Reaffirmation in substantially the form of Exhibit E-3 hereto, duly executed by the US Borrower, as parent guarantor.

          (xv) Certificates, in substantially the form of Exhibit F-1 and Exhibit F-2 hereto, respectively, attesting to the Solvency of (A) each Borrower and (B) the Borrowers and their Subsidiaries on a consolidated basis, in each case, before and after giving effect to the Transaction, from the Chief Financial Officer of the appropriate Borrower.

          (xvi) Counterparts of this Agreement executed by the "Required Lenders" under the Existing Credit Agreement.

          (xvii) A favorable opinion of Latham & Watkins LLP, counsel for the Loan Parties in form and substance reasonably satisfactory to the Lender Parties, in substantially the form of Exhibit G-1 hereto.

          (xviii) Favorable opinions of Goodmans LLP, BCF S.E.N.C.R.L./LLP and Fraser Milner Casgrain LLP, Canadian counsel for the Loan Parties in form and substance reasonably satisfactory to the Lender Parties, in substantially the form of Exhibit G-2 hereto.

          (xix) Favorable opinions of in-house and/or local counsel for the Loan Parties in states and provinces in which the Loan Parties are located in form and substance reasonably satisfactory to the Administrative Agent.

          (xx) A favorable opinion of Shearman & Sterling, counsel for the Joint Lead Arrangers, in form and substance satisfactory to the Lenders.

          (b) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the knowledge of the Borrowers, threatened before any Governmental Authority that (i) could be reasonably expected to (A) have a material adverse effect on the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities or material agreements of the US Borrower and its Subsidiaries, taken as a whole, (B) adversely affect the rights and remedies of any Agent or any Lender Party under any Loan Document or (C) adversely affect the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party or (ii) could be reasonably likely to adversely affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction.

          (c) All Governmental Authorizations and third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lender Parties) and shall remain in effect;


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

all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction.

          (d) The Lender Parties shall be reasonably satisfied with each of the Related Documents and all other agreements, instruments and documents relating to the Transaction and the Tender Offer shall have been (or concurrently herewith shall be) successfully consummated.

          (e) The Borrowers shall have paid all accrued fees of the Agents, the Joint Lead Arrangers and the Lender Parties and all reasonable and invoiced accrued expenses of the Agents and the Joint Lead Arrangers (including the reasonable and invoiced accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties), to the extent required to be paid under the Loan Documents.

          (f) The Lender Parties shall have received a pro forma consolidated balance sheet of the US Borrower and its Subsidiaries as of May 31, 2006, after giving effect to the Transactions, together with a certificate of the chief financial officer of the US Borrower to the effect that such statements accurately present in all material respects the pro forma financial position of the US Borrower and its Subsidiaries in accordance with GAAP, and the Lender Parties shall be satisfied that such balance sheet is not materially inconsistent with the forecasts previously provided to the Lender Parties.

          (g) The Administrative Agent shall have received evidence reasonably satisfactory to it that the amount, types and terms and conditions of all insurance maintained by the Borrowers and their Subsidiaries (including business interruption insurance) are consistent with past practices.

     SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a US Revolving Credit Lender pursuant to Section 2.03(c), a Swing Line Advance made by a US Revolving Credit Lender pursuant to Section 2.02(b) and a Canadian Advance made by a US Revolving Credit Lender pursuant to Section 2.02(c)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the Borrowers to request a Swing Line Borrowing and the obligation of the Canadian Lenders to accept and/or purchase Bankers' Acceptances or make BA Equivalent Advances, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal the following statements shall be true and the Administrative Agent shall have received for the account of such Lender or such Issuing Bank a certificate signed by a duly authorized officer of the applicable Borrower and the US Borrower, dated the date of such Borrowing or issuance or renewal, stating that and the acceptance by the applicable Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by such Borrowers that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true:

          (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and


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

          (ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom.

     SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if applicable, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of the Term B Borrowing or the Canadian Term B Borrowing, as applicable.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties of the Borrower. The US Borrower represents and warrants, after giving effect to the transactions contemplated by the Loan Documents, as though such transactions were consummated on and as of the Effective Date, as follows:

          (a) Each Loan Party and each of its Subsidiaries (i) is an organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, amalgamation or continuance, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except where the failure to have such power and authority could not be reasonably likely to have a Material Adverse Effect.

          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party as of the Effective Date, showing as of the Effective Date (as to each such Subsidiary) the jurisdiction of its incorporation and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except Liens permitted under Section 5.02(a).

          (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of


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

its Subsidiaries, except in each case where such violation, conflict, contravention or imposition would not result in a Material Adverse Change. No Loan Party or any of its Subsidiaries is in violation of any such charter, bylaw, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

          (d) Except to the extent obtained, no Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction or (ii) the exercise by any Agent or any Lender Party of its rights under the Loan Documents, except where the failure to obtain such Governmental Authorization could not reasonably be expected to have a Material Adverse Effect.

          (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and the effect of general principles of equity.

          (f) There is no action, suit, litigation, proceeding or official investigation (of which any of the Loan Parties have received written notice from the applicable authority) affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the actual knowledge of any Loan Party, threatened before any Governmental Authority that
(i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction.

          (g) The Consolidated balance sheets of the US Borrower and its Subsidiaries as at August 31, 2005, and the related Consolidated statements of income and Consolidated statement of cash flows of the US Borrower and its Subsidiaries for the fiscal year then ended, accompanied (in the case of such Consolidated financial statements) by an unqualified opinion of PricewaterhouseCoopers, independent public accountants, and the Consolidated balance sheets of the US Borrower and its Subsidiaries as at May 31, 2006, and the related Consolidated statements of income and Consolidated statement of cash flows of the US Borrower and its Subsidiaries for the six months then ended, duly certified by the Chief Financial Officer or Treasurer of the US Borrower, copies of which have been furnished to each Lender Party, fairly present the Consolidated financial condition of the US Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the US Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis, and since August 31, 2005, there has been no Material Adverse Change.

          (h) The pro forma Consolidated balance sheet of the US Borrower and its Subsidiaries as of May 31, 2006, certified by the chief financial officer of the US Borrower, copies of which have been furnished to each Lender Party, fairly present in all material respects the Consolidated pro forma financial condition of the US Borrower and its Subsidiaries as at such date, giving effect to the Transaction, in accordance with GAAP.


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

          (i) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which such statements are made.

          (j) No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (k) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          (l) Upon the filing of the financing statements delivered hereunder pursuant to Section 3.01(a)(ii) under the applicable PPSA, all filings and other actions necessary or desirable to perfect and protect the Canadian Security Interest in the BA Collateral Account, the BA Collateral, the Canadian L/C Collateral Account and in the Canadian L/C Collateral have been duly made or taken and are in full force and effect, and Section 2.20(c) of this Agreement creates in favor of the Sub-Agent for the benefit of the Canadian Issuing Banks, a valid and, together with such filings and other actions, perfected first priority security interest in the BA Collateral Account, the BA Collateral, the Canadian L/C Collateral Account and in the Canadian L/C Collateral, and all filings and other actions necessary or desirable to perfect and protect the Canadian Security Interest have been duly taken.

          (m) Each Borrower is, individually and the Borrowers together with their Subsidiaries are, Solvent.

          (n) (i) Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all material Plans and Multiemployer Plans as of the Effective Date.

          (ii) No ERISA Event has occurred after the date hereof or is reasonably expected to occur with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

          (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan as of the end of such Plan Year, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

          (v) Except as could not reasonably be expected to have a Material Adverse Effect, neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been


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

     terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (vi) With respect to each scheme or arrangement mandated by a government other than the United States (a "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a "FOREIGN PLAN"):

               (A) Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

               (B) The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles, except to the extent that any such unfunded accrued benefit obligations could not reasonably be expected to have a Material Adverse Effect.

               (C) Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, except to the extent failure to so register or maintain the Foreign Plan in good standing could not reasonably be expected to result in a Material Adverse Effect.

          (o) Except as could not reasonably be likely individually or in the aggregate to have a Material Adverse Effect: (i) the operations and properties of each Loan Party and each of its Subsidiaries comply in all respects with all applicable Environmental Laws and Environmental Permits; (ii) all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs; (iii) no circumstances exist that could (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties or (B) cause any such property to be subject to any Environmental Deed Restriction; (iv) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or to the knowledge of the Loan Parties proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state, provincial or local list; (v) there are no underground storage tanks in which Hazardous Materials are being or have been stored in violation of applicable Environmental Laws on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (vi) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries that requires removal or encapsulation under Environmental Law; (vii) Hazardous Materials have not been released, discharged or disposed in violation of Environmental Law on any currently or, during any Loan Party's or any Subsidiaries' ownership or operation thereof, formerly owned or operated property; (viii) neither any Loan Party nor any of its Subsidiaries has been identified as a potentially responsible party at any third-party waste


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disposal facility; and (ix) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any currently or, during any Loan Party's or any Subsidiaries' ownership or operation thereof, formerly owned or operated property, by any Loan Party or any of its Subsidiaries or to the knowledge of any Loan Party or any of its Subsidiaries, by any other Person, have been disposed of in a manner not reasonably expected to result in an Environmental Action against any Loan Party or any of its Subsidiaries.

          (p) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Agreement.

          (ii) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all income and other material tax returns (federal, state, provincial, local, municipal and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

          (iii) Set forth on Schedule 4.01(p) hereto is a complete and accurate list, as of the Effective Date, of each taxable year of each Loan Party and each of its Subsidiaries for which federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

          (iv) The aggregate unpaid amount, as of the Effective Date, of adjustments to the federal income tax liability of each Loan Party and each of its Subsidiaries proposed in writing by the Internal Revenue Service or the Canada Revenue Agency, as the case may be, with respect to Open Years does not exceed $15,000,000. No issues have been raised by the Internal Revenue Service or the Canada Revenue Agency, as the case may be, in respect of Open Years that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (v) The aggregate unpaid amount, as of the Effective Date, of adjustments to the state, provincial, local and foreign tax liability of each Loan Party and its Subsidiaries proposed by all state, provincial, local and foreign taxing authorities (other than amounts arising from adjustments to federal income tax returns) does not exceed $3,000,000. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

          (q) Set forth on Schedule 4.01(q) hereto is a complete and accurate list of all Surviving Debt (other than intercompany Debt among Loan Parties), showing as of the Effective Date the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

          (r) Set forth on Schedule 4.01(r) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the Effective Date the lienholder thereof and the property or assets of such Loan Party or such Subsidiary subject thereto, and as of the Effective Date, such Liens either (i) secure only Capital Leases, purchase money Debt, operating leases, or Surviving Debt or (ii) are precautionary filings under applicable law.

          (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the Effective Date, showing as of the Effective Date the amount, obligor or issuer and maturity, if any, thereof.


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          (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, showing as of the Effective Date the parties, subject matter and term thereof.

          (u) The aggregate fair market value of the assets held by the Immaterial Subsidiaries is not greater than $20,000,000.

          (v) All filings and other actions necessary to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority (subject to Permitted Liens and liens permitted under Section 5.02(a)(xiv) (other than liens arising in connection with Debt of a Canadian Subsidiary so long as any amounts remain outstanding under the Canadian Term B Facility) and (xv)) security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents (subject to Permitted Liens and liens permitted under Section 5.02(a)(xiv) (other than liens arising in connection with Debt of a Canadian Subsidiary so long as any amounts remain outstanding under the Canadian Term B Facility) and (xv)).

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

     SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, except contingent indemnification obligations, a claim for which has not been asserted, any Letter of Credit or any Bankers' Acceptance or BA Equivalent Advance shall be outstanding or any Lender Party shall have any Commitment hereunder, the US Borrower will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except where failure to do so could not be reasonably likely to result in a Material Adverse Effect.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful material claims that, if unpaid, might by law become a Lien upon its property, including, without limitation, any Foreign Plan obligation; provided, however, that neither the US Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c) Compliance with Environmental Laws. Comply, and require each of its Subsidiaries and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable


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Environmental Laws and material Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all material Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, to the extent required by Environmental Laws in accordance with any Governmental Authority; provided, however, that neither the US Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings, appropriate reserves are being maintained with respect to such circumstances and any such Hazardous Materials do not and could not reasonably be expected to pose an imminent and substantial endangerment to human health or the environment.

          (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance, including, without limitation, business interruption insurance with responsible and reputable insurance companies or associations (or through self-insurance in a manner consistent with commercially reasonable practices) in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the US Borrower or such Subsidiary operates.

          (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence (except as permitted under Section 5.02(d)), legal structure, legal name, rights (charter and statutory), permits, licenses, approvals and franchises; provided, however, that neither the US Borrower nor any of its Subsidiaries shall be required to preserve its legal structure, preserve its legal name, or preserve any right, permit, license, approval or franchise if the management of the US Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the US Borrower or such Subsidiary, as the case may be, and that the loss thereof could not be reasonably likely, either individually or together with all other similar losses, to have a Material Adverse Effect.

          (f) Visitation Rights. At any reasonable time during normal business hours and from time to time, permit any of the Agents or, if accompanied by an Agent, any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the US Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the US Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants (provided a representative of the US Borrower shall have an opportunity to be present); provided that so long as no Event of Default shall have occurred and be continuing, only one such visit of each Agent and Lender Party per Fiscal Year shall be at the expense of the US Borrower.

          (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which entries (which shall be full and correct in all material respects) shall be made of all financial transactions and the assets and business of the US Borrower and each such Subsidiary in accordance with United States generally accepted accounting principles in effect from time to time.

          (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in normal working order and condition, ordinary wear and tear excepted and will


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from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof except, in each case, where failure to do so could not be reasonably likely to result in a Material Adverse Effect.

          (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the US Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, other than transactions among Loan Parties, except that the following shall be permitted:
(i) dividend payments permitted under Section 5.02(f); (ii) Investments permitted under Section 5.02(e), including, without limitation, Debt permitted under Section 5.02(b); (iii) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of the applicable Person; (iv) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;
(v) sales of capital stock of the US Borrower to Affiliates of the US Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith; (vi) any transactions with an Affiliate where the only consideration paid by any Loan Party is capital stock; (vii) any tax sharing payments required under the Tax Agreement; (viii) loans to employees, directors and officers in the ordinary course of business and otherwise permitted under Section 5.02(e)(iii); and (ix) any allocations or charges of insurance premiums on a reasonable basis and in the ordinary course of business.

          (j) Covenant to Guarantee Obligations and Give Security. (i) Upon the formation or acquisition of any new direct or indirect Subsidiaries that are not Immaterial Subsidiaries by any Loan Party, then at the US Borrower's expense:

               (A) in connection with the formation or acquisition of a wholly-owned Subsidiary that is not an insurance company, within 30 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents or, if a Canadian Subsidiary, guaranteeing the Obligations of the Canadian Loan Parties under the Loan Documents, provided, however, that solely with respect to a guaranty or guaranty supplement to secure the Obligations of the U.S. Loan Parties under the Loan Documents, this clause (i) will not apply to any Subsidiary that is (A) a CFC or (B) a Subsidiary that is held directly or indirectly by a CFC;

               (B) so long as the (x) Term B Advances or the Canadian Term B Advances are outstanding or (y) the Revolving Credit Facility and the Term Loan A Facility do not have a Target Rating (to the extent that any Obligations under the Revolving Credit Agreement or the Term Loan A Facility or any Term A Commitments or Revolving Credit Commitments remain outstanding), within 30 days (or such longer period as agreed by the Administrative Agent) after (A) such formation or acquisition of a wholly-owned Subsidiary that is not an insurance company by any Loan Party, duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Collateral Agent such additional pledges, assignments, security agreement supplements, and other security agreements as specified by, and in form and substance satisfactory to the Collateral


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

          Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all intercompany Debt of such Subsidiary and (B) such formation or acquisition of any new wholly owned Subsidiary, duly execute and deliver and cause such Subsidiary and each Loan Party acquiring Equity Interests in such Subsidiary to duly execute and deliver to the Collateral Agent pledges, assignments, security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to, the Collateral Agent, securing payment of all of the Obligations of such Subsidiary or Loan Party and constituting Liens on the Equity Interests in such new Subsidiary, respectively, under the Loan Documents; provided that (x) the Equity Interests and intercompany Debt of any Subsidiary held by a CFC shall not be required to be pledged to secure Obligations of a US Loan Party, (y) if such new property is Equity Interests in a CFC, no more than 66% of the Equity Interests in such CFC shall be pledged in favor of the Secured Parties and (z) no CFC or Foreign Disregarded Entity shall be required to make any pledge, assignment, or enter into any security agreement to secure the Obligations of any U.S. Loan Party.

               (C) so long as the (x) Term B Advances or the Canadian Term B Advances are outstanding or (y) the Revolving Credit Facility and the Term Loan A Facility do not have a Target Rating (to the extent that any Obligations under the Revolving Credit Agreement or the Term Loan A Facility or any Term A Commitments or Revolving Credit Commitments remain outstanding), within 30 days (or such longer period as agreed by the Administrative Agent) after such formation or acquisition, take, and cause each Loan Party and each newly acquired or newly formed wholly owned Subsidiary (other than any Subsidiary that is a CFC or a Foreign Disregarded Entity) to take, whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements) may be necessary in the good faith opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the Equity Interests and intercompany Debt purported to be subject to the pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms;

               (D) within 60 days after such formation or acquisition, deliver to the Administrative Agent, but only upon the reasonable request of the Administrative Agent, a signed copy of a favorable opinion, addressed to the Administrative Agent, of counsel for the Loan Parties acceptable to the Administrative Agent as to (1) the matters contained in clause (i) above, (2) such guaranties and guaranty supplements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, and (3) such other matters as the Administrative Agent may reasonably request; and

               (E) so long as the (x) Term B Advances or the Canadian Term B Advances are outstanding or (y) the Revolving Credit Facility and the Term Loan A Facility do not have a Target Rating (to the extent that any Obligations under the Revolving Credit Agreement or the Term Loan A Facility or any Term A Commitments or Revolving Credit Commitments remain outstanding), at any time and from time to time, promptly execute and deliver, and cause each Loan Party and each newly acquired or newly formed wholly owned Subsidiary (other than any Subsidiary that is a CFC or a Foreign Disregarded Entity) to execute and deliver, any and all further instruments and documents and take, and cause each Loan Party and each newly acquired or newly formed wholly owned Subsidiary (other than any Subsidiary that is a CFC or a Foreign


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

          Disregarded Entity) to take, all such other action as the Collateral Agent may deem necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, pledges, assignments, security agreement supplements and security agreements.

          (ii) In the event that 2026992 Ontario Ltd. has not been amalgamated with Laidlaw Transit to form the amalgamated entity Laidlaw Transit Ltd. within 45 days following the Effective Date (or such later date as agreed by the Collateral Agent in its sole discretion), (A) the US Borrower or Laidlaw Transit, as applicable, shall on such date (1) execute and deliver to the Collateral Agent pledges, assignments, security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to, the Collateral Agent constituting Liens on no more than 66% of the Equity Interests in 2026992 Ontario Ltd. under the Loan Documents and (2) take whatever action (including, without limitation, the filing of Uniform Commercial Code or other applicable financing statements) that may be reasonably necessary in the good faith opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on such Equity Interests, enforceable against all third parties in accordance with their terms and (B) 2026992 Ontario Ltd. shall, on such date, execute and deliver the Amended and Restated Canadian Subsidiary Guaranty and the Canadian Security Agreement, or supplements for each, as applicable.

          (iii) Within 30 days following the Effective Date (or such later date as agreed by the Collateral Agent in its sole discretion), the Borrowers shall obtain estoppels in form and substance reasonably acceptable to the Collateral Agent or make such other arrangements as may be acceptable to the Collateral Agent with respect to the registrations set forth on
     Schedule 5.01(j) hereto.

          (k) Further Assurances. (i) Promptly upon the reasonable request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

          (ii) Promptly upon the reasonable request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, pledge agreements, financing statements, termination statements, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents and (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its wholly owned Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lender Parties the rights granted or now or hereafter intended to be granted to the Lender Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its applicable Subsidiaries to do so.

          (l) Performance of Related Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect,


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

and enforce such Related Document in accordance with its terms, except in each case for any action or inaction that could not reasonably be likely to have a Material Adverse Effect.

     SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, except contingent indemnification obligations, the claim for which has not been asserted, any Letter of Credit or any Bankers' Acceptance or any BA Equivalent Advance shall be outstanding or any Lender Party shall have any Commitment hereunder, the US Borrower will not, at any time:

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, or the applicable PPSA, a financing statement that names the US Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, except:

          (i) Liens created under the Loan Documents;

          (ii) Permitted Liens;

          (iii) Liens existing on the date hereof and described on Schedule 4.01(r) hereto;

          (iv) purchase money Liens upon or in real property or equipment acquired or held by the US Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such foregoing Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed at any time outstanding (together with Liens incurred pursuant to Section 5.02(a)(v)) an aggregate amount equal to 7.5% of Consolidated Tangible Assets at such time;

          (v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(ii)(B); provided, that no such Lien shall extend to or cover any assets other than the assets subject to such Capitalized Leases;

          (vi) Liens on property of a Person existing at the time (A) such Person is merged into or amalgamated or consolidated with a Borrower or any Subsidiary of a Borrower, (B) becomes a Subsidiary of a Borrower or (C) such property is acquired and, in the case of clauses (A) and (B), which Liens secure Debt permitted by Section 5.02(b)(ii)(E), and in the case of clause (C), which Liens secure Debt permitted by


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     Section 5.02(b); provided, in each case, that (x) such merger or amalgamation or consolidation is otherwise permitted under the Loan Documents, (y) such Liens were not created in contemplation of such merger, amalgamation, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with such Borrower or such Subsidiary or acquired by such Borrower or such Subsidiary and improvements on such assets and (z) such Liens are no more favorable to the lienholders than the terms or conditions of such liens immediately prior to such merger, amalgamation, consolidation or investment;

          (vii) other Liens securing Debt outstanding in an aggregate principal amount not to exceed $100,000,000;

          (viii) the replacement, extension or renewal of any Lien permitted by clauses (iii) through (vii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby;

          (ix) Operating Leases or subleases of the properties of the US Borrower or such Subsidiary, in each case entered into in the ordinary course of business so long as such Leases or subleases do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of the US Borrower or such Subsidiary;

          (x) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the US Borrower or such Subsidiary in the ordinary course of business in accordance with its past practices;

          (xi) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the US Borrower or such Subsidiary (including any restriction on the use of such cash and Cash Equivalents), in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

          (xii) licenses of intellectual property granted by the US Borrower or such Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the US Borrower or such Subsidiary;

          (xiii) interests of lessors in leased property, including the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

          (xiv) Liens arising in connection with Debt of a non-U.S. Subsidiary permitted under Section 5.02(b)(i)(B); provided that such Liens extend only to the property (or Equity Interests) of the non-U.S. Subsidiary incurring such Debt;

          (xv) Liens granted by Greyhound Lines, Inc. and their respective Subsidiaries in favor of the US Borrower in respect of Debt permitted under
     Section 5.02(b)(i)(A) in connection with the Greyhound Laidlaw Facility;


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          (xvi) Liens arising in connection with Hedge Agreements permitted under Section 5.02(b)(ii)(J) (other than fuel related Hedge Agreements);
     and

          (xvii) Liens arising in connection with fuel related Hedge Agreements permitted under Section 5.02(b)(ii)(J); provided that such Liens (A) are incurred in the ordinary course of business and consistent with prudent business practice and (B) do not secure obligations in excess of $35,000,000 in the aggregate at any time outstanding.

          (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

          (i) in the case of the US Borrower and any Subsidiary of the US Borrower,

               (A) Debt owed to the US Borrower or to a wholly owned Subsidiary of the US Borrower, provided that, in each case, such Debt (x) shall, in the case of Debt owed to an Immaterial Subsidiary or a Subsidiary that is not a Loan Party or is in respect of the Greyhound Laidlaw Facility, be subordinated to the Obligations of the US Borrower or such Subsidiary under the Loan Documents on terms acceptable to the Administrative Agent and (y) shall be permitted by Section 5.02(e)(ii); and

               (B) Debt of non-U.S. Subsidiaries incurred in the ordinary course of business in an aggregate amount not to exceed $50,000,000 at any time outstanding; and

          (ii) in the case of the Borrowers and their Subsidiaries,

               (A) Debt under the Loan Documents;

               (B) at any time outstanding (1) Debt secured by Liens permitted by Section 5.02(a)(iv) and (2) Capitalized Leases (including the aggregate amount of Capitalized Leases assumed in connection with any acquisition permitted under Section 5.02(e)(xii)) not to exceed an aggregate amount equal to 7.5% of Consolidated Tangible Assets at such time, and (3) in the case of Capitalized Leases to which any Subsidiary of the US Borrower is a party, Debt of the US Borrower of the type described in clause (i) of the definition of "DEBT" guaranteeing the Obligations of such Subsidiary under such Capitalized Leases subject to the limitations set forth in Section 5.02(e)(ii);

               (C) So long as the US Borrower is in pro forma compliance with all of the covenants set forth in Section 5.04, Debt of any Loan Party; provided that any such Debt shall be on market terms and shall not mature prior to the Termination Date;

               (D) Surviving Debt, and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt; provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are


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

          otherwise not prohibited by the Loan Documents; provided further that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing; and provided further that (1) such extending, refunding or refinancing Debt shall have (x) a final maturity no earlier than the final maturity of Debt being extended, refunded or refinanced and (y) a weighted average life at least as long as the Debt being extended, refunded or refinanced and (2) the terms relating to maturity and subordination (if any) of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of any agreement or instrument governing the Surviving Debt being extended, refunded or refinanced;

               (E) Debt of any Person that becomes a Subsidiary of a Borrower after the date hereof in accordance with the terms of Section 5.02(e)(xii) or (xiii) and extensions, renewals or replacements of such Debt that do not increase the principal amount thereof, which Debt is existing at the time such Person becomes a Subsidiary of such Borrower (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of such Borrower); provided that there is no change in the direct or indirect obligors in respect of such Debt;

               (F) Debt consisting of customary purchase price adjustments, earn-outs, indemnification obligations and similar items of the Loan Parties in connection with any sale or other disposition of assets or any acquisition permitted under Section 5.02(e);

               (G) Debt, not to exceed $150,000,000 at any time outstanding, incurred in connection with the sale of accounts receivable;

               (H) Debt incurred in the ordinary course of business in respect of netting services and overdraft protections in connection with deposit accounts;

               (I) Debt in respect of bid, performance and surety bonds and appeal bonds issued for the account of the US Borrower or any of its Subsidiaries in the ordinary course of business, including guarantees and obligations of the US Borrower or any of its Subsidiaries with respect to such bids and bonds and letters of credit supporting such bids;

               (J) Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates or foreign exchange rates or fuel hedging contracts incurred in the ordinary course of business and consistent with prudent business practice;

               (K) guarantees by the US Borrower or any Subsidiary of Debt that is otherwise permitted hereunder; and


               (L) guarantees by the US Borrower of Greyhound Lines, Inc.'s self-insurance liabilities.


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

          (c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of the business of the US Borrower and its Subsidiaries, taken as a whole, as carried on at the date hereof and any business ancillary or incidental thereto or any reasonable expansion thereof.

          (d) Mergers, Etc. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired), except that:

          (i) any Subsidiary of the US Borrower may merge into, amalgamate, or consolidate with any other Subsidiary of the US Borrower; provided, that, in the case of any such merger, amalgamation or consolidation, the Person formed by such merger, amalgamation or consolidation shall be a Subsidiary of the US Borrower; provided, further, that, in the case of any such merger, amalgamation or consolidation to which a US Subsidiary Guarantor or a Canadian Subsidiary Guarantor is a party, the Person formed by such merger, amalgamation or consolidation shall be a US Subsidiary Guarantor or Canadian Subsidiary Guarantor, respectively; provided further that in the case of a merger, amalgamation or consolidation to which both a US Subsidiary Guarantor and a Canadian Subsidiary Guarantor are parties, the person formed by such merger, amalgamation or consolidation shall be a US Subsidiary Guarantor;

          (ii) as part of any acquisition permitted under Section 5.02(e), any Subsidiary of the US Borrower may merge into, amalgamate or consolidate with any other Person or permit any other Person to merge into, amalgamate or consolidate with it; provided, that (i) the Person surviving such merger or amalgamation shall be a Subsidiary of the US Borrower and (ii) in the case of any such merger, amalgamation or consolidation to which a US Subsidiary Guarantor or a Canadian Subsidiary Guarantor is a party, the Person formed by such merger, amalgamation or consolidation shall be a US Subsidiary Guarantor or a Canadian Subsidiary Guarantor, respectively;

          (iii) as part of any sale or other disposition, any Subsidiary of the US Borrower may merge into, amalgamate or consolidate with any other Person or permit any other Person to merge into, amalgamate or consolidate with it;

          (iv) any of the US Borrower's Subsidiaries may merge into the US Borrower (with the US Borrower being the surviving entity);

          (v) any Subsidiary that is not a Loan Party may merge into, amalgamate or consolidate with any other Subsidiary that is not a Loan Party;

          (vi) any Subsidiary that is not a Loan Party may dissolve, liquidate or wind up its affairs at any time if the US Borrower determines in good faith that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect; and

          (vii) any Immaterial Subsidiary or Subsidiary that is no longer useful in the business of the Borrowers (as determined by US Borrower in its reasonable discretion) may dissolve, liquidate or wind up its affairs at any time so long as the assets are transferred to another Loan Party;


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

provided, however, that in each case, immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing.

          (e) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries (other than any insurance company Subsidiaries) to make or hold, any Investment in any Person, except:

          (i) Investments existing on the date hereof and described on Schedule 4.01(s) hereto;

          (ii) (A) Investments by the US Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof, (B) additional Investments by the US Borrower and its Subsidiaries in Loan Parties; provided that the aggregate amount invested in non-U.S. Loan Parties from the date hereof shall not exceed an amount, when added to all other amounts invested pursuant to this clause, equal to 8.50% of Consolidated Tangible Assets at such time, (C) additional Investments by Subsidiaries of the US Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties,
     (D) additional Investments by the Loan Parties in Subsidiaries that (1) are Immaterial Subsidiaries or (2) are not Loan Parties in an aggregate amount invested not to exceed $50,000,000 and (E) additional Investments in Subsidiaries in order to effectuate payments required under the Tax Agreement;

          (iii) loans and advances to directors, employees and officers of the US Borrower and its Subsidiaries in the ordinary course of the business of the US Borrower and its Subsidiaries as presently conducted for bona fide business purposes and, so long as no Default shall have occurred and be continuing, to purchase Equity Interests of the US Borrower in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided that no loans in violation of Section 402 of the Sarbanes-Oxley Act shall be permitted hereunder;

          (iv) Investments by the US Borrower and its Subsidiaries in (A) cash and Cash Equivalents, (B) accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (C) negotiable instruments held for collection in the ordinary course of business and (D) lease, utility and other deposits in the ordinary course of business;

          (v) Investments by the US Borrower in Hedge Agreements permitted under
     Section 5.02(b)(ii)(J);

          (vi) Investments by the US Borrower in its insurance company Subsidiaries to the extent necessary for such Subsidiaries to pay any required insurance premiums and contributions of capital of such Subsidiaries in order to collateralize potential losses in accordance with prudent business practices;

          (vii) Investments by the US Borrower and its Subsidiaries in securities of trade creditors or customers in the ordinary course of business and consistent with such US Borrower's and its Subsidiaries' past practices that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;


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

          (viii) Investments consisting of the non-cash consideration for any disposition of assets;

          (ix) Investments consisting of deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

          (x) Investments by the US Borrower and its Subsidiaries in an aggregate amount not to exceed $10,000,000 consisting of preferred shares in a certain performance bonding company for the purpose of procuring performance bonds;

          (xi) Investments consisting of intercompany Debt permitted under
     Section 5.02(b);

          (xii) the purchase or other acquisition of all of the Equity Interests in any Person that, upon the consummation thereof, will be wholly owned directly by the US Borrower or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger, amalgamation or consolidation) and the purchase or other acquisition by the US Borrower or one or more of its wholly-owned Subsidiaries of all or substantially all of the property and assets (or a business or division) of any Person; provided that, with respect to each purchase or other acquisition made pursuant to this clause (xii):

               (A) the Loan Parties and any such newly created or acquired Subsidiary shall comply with the requirements of Section 5.01(j);

               (B) any such newly created or acquired Subsidiary shall be domiciled in the United States or Canada, except such Subsidiaries for which the purchase prices do not exceed $50,000,000 in the aggregate;

               (C) (1) immediately before and immediately after giving effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the US Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.04, such compliance to be determined on the basis of the Required Financial Information most recently delivered to the Administrative Agent and the Lender Parties as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and

               (D) for acquisitions in excess of $5,000,000, the Borrowers shall have delivered to the Administrative Agent, on behalf of the Lender Parties, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (xii) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

          (xiii) Investments by the US Borrower and its Subsidiaries (including Investments in joint ventures) not otherwise permitted under this Section 5.02(e) in an


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

     aggregate amount not to exceed U.S. $225,000,000; provided that with respect to each Investment made pursuant to this clause (xiii):

               (A) any determination of the amount of such Investment shall include all cash and non-cash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers of such Investment, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers of such Investment, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the US Borrower and its Subsidiaries in connection with such Investment; and

               (B) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing.

          (xiv) Investments consisting of Capital Expenditures; provided, that, with respect to each such Investment (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the US Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.04, such compliance to be determined on the basis of the Required Financial Information most recently delivered to the Administrative Agent and the Lender Parties as though such Investment had been consummated as of the first day of the fiscal period covered thereby;

          (xv) Investments consisting of purchases and other acquisitions (including licenses) of accounts receivable, inventory, materials, equipment and related intangible property in the ordinary course of business;

          (xvi) Investments consisting of leases or subleases of real or personal property in the ordinary course of business and not otherwise prohibited under the Loan Documents; and

          (xvii) Investments consisting of guarantees of bonding facilities in the ordinary course of business and not otherwise prohibited under the Loan Documents.

          (f) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests (other than in the case of the US Borrower, Equity Interests consisting of common stock) or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the US Borrower or to issue or sell any Equity Interests therein, except that:


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

          (i) any Subsidiary of the US Borrower may (A) declare and pay cash or non-cash dividends or returns of capital to any US Borrower or any Subsidiary of US Borrower (other than an Immaterial Subsidiary except for dividends paid in order to effectuate payments required under the Tax Agreement) of which it is a Subsidiary and (B) accept capital contributions from its parent to the extent permitted under Section 5.02(e)(ii), (vi) and
     (xi),

          (ii) any Subsidiary of the US Borrower that is not a Loan Party may declare and pay cash or non-cash dividends or returns of capital to any other Subsidiary of the US Borrower that is not a Loan Party,

          (iii) any Subsidiary of the US Borrower may declare and pay cash or non-cash dividends or returns of capital to the US Borrower or any other Guarantor that is a wholly-owned Subsidiary of the US Borrower (or, if such Guarantor is not a wholly-owned Subsidiary of the US Borrower, to such Subsidiary and to the other equity holders of such Subsidiary on a pro rata basis),

          (iv) the Canadian Borrowers may make cash distributions to the US Borrower;

          (v) the US Borrower may consummate the Stock Repurchase in an aggregate amount not to exceed $500,000,000, and

          (vi) so long as no Event of Default shall have occurred and be continuing or would exist after giving effect thereto, the US Borrower may
     (A) declare and pay cash or non-cash dividends or returns of capital and
     (B) repurchase for fair market value its Equity Interests; provided that immediately after giving effect to such dividend or repurchase, the US Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.04, such compliance to be determined on the basis of the Required Financial Information most recently delivered to the Administrative Agent and the Lender Parties as though such dividend or repurchase had been consummated as of the first day of the fiscal period covered thereby.

          (g) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, (i) its certificate of incorporation or bylaws or other constitutive documents other than amendments that are not adverse in any material respect to the interests of the Lender Parties or (ii) any agreement to which it is a party with respect to its Equity Interests (including any stockholders' agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements that are not adverse in any material respect to the interests of the Lenders; provided that the US Borrower may issue such Equity Interests, so long as such issuance is not prohibited by any provision of the Loan Documents, and may amend its organizational documents to authorize any such Equity Interests and provided further that the terms of any such Equity Interests are satisfactory to the Required Lenders.

          (h) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) Fiscal Year, except Greyhound Lines, Inc. and its Subsidiaries may change their Fiscal Year to conform to the Fiscal Year of the US Borrower.

          (i) Amendment, Etc., of Related Documents. (i) Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, (ii) amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, (iii) waive any event of default under or any breach of any term or condition of any Related Document, (iv) agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or (v) take any other action in connection with any Related Document that, in the case of clauses (i) through (v), could be reasonably likely to have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing.

          (j) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets in favor of the Agents or the Lender Parties except (i) restrictions contained in any agreements in effect on the Effective Date, (ii) in favor of the Agents or the Lender Parties or (iii) in connection with (A) any Surviving Debt, (B) any purchase money Debt permitted by Section 5.02(b)(ii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, (C) any Capitalized Lease permitted by Section 5.02(b)(ii)(B) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, (D) any operating leases or subleases permitted by Section 5.02(a)(ix) solely to the extent the agreement governing such operating leases or subleases, as the case may be, prohibits a Lien on the property that is being leased or subleased, (E) any Debt permitted by Section 5.02(b)(ii)(G) solely to the extent the agreement governing such Debt prohibits a Lien on the account receivables acquired with the proceeds of such Debt, (F) any Debt permitted by Section 5.02(b)(ii)(J) solely to the extent the agreement governing such Debt prohibits a Lien on cash deposits required to secure such Debt, (G) any Liens permitted by Sections 5.02(a)(vii) and (xiv) or (H) any Debt permitted by Section 5.02(b)(ii)(I) solely to the extent the agreement governing such Debt prohibits a Lien on cash deposits required to secure such Debt.

          (k) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

          (l) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions other than bona fide nonspeculative hedging transactions entered into in the ordinary course of business.

          (m) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any Loan Party to (i) declare or pay dividends or other distributions in respect of its Equity Interests or (ii) repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the US Borrower or any Subsidiary of the US Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (x) as required from time to time under the existing Federal Insurance Bonding Facility and the Loan Documents and (y) as required in any agreement evidencing operated leases or subleases permitted by
Section 5.02(a)(ix), Debt secured by Liens permitted under Section 5.02(a)(vii) and (xiv) or Debt permitted by Section 5.02(b)(ii)(G), Section 5.02(b)(ii)(I) or
Section 5.02(b)(ii)(J).


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     SECTION 5.03. Reporting Requirements. So long as any Advance or any other
Obligation of any Loan Party under any Loan Document shall remain unpaid (except contingent indemnification obligations a claim for which has not been asserted), any Letter of Credit or any Bankers' Acceptance or any BA Equivalent Advance shall be outstanding or any Lender Party shall have any Commitment hereunder, the US Borrower, or the applicable Borrower, as the case may be, will furnish to the Agents:

          (a) Default Notice. As soon as possible and in any event within five days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of a Responsible Officer of the applicable Borrower setting forth details of such Default or event and the action that such Borrower has taken and proposes to take with respect thereto.

          (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the US Borrower and its Subsidiaries, including therein Consolidated balance sheets and related Consolidated statements of operations, shareholders' equity and cash flows, in each case accompanied by an opinion (which shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit) of PricewaterhouseCoopers or other independent public accountants of recognized standing acceptable to the Required Lenders (it being understood and agreed that Ernst & Young LLP, KPMG and Deloitte are acceptable to the Required Lenders), together with (i) a report of such accounting firm certifying to the Lender Parties that in the course of the regular audit of the business of the US Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred (in so far as such default relates to accounting matters) and is continuing, or if, in the opinion of such accounting firm, a Default (related to accounting matters) has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04; provided, that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the US Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer or Treasurer of the US Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the US Borrower has taken and proposes to take with respect thereto.

          (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of the US Borrower and its Subsidiaries and related Consolidated statements of operation and cash flows for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of operation and cash flows for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer or Treasurer of the US Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the US Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the US Borrower in determining


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compliance with the covenants contained in Section 5.04; provided, that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the US Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

          (d) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f).

          (e) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the US Borrower sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (f) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer or Treasurer of the US Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

          (ii) Plan Terminations. Promptly and in any event within three Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

          (iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

          (iv) Actuarial Valuation Reports. Promptly and in any event within 30 days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each annual valuation report prepared with respect to any Plan.

          (v) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

          (g) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

          (h) Insurance. As soon as available and in any event within sixty (60) days after the end of each Fiscal Year upon written request by Administrative Agent, a report summarizing the


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insurance coverage (specifying type, amount and carrier) in effect for the US
Borrower and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

          (i) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance or properties (excluding forecasts) of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

     SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid (except contingent indemnification obligations a claim for which has not been asserted), any Letter of Credit or any Bankers' Acceptance or any BA Equivalent Advance shall be outstanding or any Lender Party shall have any Commitment hereunder, the US Borrower will:

          (a) Leverage Ratio. Maintain at all times, commencing with the last day of the fiscal quarter ended August 31, 2006, a Leverage Ratio of not more than 3.00:1.00.

          (b) Interest Coverage Ratio. Maintain at all times until the Term A Advances and US Revolving Credit Advances have been repaid in full and the Revolving Credit Commitments have been terminated or unless otherwise set forth in an amendment or modification executed by the Required Term A/Revolving Credit Lenders (or waived by the Required Term A/Revolving Credit Lenders), commencing with the last day of the fiscal quarter ended August 31, 2006, an Interest Coverage Ratio of not less than 3.00:1.00.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

          (a) (i) any Borrower shall fail to pay any principal of any Advance or any portion of any Bankers' Acceptance or any BA Equivalent Advance when the same shall become due and payable or (ii) any Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three (3) Business Days after the same shall become due and payable; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or confirmed; or

          (c) any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.15, 5.01(e)(only with respect to the existence of the Borrowers), (f), (i) or (j), 5.02, 5.03(a), (b) or (c) or 5.04; or

          (d) any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.03 (other than Section 5.03(a), (b) or (c)) if such failure shall remain unremedied for 10 days after the earlier of the date on which (i) a Responsible Officer becomes


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aware of such failure or (ii) written notice thereof shall have been given to the US Borrower by any Agent or any Lender Party; or

          (e) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the US Borrower by any Agent or any Lender Party; or

          (f) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $35,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (g) any Loan Party or any of its Subsidiaries (other than Immaterial Subsidiaries) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted or any step taken by or against any Loan Party or any of its Subsidiaries (other than Immaterial Subsidiaries) (i) seeking to adjudicate it bankrupt or insolvent, (ii) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, (iii) seeking the entry of an order for relief against it or any substantial part of its property, (iv) for the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property or (v) seeking the seizure of or control over any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

          (h) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $35,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(h) if and for so long as (A) the amount of


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such judgment or order is covered by (1) a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least "A" by A.M. Best Company, covering full payment thereof or (2) a cash reserve established therefor and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

          (i) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (j) any Loan Document or any material provision thereof after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

          (k) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority (subject to Permitted Liens and the Liens permitted under Section 5.02(a)(xiv) (other than liens arising in connection with Debt of a Canadian Subsidiary so long as any amounts remain outstanding under the Canadian Term B Facility) and (xv)) lien on and security interest in any material amount of the Collateral purported to be covered thereby; or

          (l) a Change of Control shall occur; or

          (m) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) in an amount that could reasonably be expected to have a Material Adverse Effect; or

          (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $35,000,000 or requires payments exceeding $8,000,000 per annum; or

          (o) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $8,000,000; or

          (p) a Triggering Event shall occur under surety bonds in an aggregate penal amount of $35,000,000 or more.


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then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the US Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a US Revolving Credit Lender pursuant to Section 2.03(c) and Canadian Revolving Credit Advances by a US Revolving Credit Lender pursuant to Section 2.02(c)) of each Canadian Lender to create and/or purchase Bankers' Acceptances and/or make BA Equivalent Advances and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the US Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the US Borrower, (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that upon the occurrence of an Event of Default pursuant to Section 6.01(g), (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a US Revolving Credit Lender pursuant to Section 2.03(c) and Canadian Revolving Credit Advances by a US Revolving Credit Lender pursuant to Section 2.02(c)) and of each Canadian Lender to accept and/or purchase Bankers' Acceptances and/or Notional Bankers' Acceptances and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and
(y) the Advances, all such interest and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

     SECTION 6.02. Actions in Respect of the Letters of Credit, Bankers' Acceptances BA Equivalent Advances upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, (a) make demand upon any Borrower to, and forthwith upon such demand such Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Collateral Accounts, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding and (b) make demand upon any Canadian Borrower to, and forthwith upon such demand, such Canadian Borrower will, pay to the Administrative Agent on behalf of the Canadian Lenders in same day funds at the Administrative Agent's office designated in such demand, for deposit in the BA Collateral Account, an amount equal to the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances then outstanding. If at any time the Administrative Agent reasonably determines that any funds held in the L/C Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, such Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Collateral Account that the Administrative Agent, reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or US Revolving Credit Lenders, as applicable, to the extent permitted by applicable law. If at any time the Administrative Agent determines that any funds held in the BA Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Canadian Lenders or that the total amount of such funds is less than the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances, any Canadian Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the BA Collateral Account, an amount equal to the excess of (a) such


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aggregate Face Amount over (b) the total amount of funds, if any, then held in the BA Collateral Account that the Administrative Agent reasonably determines to be free and clear of any such right and claim.

                                  ARTICLE VII

                                   THE AGENTS

     SECTION 7.01. Authorization and Action. (a) Each Lender Party (in its capacities as a Lender, an Issuing Bank (if applicable), a Swing Line Bank (if applicable), a Canadian Lender (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Obligations of the Loan Parties), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrowers pursuant to the terms of this Agreement.

          (b) In furtherance of the foregoing, each Lender Party (in its capacities as a Lender and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Supplemental Collateral Agents appointed by the Collateral Agent pursuant to
Section 7.01(c) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VII (including, without limitation, Section 7.05).

          (c) Any Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Collateral Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent may also from time to time, when the Collateral Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a "SUPPLEMENTAL COLLATERAL AGENT") with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent. Should any instrument in writing from a Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, such Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. If any Supplemental Collateral Agent, or successor thereto, shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral


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Agent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this Section 7.01(c) in the absence of such Agent's gross negligence or willful misconduct.

          (d) Each Lender Party (in its capacities as a Lender, an Issuing Bank (if applicable), a Swing Line Bank (if applicable) and a Canadian Lender (if applicable)) hereby authorizes the Administrative Agent to enter into, from time to time, on behalf of itself and the Lender Parties equipment utilization agreements with one or more providers of performance and surety bonds in order to assure the relevant provider that the Lender Parties shall not interfere with
(i) such provider's rights to perform under the relevant bonded contract or (ii) such provider's rights of equitable subrogation in the receivables generated under the relevant bonded contract.

          (e) Without prejudice to the foregoing, each Secured Party hereby irrevocably appoints and authorizes CNAI (and any successor acting as Agent) and the Sub-Agent to act as the persons holding the power of attorney (fonde de pouvoir) (in such capacity, collectively, the "ATTORNEY") of the Secured Parties as contemplated under Article 2692 of the Civil Code of Quebec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, including without limitation, the Hypothec, and to exercise such powers and duties which are conferred upon the Attorney under any hypothec, including without limitation, the Hypothec. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each Secured Party hereby irrevocably appoints and authorizes CNAI (and any successor acting as Agent) and Sub-Agent (in such capacity, collectively, the "CUSTODIAN") to act as agent and custodian for and on behalf of the Secured Parties to hold and to be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of the Act respecting the special powers of legal persons (Quebec) or any other applicable law.

          (f) Each of the Attorney and the Custodian shall: (i) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, including, without limitation, the Hypothec, (ii) benefit from and be subject to all provisions hereof with respect to the Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties, and (iii) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge, including, without limitation, the Hypothec, on such terms and conditions as it may determine from time to time. Any person who becomes a Secured Party shall be deemed to have consented to and confirmed: (A) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Attorney in such capacity, and (B) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Custodian in such capacity.

     SECTION 7.02. Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of


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such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan
Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or electronic communication) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.03. CNAI, UBSS, Morgan Stanley and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, each of CNAI, UBSS and Morgan Stanley shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include CNAI, UBSS and Morgan Stanley in their respective individual capacities. CNAI, UBSS and Morgan Stanley and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if CNAI, UBSS and Morgan Stanley were not Agents and without any duty to account therefor to the Lender Parties. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

     SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the applicable Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrowers under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the applicable Borrowers. In the case of any investigation, litigation or


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proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

          (b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the applicable Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the applicable Borrowers under Section 8.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrowers.

          (c) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term A Commitments, Term B Commitments and Canadian Term B Commitments at such time,
(iv) their respective pro rata shares of the aggregate Face Amount of all Bankers' Acceptances or Notional Bankers' Acceptances outstanding at such time and (v) their respective Unused Revolving Credit Commitments at such time; provided, that the aggregate principal amount of Canadian Advances owing to any Canadian Lender, the Face Amount of Bankers' Acceptances or Notional Bankers' Acceptances outstanding at such time and of Letter of Credit Advances owing to any Issuing Bank shall be considered to be owed to the US Revolving Credit Lenders ratably in accordance with their respective US Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

     SECTION 7.06. Successor Agents. Any Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the US Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it has also been replaced as Collateral Agent and released from all of its obligations in respect thereof, and until the replacement of any Affiliate of the Administrative Agent as Canadian Lender or Canadian Issuing Bank, as applicable, by a Schedule I Lender, a Schedule II Lender or a Schedule III Lender, and the release of such Affiliate of the Administrative Agent from all of its obligations as Canadian Lender or Canadian Issuing Bank, as applicable, under the Credit Agreement. Upon any such resignation or removal, the Required Lenders, and so long as no Event of Default has occurred and is continuing, after consultation with the US Borrower shall have the right to appoint a successor Agent as to such of the Facilities as to which such


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Agent has resigned or been removed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, and so long as no Event of Default has occurred and is continuing, after consultation with the US Borrower, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to less than all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Agent with respect to the Letter of Credit Facility) and payments by the Borrowers in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day
(a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent as to any of the Facilities shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to such Facilities under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or Section 3.02 or, in the case of the Initial Extension of Credit, Section 3.03, (ii) change the number of Lenders or the definition of Required Lenders or the percentage of (w) the Commitments, (x) the aggregate unpaid principal amount of the Advances, (y) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder or (z) the aggregate Face Amount of outstanding Bankers' Acceptances or Notional Bankers' Acceptances that, in each case, shall be required for the Lenders or any of them to take any


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action hereunder, (iii) unless in connection with a disposition of such
Guarantor as permitted under the Credit Agreement, release one or more Guarantors (or otherwise limit such Guarantors' liability with respect to the Obligations owing to the Agents and the Lender Parties under the US Subsidiary Guaranty or the Canadian Subsidiary Guaranty, as applicable) if such release or limitation is in respect of all or substantially all of the value to the Lender Parties of the US Subsidiary Guaranty and the Canadian Subsidiary Guaranty, or
(iv) amend Section 2.14 or this Section 8.01, (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under, or is owed any amounts under or in respect of, the Term A Facility or the Revolving Credit Facility if such Lender is directly and adversely affected by such amendment, waiver or consent: (i) increase the Commitments of such Lender; (ii) reduce the principal of, or stated rate of interest on, the Notes held by such Lender or the Advances or any fees or other amounts stated to be payable hereunder to such Lender; or (iii) postpone or forgive any date scheduled for any payment of principal of, or interest on, the Advances pursuant to Section 2.04 or 2.08 or any date fixed for any payment of fees hereunder or any Guaranteed Obligations payable under the US Subsidiary Guaranty, the Canadian Subsidiary Guaranty or the Parent Guaranty and (c) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Revolving Credit Lender (other than any Lender that is, at such time, a Defaulting Lender) release the Parent Guarantor (or otherwise limit the Parent Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties under the Parent Guaranty) from its Obligations owing to the Agents and the Lender Parties under the Parent Guaranty; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by each Canadian Lender or each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Canadian Lenders or of the Issuing Banks, as the case may be, under this Agreement; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents; provided, further, that, except as expressly provided in clauses (b)(i), (ii) and (iii) above, no amendment, waiver or consent shall, unless in writing and signed by the Required Revolving Credit Lenders, adversely affect the rights of the US Revolving Credit Lenders and there shall be no amendment to the definition of Required Revolving Credit Lenders without the consent of all of the US Revolving Credit Lenders; and provided further that except as expressly provided in clauses (b)(i), (ii) and
(iii) above, no amendment, waiver or consent shall, unless in writing and signed by the Required Term A Lenders, adversely affect the rights of the Term A Lenders and there shall be no amendment to the definition of "Required Term A Lender" without the consent of all of the Term A Lenders.

     SECTION 8.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier or telegraphic communication) and mailed, telecopied, telegraphed or delivered or
(y) as and to the extent set forth in Section 8.02(b) and in the proviso to this
Section 8.02(a), in an electronic medium and delivered as set forth in Section 8.02(b), if to the US Borrower, at its address at 55 Shuman Boulevard, Suite 600, Naperville, IL 60563, Attention: Vice President and Treasurer (Fax: (630) 848-3149; E-mail: jmcdougle@laidlaw.com); if to Laidlaw Transit, at its address at 55 Shuman Boulevard, Suite 600, Naperville, IL 60563, Attention: Chief Financial Officer (Fax: (630) 778-0152; E-mail: john_miller@lpsg.com); if to Greyhound Canada, at its address at 877 Greyhound Way SW, Calgary, AB T3C 3V8,
Attention: Vice-President, Finance (Fax: (403) 260-0839; E-mail: karim.lalani@greyhound.ca); if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Administrative Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department (Fax: (302) 894-6120); if to the Collateral Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department (Fax: (302) 894-6120); and, if to the Sub-Agent, at its address at 123 Front Street West, Toronto, Ontario M5J 2M3, Canada, Attention:


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Rod Smith (Fax: (416) 947-5802); or, as to the Borrowers or the Administrative
Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the US Borrower and the Administrative Agent; provided that materials required to be delivered pursuant to Section 5.03(a), (b), (c) and (e) shall be delivered to the Administrative Agent as specified in Section 8.02(b) or as otherwise specified to the US Borrower by the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or e-mailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by e-mail, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          (b) So long as CNAI is the Administrative Agent, materials required to be delivered pursuant to Section 5.03(a), (b), (c) and (e) shall be delivered to the Administrative Agent in an electronic medium in a format reasonably acceptable to the Administrative Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Borrowers agree that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to any Borrower, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the "COMMUNICATIONS") available to the Lenders by posting such notices on Intralinks, "e-Disclosure", the Administrative Agent's internet delivery system that is part of Fixed Income Direct, Global Fixed Income's primary web portal or a substantially similar electronic system (the "PLATFORM"). Each Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform; provided that no Borrower shall be in breach of any obligation hereunder as a result of errors or omissions caused by the Platform.

          (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "NOTICE") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that, if requested by any Lender, the Administrative Agent shall deliver a copy of the Communications to such Lender by e-mail or telecopier. Each Lender agrees (i) to notify the Administrative Agent in writing of such Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

     SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


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     SECTION 8.04. Costs and Expenses. (a) Each Borrower agrees to pay on demand following presentation of a statement of account (i) all reasonable out-of-pocket costs and expenses of each Agent and the Joint Lead Arrangers in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan
Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable out-of-pocket fees and expenses of a single outside counsel and other local counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable out-of-pocket costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

          (b) Each Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Joint Lead Arranger, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents, advisors, trustees and representatives (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all actual claims, damages, losses, liabilities and reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel, but excluding, for purposes of this Section 8.04, losses or expenses related to Taxes or Other Taxes which are addressed in
Section 2.13), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances, the Bankers' Acceptances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. In connection with the foregoing indemnity obligations, each Indemnified Party appoints the Administrative Agent as its trustee and the Administrative Agent accepts such appointment. Each Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents, advisors, trustees and representatives, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances, the Bankers' Acceptances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents. Likewise, the Borrowers shall not be liable to any Lender Party on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).


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          (c) If any payment of principal of, or Conversion of, any Eurodollar
Rate Advance is made by any Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07, 2.10(b)(i) or 2.11(d), in connection with the primary syndication hereunder, acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason or if any Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.07, 6.01, 8.13 or otherwise, such Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional actual losses, out-of-pocket costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers contained in Sections 2.11 and 2.13 and this
Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

     SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final, but excluding payroll or trust accounts that are set up and funded in the ordinary course of business) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of any Borrower against any and all of the Obligations of any Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured; provided, however, that no deposit or other indebtedness owed to any Canadian Borrower may be set off or applied against any Obligation of any U.S. Loan Party. Each Agent and each Lender Party agrees promptly to notify such Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

     SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower and each Agent and the Administrative Agent shall have been notified by the "Required Lenders" under the Existing Credit Agreement and such Lenders have executed it and each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.


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     SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of any or all Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 and shall be an integral multiple of $250,000 in excess thereof (or, in each case, such lesser amount as shall be approved by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing at the time of effectiveness of such assignment, the US Borrower) under each Facility for which a Commitment is being assigned, (iii) each such assignment shall be to an Eligible Assignee,
(iv) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed,
(v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500, and (vi) each such Eligible Assignee shall comply with the requirements of Section 2.13(e), if applicable. For greater certainty, an assignment of a Commitment, Advance and/or a Note will not constitute a repayment, discharge, rescission, extinguishment or novation of that Commitment, Advance or Note and the Obligation so assigned shall continue to be the same Obligation and not a new Obligation.

          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.11, 2.13 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning

Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

          (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrowers, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the US Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the applicable Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes, if any, (which shall be marked "Cancelled") an amended and restated Note to the order of such Eligible Assignee, if requested by such Eligible Assignee, in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, an amended and restated Note to the order of such assigning Lender, if requested by such assigning Lender, in an amount equal to the Commitment retained by it hereunder. Such amended and restated Note or Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, if any, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2, A-3 or A-4 hereto, as the case may be.

          (f) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

          (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates or any other Person who is or whose Affiliates are primarily engaged in the transportation industry and is a direct competitor of any Loan Party) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

          (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender Party by or on behalf of any Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

          (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (j) Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may, without the consent of the Borrowers or the Administrative Agent, create a security interest in all or any portion of the Advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 8.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

          (k) Notwithstanding anything to the contrary contained herein, any Lender Party (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the US Borrower (an "SPC") the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or


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

similar payment obligation under this Agreement for which a Lender Party would be liable provided such Granting Lender remains liable, (ii) no SPC shall be entitled to the benefits of Sections 2.11 and 2.13 (or any other increased costs protection provision) and (iii) the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrowers and the Administrative Agent and with the payment of a processing fee of $500 to the Administrative Agent, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

     SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

     SECTION 8.09. No Liability of the Issuing Banks. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for:
(a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that any Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     SECTION 8.10. Confidentiality. Each of the Agents and the Lender Parties hereby agrees that it will not disclose to any person or entity any Confidential Information, except that each of the Agents and the Lender Parties may disclose Confidential Information (i) to its and its Affiliates' officers, directors, employees, agents, accountants, attorneys, and other advisors (collectively "LENDER REPRESENTATIVES") who have a need to know such Confidential Information for the purpose of assisting in the negotiation,


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

completion and administration of the Facilities, (ii) to actual or potential Lenders who have agreed to hold the Confidential Information in confidence on substantially the same terms as provided herein, (iii) to any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of any Borrower who has agreed to hold such Confidential Information in confidence on substantially the same terms as provided herein and (iv) to the extent any portion of such Confidential Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 8.10 by any of the Agents or the Lender Parties or any of the Lender Representatives,
(B) is or becomes available to any of the Agents or the Lender Parties or any of the Lender Representatives on a non-confidential basis from a source other than a Borrower or (C) is required to be disclosed by law, regulation or judicial order or compulsory legal process or is requested by any regulatory body with jurisdiction over any of the Agents or the Lender Parties or any of the Lender Representatives.

     SECTION 8.11. Release of Guaranties. Upon the sale, disposition, amalgamation or merger of a Loan Party that is otherwise not prohibited hereunder, the Administrative Agent will, at the US Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of its guarantee in respect of the Obligations.

     SECTION 8.12. Release of Collateral. (a) Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrowers' expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

          (b) At such time that (i) all Obligations under the Term Loan B Facility and the Canadian Term Loan B Facility have been paid in full and (ii) the Revolving Credit Facility and the Term Loan A Facility shall have received a Target Rating (to the extent that any Obligations under the Revolving Credit Agreement or the Term Loan A Facility or any Term A Commitments or Revolving Credit Commitments remain outstanding), the Collateral Agent will release the Collateral from and, at the Borrowers' expense, execute and deliver to the Borrowers such documents as the Borrowers or their counsel may reasonably request to evidence the release of the Collateral from, any assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

          (c) Subject to the provisions of Section 8.12(b), no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender), if such Lender is directly and adversely affected by such amendment, waiver or consent, release all or substantially all of the value of the Collateral.

     SECTION 8.13. Replacement of Lenders. If (i) any Lender or any participant of such Lender requests compensation under Section 2.11, or (ii) if a Borrower is required to pay any additional amount to any Lender or any participant of such Lender or any Governmental Authority for the account of any Lender or any participant of such Lender pursuant to Section 2.13, or (iii) if such Lender has failed to consent to any amendment, waiver or consent hereunder requiring the consent of all Lenders or all Lenders directly affected thereby as to which the Required Lenders or the majority of Lenders directly affected thereby have given their consent or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the US Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and


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

delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

          (a) the US Borrower shall have paid to the Agent the assignment fee specified in Section 8.07(a);

          (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

          (c) in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to
Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter; and

          (d) such assignment does not conflict with applicable laws or guidelines, directed duties or requests of, or agreements with, any Governmental Authority (whether or not having the force of law).

          A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including, without limitation, changing its Applicable Lending Office), the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply.

     SECTION 8.14. Amendments Affecting Term B Lenders and Canadian Term B Lenders. No amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under, or is owed any amounts under or in respect of, the Term B Facility or the Canadian Term B Facility if such Lender is directly and adversely affected by such amendment, waiver or consent: (a)(i) increase the Commitments of such Lender; (ii) reduce the principal of, or stated rate of interest on, the Notes held by such Lender or the Advances or any fees or other amounts stated to be payable hereunder to such Lender; or (iii) postpone or forgive any date scheduled for any payment of principal of, or interest on, the Advances pursuant to Section 2.04 or 2.08 or any date fixed for any payment of fees hereunder or any Guaranteed Obligations payable under the US Subsidiary Guaranty, the Canadian Subsidiary Guaranty or, in respect of the Canadian Term B Facility, the Parent Guaranty; and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Canadian Term B Lender (other than any Lender that is, at such time, a Defaulting Lender) release the Parent Guarantor (or otherwise limit the Parent Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties under the Parent Guaranty) from its Obligations owing to the Agents and the Lender Parties under the Parent Guaranty; provided, however, that except as expressly provided in clauses (a)(i), (ii) and (iii) above, no amendment, waiver or consent shall, unless in writing and signed by the Required Term B Lenders, adversely affect the rights of the Term B Lenders or the Canadian Term B Lenders and there shall be no amendment to the definition of "Required Term B Lender" without the consent of all of the Term B Lenders and Canadian Term B Lenders.

     SECTION 8.15. Patriot Act Notice. Each Lender Party and each Agent (for itself and not on behalf of any Lender Party) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which


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information includes the name and address of such Loan Party and other commercially reasonable information that will allow such Lender Party or such Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Agents or any Lender Party in order to assist the Agents and the Lender Parties in maintaining compliance with the Patriot Act.

     SECTION 8.16. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. The Canadian Borrowers hereby agree that service of process in any such action or proceeding brought in any such New York State court or in such federal court may be made upon the US Borrower at its address for notices as provided for in
Section 8.02 and each of the Canadian Borrower hereby irrevocably appoints the US Borrower its authorized agent to accept such service of process, and the US Borrower hereby accepts such appointments, and the Borrowers agree that the failure of the US Borrower to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Without limiting the foregoing, the Canadian Borrowers hereby further irrevocably consent to the service of process in any action or proceeding involving the Canadian Borrowers at their respective addresses specified in Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 8.17. Judgment Currency. (a) To the extent permitted by applicable law, if for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in US Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be determined in accordance with Section 1.04 of this Agreement on the Business Day preceding that on which final judgment is given.

          (b) To the extent permitted by applicable law, if for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a foreign currency into US Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be determined in accordance with Section 1.04 of this Agreement on the Business Day preceding that on which final judgment is given.

          (c) To the extent permitted by applicable law, the obligation of each Borrower in respect of any sum due in US Dollars from it to any Lender Party or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than US Dollars, be discharged only to the extent


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that on the Business Day following receipt by such Lender Party or the
Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender Party or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase US Dollars with such other currency; if the US Dollars so purchased are less than such sum due to such Lender Party or the Administrative Agent (as the case may be) in US Dollars, each Borrower agrees, to the extent permitted by applicable law, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender Party or the Administrative Agent (as the case may be) against such loss, and if the US Dollars so purchased exceed such sum due to any Lender Party or the Administrative Agent (as the case may be) in US Dollars, such Lender Party or the Administrative Agent (as the case may be) agrees to remit to each such Borrower such excess.

     SECTION 8.18. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 8.19. Limitation. Notwithstanding any other terms of this Agreement or any other Loan Document, no Loan Party that is organized in a jurisdiction outside of the United States shall be obligated in respect of any Obligations of the US Borrower or any US Loan Party.

     SECTION 8.20. Waiver of Jury Trial. Each of the Borrowers, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

[Schedules and Exhibits omitted but will be provided to the Securities and Exchange Commission upon request].

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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        LOAN PARTIES

                                        LAIDLAW INTERNATIONAL, INC.


                                        By /s/ Jeffery A. McDougle
                                           -------------------------------------
                                        Name: Jeffery A. McDougle
                                              ----------------------------------
                                        Title: Vice President and Treasurer
                                               ---------------------------------


                                        LAIDLAW TRANSIT LTD.


                                        By /s/ Jeffery A. McDougle
                                           -------------------------------------
                                        Name: Jeffery A. McDougle
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        GREYHOUND CANADA
                                        TRANSPORTATION CORP.


                                        By /s/ Mark E. Southerst
                                           -------------------------------------
                                        Name: Mark E. Southerst
                                              ----------------------------------
                                        Title: Secretary
                                               ---------------------------------

                     Laidlaw Credit Agreement Signature Page

                                        AGENTS

                                        CITICORP NORTH AMERICA, INC.,
                                        as Administrative Agent


                                        By      /s/ Asghar Ali
                                           -------------------------------------
                                        Name:   Asghar Ali
                                              ----------------------------------
                                        Title:  Vice President
                                               ---------------------------------


                                        CITICORP NORTH AMERICA, INC.,
                                            as Collateral Agent


                                        By      /s/ Asghar Ali
                                           -------------------------------------
                                        Name:   Asghar Ali
                                              ----------------------------------
                                        Title:  Vice President
                                               ---------------------------------

                     Laidlaw Credit Agreement Signature Page

                                        INITIAL LENDERS

                                        CITICORP NORTH AMERICA, INC.


                                        By /s/ Asghar Ali
                                           -------------------------------------
                                        Name: Asghar Ali
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        UBS LOAN FINANCE LLC


                                        By /s/ Richard L. Tavrow
                                           -------------------------------------
                                        Name: Richard L. Tavrow
                                              ----------------------------------
                                        Title: Director
                                               ---------------------------------

                                        By /s/ Irja R. Otsa
                                           -------------------------------------
                                        Name: Irja R. Otsa
                                              ----------------------------------
                                        Title: Associate Director
                                               ---------------------------------


                                        MORGAN STANLEY SENIOR FUNDING, INC.


                                        By  /s/ Yaap Tonckens
                                           -------------------------------------
                                        Name:  Yaap Tonckens
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                     Laidlaw Credit Agreement Signature Page